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                                                                   EXHIBIT 10.23

                              INVESTMENT AGREEMENT

         THIS INVESTMENT AGREEMENT (this "Agreement") is entered into this 7th day of August, 1997 by and among:

         URAL PETROLEUM CORPORATION, a corporation organized and existing under the laws of the State of Delaware, USA ("UPC");

         WALDO SECURITIES S.A., an international business company organized and existing under the laws of the British Virgin Islands ("Waldo");

         KHANTIMANSIISKNEFTEGAZGEOLOGIIA, an open joint stock company organized and existing under the laws of the Russian Federation ("KMNGG");

         BENZ INVESTMENTS GmbH, a corporation organized and existing pursuant to the laws of the Bahamas ("Benz");

         AOZT IURIDICHESKAIA KOMPANIIA "GRAF I SINOVIA", a closed-joint stock company organized and existing pursuant to the laws of the Russian Federation ("Graf & Sons");

         OOO "TAGASO", a limited liability company organized and existing pursuant to the laws of the Russian Federation ("Tagaso");

         TOO "ORLIS", a limited liability company organized and existing pursuant to the laws of the Russian Federation ("Orlis").

For purposes of this Agreement, Benz, Graf & Sons, Tagaso, and Orlis are from time to time hereinafter referred to individually as an "Initial Seller" and collectively as the "Initial Sellers", and UPC, Waldo, KMNGG and the Initial Sellers are from time to time hereinafter referred to individually as a "Party" and collectively as the "Parties".

WHEREAS, by a stock transfer agreement by and between UPC and Benz dated April 17, 1997 and acknowledged by Waldo as of the same date, and by a stock transfer agreement by and among UPC and Tagaso, Orlis, and Graf & Sons dated April 17, 1997 and acknowledged by Waldo as of the same date (collectively the "Stock Transfer Agreements"), the Initial Sellers have agreed to sell to UPC a total of one hundred twenty-eight thousand fifty (128,050) shares of KMNGG stock (the "Initial Shares"), subject to satisfaction of certain conditions precedent, and whereas the purchase price with respect to such shares and certain documents related thereto have been deposited in escrow pending satisfaction of such conditions precedent;

WHEREAS, UPC and Waldo have entered into a loan agreement and note dated July 3, 1997 (the "Prefinancing Agreement"), pursuant to which UPC has agreed to make a loan to Waldo of three million fifty thousand Dollars ($3,050,000) (the "Prefinancing Loan") on the terms and conditions therein contained, and Waldo has agreed to repay such amount and has agreed to provide certain guarantees and security in connection therewith;

WHEREAS, UPC and the Initial Sellers have entered into a guarantee and stock pledge agreement dated July 3, 1997 (the "Guarantee and Stock Pledge Agreement"), pursuant to which the Initial Sellers have guaranteed the payment by Waldo of the Prefinancing Loan and have pledged a portion of the Initial Shares as security therefore;
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WHEREAS, UPC desires to acquire a controlling interest in KMNGG through the acquisition of KMNGG shares from the Initial Sellers, Waldo and KMNGG as provided herein; and whereas the Initial Sellers, Waldo and KMNGG desire to complete the transfer to UPC of the KMNGG shares specified herein, all on the terms and conditions herein contained;

WHEREAS, Waldo desires to acquire approximately fifty percent (50%) of the total issued and outstanding voting stock of UPC, and whereas UPC is willing to take steps necessary to cause to be issued to Waldo such number of shares of UPC voting stock as will be sufficient to provide Waldo with approximately fifty percent (50%) of the total voting stock of UPC issued and outstanding as of the date of deposit of such shares into escrow by UPC, all on the terms and conditions herein contained; and

WHEREAS, the Parties desire to take certain additional steps in the future to increase the value and transferability of UPC shares on domestic and international capital markets, and to enhance the marketability of UPC;

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained, the Parties hereby agree as follows:

ARTICLE 1: DEFINITIONS

"Additional Costs" shall have the meaning ascribed to such term in Section 7.1.1 hereof;

"Aitorneftegaz" means zao Aitorneftegaz, a closed joint stock company organized and existing pursuant to the laws of the Russian Federation;

"Business Day" means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by law to be closed in New York, New York USA and/or in Moscow, Russian Federation;

"Canceled Prefinancing Amount" means such amount as may be due and owing on the Final Closing Date from Waldo to UPC pursuant to the Prefinancing Agreement, and canceled on such date by UPC and Waldo as partial consideration for the Swap Shares pursuant to the terms and conditions of the Prefinancing Agreement and the Stock Exchange Agreement, which amount shall be confirmed by written notice executed by each of Waldo and UPC;

"Companies" means each of the KMNGG subsidiaries formed from the Divisions upon completion of the KMNGG Reorganization, as described in Section 3.3.4 hereof;

"Convertible Warrants" means the package of notes and convertible warrants to be placed by UPC with the Outside Investor(s) pursuant to the terms and conditions of the Convertible Warrant Agreement(s);

"Convertible Warrant Agreement" means the agreement or agreements to be concluded between UPC and the Outside Investor(s) with respect to payment by such Investor(s) to UPC (individually or collectively) of an aggregate amount (unless otherwise agreed in writing by UPC, Waldo and KMNGG) of not less than thirty five million Dollars ($35,000,000) in exchange for certain notes and warrants convertible into shares of common stock of UPC;


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"Division" means each of the KMNGG divisions listed in Schedule 1 hereto, and
"Divisions" means such divisions collectively;

"Dollars" and "$" mean the lawful currency of the United States of America;

"Due Diligence Request" means that certain request for due diligence disclosure delivered by UPC to Waldo on April 4, 1997 and delivered by counsel to UPC to counsel for Waldo and KMNGG on April 21, 1997, along with all supplemental requests related thereto;

"Encumbrance" shall have the meaning ascribed to such term in Section 7.1 hereof;

"Escrow" means the escrow account(s) maintained by the Escrow Agent in accordance with the Escrow Agreement, as the same may be amended from time to time;

"Escrow Agent" means Brown Brothers Harriman & Co., a bank organized and existing under the laws of the State of Massachusetts, USA;

"Escrow Agreement" means that agreement by and among Waldo, UPC, the Initial Sellers and the Escrow Agent as of July 30, 1997, as the same may be amended from time to time (including the amendments herein described);

"Escrow Documents" means the Seller Escrow Documents and the Waldo Escrow Documents;

"Excess Liabilities" shall have the meaning ascribed to such term in Section
7.1.1 hereof;

"Excess UPC Liabilities" shall have the meaning ascribed to such term in Section
7.2 hereof;

"Final Closing" shall have the meaning ascribed to such term in Section 6.2 hereof;

"Final Closing Date" shall have the meaning ascribed to such term in Section 6.2 hereof;

"Final Extract" shall have the meaning ascribed to such term in Section 6.3.1 hereof;

"First Closing" shall have the meaning ascribed to such term in Section 6.1 hereof;

"First Closing Date" means the date of execution of this Agreement;

"Guarantee and Stock Pledge Agreement" means that agreement concluded by and among UPC and each of the Initial Sellers, dated as of July 3, 1997, pursuant to which the Initial Sellers guarantee the repayment by Waldo of the Prefinancing Loan advanced to Waldo by UPC pursuant to the Prefinancing Agreement, and pursuant to which the Initial Sellers pledged a portion of the Initial Shares as partial security for such repayment by Waldo:

"Initial Purchase Price" means the sum to be delivered out of Escrow to the Initial Sellers in connection with the acquisition by UPC of the Initial Shares pursuant to the terms and conditions of this Agreement, the Stock Transfer Agreements and the Escrow Agreement;

"Initial Shares" means, collectively, thirty seven thousand nine hundred (37,900) shares of KMNGG common stock to be acquired by UPC from Benz Investments and ninety thousand one hundred fifty (90,150) shares of KMNGG common stock to be acquired by UPC from Orlis, Tagaso and Graf & Sons pursuant to the Stock Transfer Agreements;


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"Investment Obligations" shall have the meaning ascribed to such term in Section
6.2.9 hereof;

"Investment Obligations Certificate" shall have the meaning ascribed to such term in Section 6.2.9 hereof;

"KMNGG Company Profile" means that description of the operations, assets, liabilities and licensed interests of KMNGG to be provided by KMNGG to UPC and Waldo prior to the Final Closing Date;

"KMNGG Licenses" means all of the licenses currently held by KMNGG or to be acquired by KMNGG on or prior to the Final Closing Date, including without limitation the licenses listed in Schedule 2 hereto;

"KMNGG New Issuance" means issuance by KMNGG of the New Issuance Shares as provided in Section 3.3.3 hereof;

"KMNGG Reorganization" means the spin-off by KMNGG of the Divisions as separate subsidiaries, the registration of such subsidiary as the Companies, and the reissuance of the KMNGG Licenses to KMNGG, all as described in more detail in
Section 3.3.4 hereof;

"KMNH" means "Khantimansiiskneftehant", a closed joint stock company organized and existing under the laws of the Russian Federation;

"KMNH Licenses" means the licenses listed in Schedule 3 hereto;

"KMNH Reorganization" means the reorganization of KMNH as described in more detail in Section 3.3.5 hereof;

"Kris Plus" means OOO "Kris Plus", a limited liability company organized and existing pursuant to the laws of the Russian Federation;

"Loan Agreement" means the loan agreement substantially in the form of Annex 5 hereto, to be concluded between UPC and Waldo subject to satisfaction of conditions precedent specified in Sections 8.1 and 8.2 hereof;

"New Issuance Purchase Price" means the sum of ten million Dollars ($10,000,000) to be delivered from Escrow to KMNGG following the Final Closing in connection with the acquisition by UPC of the New Issuance Shares pursuant to the terms and conditions of this Agreement and the Stock Subscription Agreement;

"New Issuance Shares" shall have the meaning ascribed to such term in Section
3.3.3 hereof;

"NGD" means Nazimgeodobycha, a company to be formed pursuant to the laws of the Russian Federation upon the reorganization of KMNH with KMNGG as its majority shareholder, which company shall hold the KMNH Licenses;

"Outside Investor(s)" shall have the meaning ascribed to such term in Section
3.2.3 hereof;

"Prefinancing Agreement" shall have the meaning ascribed to such term in the preamble hereto;


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"Registrar" means zao Ob'edinennyi registrator, a closed joint stock company organized pursuant to the laws of the Russian Federation, or such other entity as KMNGG may from time to time specify in written notice to the other Parties hereto as being the entity officially maintaining the Shareholders' Register;

"Reorganization Expenses" shall have the meaning ascribed to such term in
Section 7.1.1 hereof;

"Retainer Agreement" means the revolving credit agreement substantially in the form of Annex 4 hereto to be concluded between UPC and Waldo subject to satisfaction of conditions precedent specified in Sections 8.1 and 8.2 hereof;

"Rubles" and "RR" mean the lawful currency of the Russian Federation;

"Seller Escrow Documents" means the documents and other instruments delivered or to be delivered by the Initial Sellers to the Escrow Agent pursuant to the terms and conditions of this Agreement, the Stock Transfer Agreements and the Escrow Agreement;

"Shareholders' Agreement" means the agreement substantially in the form of Annex 6 hereto to be concluded between Waldo and UPC subject to satisfaction of conditions precedent specified in Sections 8.1 and 8.2 hereof;

"Shareholders' Register" means the official shareholders' register of KMNGG, maintained in accordance with the requirements of applicable law by the Registrar;

"Stock Exchange Agreement" means the agreement in the form of Annex 1 hereto concluded between Waldo and UPC as of even date herewith;

"Stock Subscription Agreement" means the agreement substantially in the form of Annex 3 hereto, to be concluded between UPC and KMNGG subject to satisfaction of conditions precedent specified in Sections 8.1 and 8.2 hereof;

"Stock Transfer Agreements" means, collectively, (i) the agreement for acquisition of KMNGG shares concluded between UPC and Tagaso, Orlis, and Graf & Sons as of April 17, 1997 and acknowledged by Waldo as of the same date, and
(ii) the agreement for acquisition of KMNGG shares concluded between UPC and Benz Investments as of April 17, 1997 and acknowledged by Waldo as of the same date;

"Swap Shares" means thirty-nine thousand four hundred ninety (39,490) shares of common stock of KMNGG and eight thousand one hundred forty-one (8,141) shares of preferred stock of KMNGG to be transferred by Waldo to UPC pursuant to the terms and conditions of the Stock Exchange Agreement, subject to the conditions precedent herein contained;

"Transfer" means to sell, transfer, assign or otherwise dispose of in any way directly or indirectly;

"UPC Company Profile" means that description of the operations, assets, liabilities and licensed interests of UPC to be provided by UPC to KMNGG and Waldo prior to the Final Closing Date;

"UPC Refund Amount" shall have the meaning ascribed to such term in Section 7.2 hereof;


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"UPC Refund Notice" shall have the meaning ascribed to such term in Section
7.2.1 hereof;

"UPC Shares" means the one hundred fifteen thousand four hundred (115,400) shares of common stock of UPC to be transferred by UPC to Waldo pursuant to the terms and conditions of the Stock Exchange Agreement, subject to the conditions precedent herein contained;

"Waldo Escrow Documents" means the documents and other instruments delivered or to be delivered by Waldo to the Escrow Agent pursuant to the terms and conditions of the Stock Exchange Agreement and the Escrow Agreement;

"Waldo Refund Amount" shall have the meaning ascribed to such term in Section
7.1.1 hereof;

"Waldo Refund Notice" shall have the meaning ascribed to such term in Section
7.1.2 hereof;

"Warrant-holders Agreement(s)" mean the agreement(s) to be concluded between the Outside Investor(s) and UPC (as the same may be renamed from time to time) with respect to ownership and management issues in UPC subject to satisfaction of conditions precedent specified in Sections 8.1 and 8.2 hereof;

"Warrants" means the warrants issued by UPC to the Outside Investor(s) pursuant to the terms and conditions of the Convertible Warrant Agreement(s); and

"Warrant Shares" shall have the meaning ascribed to such term in Section 3.2.3 hereof.

ARTICLE 2: EXCHANGE OF SHARES

2.1 Subject to the satisfaction of conditions precedent herein contained, and on the terms and conditions herein described, on the Final Closing
         Date:

         Waldo shall receive one hundred fifteen thousand four hundred (115,400) shares of common stock in UPC, equal to fifty percent (50%) of the issued and outstanding shares of UPC voting stock as of the date of deposit by UPC of the UPC Shares into Escrow;

         UPC shall receive eight hundred one thousand five hundred ninety-four (801,594) shares of common stock and eight thousand one hundred forty-one (8,141) shares of preferred stock in KMNGG, which shares shall collectively equal approximately eighty-six percent (86%) of the issued and outstanding shares of KMNGG and ninety percent (90%) of the issued and outstanding voting common shares of KMNGG as of the Final Closing Date; and

         the Parties shall take such other actions and deliver such other instruments and documents as herein described.


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ARTICLE 3: COVENANTS OF THE PARTIES

3.1      Covenants of Waldo

3.1.1 Actions at First Closing. Immediately following execution of this Agreement by all Parties, Waldo shall take all actions required to be taken by it and deliver all documents and certificates required to be delivered by it at the First Closing as provided in Section 6.1 hereof.

3.1.2 Actions at Final Closing. Subject to the satisfaction or waiver of the conditions precedent set forth in Section 8.2 hereof, at the Final Closing Waldo shall take all actions required to be taken by it and deliver all documents and certificates required to be delivered by it at the Final Closing as provided in Section 6.2 hereof.

3.1.3 Voting of KMNGG Shares. For the duration of the Escrow, Waldo shall vote shares which it owns in KMNGG (including Swap Shares) in favor of the transactions contemplated by this Agreement and shall take such additional actions as may be necessary to authorize and/or procure the fulfillment by KMNGG and the Initial Sellers of their obligations under this Agreement.

3.1.4 No Encumbrances. For the duration of the Escrow, Waldo shall not enter into any agreement for creation of, or permit to be created, any mortgage, pledge, lien, security, interest, encumbrance, restriction or charge of any kind (other than in favor of UPC as provided herein and in the Prefinancing Agreement) on or with respect to all or any portion of the shares of KMNGG stock owned or acquired by Waldo (including, without limitation, the Swap Shares).

3.1.5 Registrations and Approvals. Waldo shall undertake all measures reasonably necessary to obtain any approval, permit, license or other authorization of any governmental authority which may be required in connection with implementation of any of the transactions herein contemplated (including, without limitation, any approvals from or notifications to the RF Antimonopoly Committee, Securities Commission or Ministry of Finance which may be required pursuant to applicable law), and shall make such registrations and notifications to governmental authorities as may be required by applicable law in connection therewith.

3.1.6 Further Assurances. Waldo shall execute such additional documents, take such actions, and provide such assistance to KMNGG, the Initial Sellers and UPC as may be reasonably requested by KMNGG, the Initial Sellers and/or UPC in connection with fulfillment of obligations under this Agreement and any of the agreements referenced herein.

3.1.7 No Actions Resulting in Chance of Representations. Unless otherwise approved in Writing by UPC, Waldo agrees not to take any action, or omit to take any action on or before the Final Closing Date which would cause the representations and warranties contained in Sections 9.3 and/or 9.4 hereof to be materially inaccurate or incorrect as of the Final Closing Date. Waldo shall promptly inform UPC of any event or circumstance which causes or is reasonably expected to cause any of the representations or warranties contained in Sections 9.3 and/or 9.4 hereof to be materially inaccurate or incorrect.


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3.1.8    Prefinancing Agreement; Pledge of Waldo Shares. Waldo undertakes to repay the Prefinancing Amount in full on or before the due date therefore pursuant to the terms and conditions of the Prefinancing Agreement, and agrees to fulfill the terms and conditions therein contained. In the event that the Final Closing occurs on or prior to the due date for repayment by Waldo of the Prefinancing Loan, the Canceled Prefinancing Amount (if any) shall be offset by the parties against amounts owing by UPC to Waldo for the Swap Shares pursuant to the terms and conditions of this Agreement and the Stock Exchange Agreement.

3.2      Covenants of UPC

3.2.1 Actions at First Closing. Immediately following execution of this Agreement by all Parties, UPC shall take all actions required to be taken by it and deliver all documents and certificates required to be delivered by it at the First Closing as provided in Section 6.1 hereof.

3.2.2 Actions at Final Closing. Subject to the satisfaction or waiver of the conditions precedent set forth in Section 8.1 hereof, at the Final Closing UPC shall take all actions required to be taken by it and deliver all documents and certificates required to be delivered by it at the Final Closing as provided in Section 6.2 hereof.

3.2.3 Issuance of UPC Shares. Promptly following the First Closing Date, UPC shall take all measures reasonably necessary to amend its certificate of incorporation to increase the authorized shares of common voting stock of UPC to an amount sufficient to cover issuance of the UPC Shares to Waldo, and promptly thereafter UPC shall deposit such UPC Shares into Escrow for the benefit of Waldo as provided herein, in the Escrow Agreement, and in the Stock Exchange Agreement.

3.2.4 Convertible Warrant Issuance. On or before the Final Closing Date, UPC shall take all measures reasonably necessary to:

         (i) amend its certificate of incorporation to increase the authorized shares of common voting stock in UPC to an amount sufficient to cover conversion of the Warrants pursuant to the terms and conditions of the Convertible Warrant Agreement(s) (such UPC common shares hereinafter referred to as the "Warrant Shares");

         (ii) identify one or more investor(s) (the "Outside Investor(s)") willing to invest (individually or collectively) not less than thirty-five million Dollars ($35,000,000) in UPC (or such lesser amount as may be agreed in writing by UPC, Waldo and KMNGG) subject to satisfaction of the conditions precedent contained herein and in the Convertible Warrant Agreement; and

         (iii) conclude Convertible Warrant Agreement(s) with such Outside Investor(s), pursuant to which agreement(s) such Outside Investor(s) shall pay to UPC (in the aggregate) not less than thirty-five million Dollars ($35,000,000) (or such lesser amount as may be agreed in writing by UPC, Waldo and KMNGG) upon satisfaction of the conditions precedent contained herein and in the Convertible Warrant Agreement(s) and pursuant to which agreement(s) UPC shall issue the Warrants to such Outside Investor(s).


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         Waldo hereby acknowledges and agrees that any acquisition of UPC shares by such Outside Investor(s) (whether by means of conversion or otherwise) and/or by any other third party of shares of stock in UPC shall result in proportionate dilution of all persons holding or entitled to hold shares or rights to shares in UPC as of the date of such acquisition, including Waldo.

3.2.5 Change of Name. On or before the Final Closing Date, UPC shall take all measures reasonably necessary to amend its certificate of incorporation to register a change in its official registered corporate name from "Ural Petroleum Corporation" to "Khanty Mansiysk Oil Corporation".

3.2.6 No Actions Resulting in Chance of Representations. Unless otherwise approved in writing by Waldo or as expressly described herein, UPC agrees not to take any action, or omit to take any action on or before the Final Closing Date, which would cause the representations and warranties contained in Sections 9.5 and/or 9.6 hereof to be inaccurate or incorrect as of the Final Closing Date. UPC shall promptly inform Waldo of any event or circumstance which causes or is reasonably expected to cause any of the representations or warranties contained in
         Section 9.5 and/or 9.6 hereof to be materially inaccurate or incorrect.

3.3      Covenants of KMNGG

3.3.1 Actions at First Closing. Immediately following execution of this Agreement by all Parties, KMNGG shall take all actions required to be taken by it and deliver all documents and certificates required to be delivered by it at the First Closing as provided in Section 6.1 hereof.

3.3.2 Actions at Final Closing. Subject to the satisfaction or waiver of the conditions precedent set forth in Section 8.2 hereof, at the Final Closing KMNGG shall take all actions required to be taken by it and deliver all documents and certificates required to be delivered by it at the Final Closing as provided in Section 6.2 hereof.

3.3.3 KMNGG New Issuance. On or before the Final Closing Date, KMNGG shall increase its charter capital by issuance of six hundred thirty-four thousand fifty-four (634,054) new KMNGG common shares (the "New Issuance Shares") and shall cause such New Issuance Shares and amendments to KMNGG's constitutional documents reflecting such issuance to be registered in the manner required by applicable law.

3.3.4    KMNGG Reorganization. On or before the Final Closing Date, KMNGG shall:

         (i) register the spin-off (vydelenie) of the Divisions into separate subsidiaries and procure the registration of such subsidiaries as separate legal entities with the assets and liabilities identified in Schedule 1 hereto (such newly-registered subsidiaries hereinafter referred to from time to time as the "Companies") in accordance with the requirements of applicable law;

         (ii) apply for and receive the due reissuance into KMNGG's name of any of the KMNGG Licenses not currently reflecting KMNGG (in its open joint stock company form) as license holder, in accordance with the requirements of applicable law; and


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         (iii)    procure that, as of the Final Closing Date, the outstanding liabilities of KMNGG (whether actual or contingent) are equal to or less than the amount which equals the remainder of (i) twelve million two hundred thousand Dollars ($12,200,000) minus (ii) the Canceled Prefinancing Amount (if any).

3.3.5 KMNH Reorganization. From and after the date of this Agreement, KMNGG shall take all measures reasonably necessary to:

         (i) procure that the shareholders of KMNH authorize the reorganization of KMNH by means of spin off (vydelenie) of a portion of the assets and liabilities of KMNGG (including, without limitation, the KMNH licenses) into NGD as a newly created company and procure the registration of NGD as an independent legal entity; and

         (ii) procure that KMNGG acquires not less than eighty percent (80%) of the share capital in NGD, and procure that the KMNH Licenses are duly reissued into the name of NGD in the manner required by applicable law.

3.3.6 Registrations and Approvals. KMNGG shall undertake all measures reasonably necessary to obtain any approvals, permits, licenses or other authorizations of any governmental authority which may be required in connection with implementation of any of the transactions herein contemplated (including, without limitation, any approvals from or notifications to the RE Antimonopoly Committee, Securities Commission or Ministry of Finance which may be required pursuant to applicable law), and shall make such registrations and notifications to governmental authorities as may be required by applicable law in connection therewith.

3.3.7 Registration of Transfers in KMNGG Shareholders' Register. Subject to the satisfaction of the conditions precedent herein contained, KMNGG shall take all measures reasonably necessary to cause the registration of the Initial Shares, Swap Shares and New Issuance Shares into UPC's name in the Shareholders' Register, and, promptly following receipt of notice from UPC concerning registration of a change in the name of UPC as provided herein, shall further take such steps as may be necessary to cause the Registrar to amend such Shareholders' Register to reflect such change in name.

3.3.8 No Actions Resulting in Chance of Representations. Unless otherwise approved in writing by UPC, KMNGG agrees not to take any action, or omit to take any action, on or before the Final Closing Date, which would cause the representations and warranties contained in Sections
         9.1 and/or 9.2 hereof to be inaccurate or incorrect as of the Final Closing Date. KMNGG shall promptly inform UPC of any event or circumstance which causes or is reasonably expected to cause any of the representations or warranties contained in Sections 9.1 and/or 9.2 hereof to be inaccurate or incorrect.

3.3.9 Further Assurances. KMNGG shall execute such additional documents, take such actions, and provide such assistance to Waldo, the Initial Sellers and UPC as may be reasonably requested by Waldo, the Initial Sellers and/or UPC in connection with fulfillment of obligations under this Agreement and any of the other agreements referenced herein.


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3.4      Covenants of Initial Sellers

3.4.1 Actions at First Closing. Immediately following execution of this Agreement by all Parties, each of the Initial Sellers shall take all actions required to be taken by it and deliver all documents and certificates required to be delivered by it at the First Closing as provided in Section 6.1 hereof.

3.4.2 Actions at Final Closing. Subject to the satisfaction or waiver of the conditions precedent set forth in Section 8.2 hereof, at the Final Closing each of the Initial Sellers shall take all actions required to be taken by it and deliver all documents and certificates required to be delivered by it at the Final Closing as provided in Section 6.2 hereof.

3.4.3 Voting of KMNGG Shares. For the duration of the Escrow, each of the Initial Sellers shall vote shares which it owns in KMNGG (including the Initial Shares) in favor of the transactions contemplated by this Agreement and shall take such additional actions as may be necessary to authorize and/or procure the fulfillment by KMNGG and Waldo of their obligations under this Agreement.

3.4.4 No Encumbrances. For the duration of the Escrow, none of the Initial Sellers shall enter into any agreement for creation of, or permit to be created, any mortgage, pledge, lien, security, interest, encumbrance, restriction or charge of any kind (other than in favor of UPC as provided herein and in the Guarantee and Pledge Agreement) on or with respect to all or any portion of the Initial Shares.

3.4.5 Registrations and Approvals. Each of the Initial Sellers shall undertake all measures reasonably necessary to obtain any approval, permit, license or other authorization of any governmental authority which may be required in connection with implementation of any of the transactions herein contemplated (including, without limitation, any approvals from or notifications to the RE Antimonopoly Committee, Securities Commission or Ministry of Finance which may be required pursuant to applicable law), and shall make such registrations and notifications to governmental authorities as may be required by applicable law in connection therewith.

3.4.6 Further Assurances. Each of the Initial Sellers shall execute such additional documents, take such actions, and provide such assistance to KMNGG, Waldo and UPC as may be reasonably requested by KMNGG, Waldo and/or UPC in connection with fulfillment of their obligations under this Agreement and any of the other agreements referenced herein.

3.4.7 No Actions Resulting in Chance of Representations. Unless otherwise approved in writing by UPC, each of the Initial Sellers agrees not to take any action, or omit to take any action on or before the Final Closing Date which would cause the representations and warranties contained in Sections 9.7 and/or 9.8 hereof to be materially inaccurate or incorrect as of the Final Closing Date. Each of the Initial Sellers shall promptly inform UPC of any event or circumstance which causes or is reasonably expected to cause any of the representations or warranties contained in Sections 9.7 and/or 9.8 hereof to be materially inaccurate or incorrect.

ARTICLE 4: CONDUCT OF BUSINESS BY KMNGG PENDING FINAL CLOSING DATE

4.1 During the period from the date of this Agreement until the Final Closing Date, KMNGG shall conduct its operations only in accordance with its ordinary and usual course of business and sound business practices, and shall use its reasonable best efforts to preserve intact its business organization (except to the extent that changes may be required in connection with the KMNGG Reorganization), keep available the services of its officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients and others having business relationships with it: provided, however, that the Parties expressly acknowledge and agree that KMNGG shall enter into the agreements herein expressly contemplated (including, without limitation, agreements and documents required in connection with completion of the KMNGG Reorganization and the KMNH Reorganization).

4.2 During the period from the date of execution of this Agreement until the Final Closing Date, except as may be first expressly approved by UPC in writing (which consent shall not be unreasonably withheld) or as is otherwise expressly permitted or required by this Agreement, KMNGG shall not:

         (i) amend its charter or any regulations relating to its organization and management;

         (ii) change the compensation payable or to become payable by KMNGG to any officer, employee or agent, except for ordinary regularly-scheduled salary increases in the ordinary course of business, or make any bonus, pension, retirement or insurance payment or arrangement with any such persons except in the ordinary course of business;

         (iii) pay any dividends (whether in cash, shares of stock or otherwise) on, or make any other distribution in respect of, any shares of its capital stock, or issue, purchase, redeem or acquire for value any shares of its capital stock (except pursuant to the KMNGG New Issuance and KMNGG Reorganization as contemplated by this Agreement);

         (iv) enter into any agreement for or permit any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind;

         (v) enter into any contract or commitment or engage in any transaction not in the usual and ordinary course of business and consistent with its normal business practices (other than the KMNGG New Issuance, KMNGG Reorganization and KMNH Reorganization);

         (vi) increase its indebtedness through borrowing (whether by means of bank loans or otherwise), except current borrowings from banks in the ordinary course of business;

         (vii)    make any loan to any person;

         (viii) write off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material to KMNGG;

         (ix)     cancel or waive any claims or rights of material value;

         (x) do an act or omit to do any act, or permit any act or omission to act, which would cause a material breach of any contract, commitment or obligation of KMNGG;

         (xi) make any change in any method of accounting or auditing practice; or

         (xii)    agree, whether or not in writing, to do any of the foregoing.

4.3 KMNGG shall permit UPC (directly or through its authorized representatives) to have, and shall cause the officers and employees of KMNGG to furnish to UPC, full access during normal business hours to all properties, books, records, contracts and documents of KMNGG and its subsidiaries, and a full opportunity to make such investigations as UPC shall reasonably desire to make of KMNGG and its subsidiaries, and KMNGG shall furnish or cause to be furnished to UPC and its authorized representatives all such information with respect to the affairs and businesses of KMNGG and its subsidiaries as UPC may reasonably request. KMNGG shall deliver or cause to be delivered to UPC such additional instruments, documents, certificates and opinions as UPC may reasonably request for the purpose of (i) verifying the information set forth in this Agreement and any Annex and Schedule attached hereto or certificate given hereunder, and (ii) consummating or evidencing the transactions contemplated by this Agreement.

4.4 During the period from the date of execution of this Agreement until the Final Closing Date, KMNGG shall:

         (i) maintain its owned and leased properties in good operating condition and repair, and shall make all necessary renewals, additions and replacements thereto, and shall carry on its business diligently and substantially in the same manner as heretofore;

         (ii) duly comply with all requirements of applicable law applicable to it generally or applicable with respect to its business;

         (iii) promptly advise UPC in writing of any material adverse change in the business, condition, operations, prospects or assets of KMNGG;

         (iv) exercise its best efforts to secure, before the Final Closing Date, the consent, in form and substance reasonably satisfactory to UPC and UPC's counsel, to the consummation of the transactions contemplated by this Agreement by each party to any contract, commitment or obligation of KMNGG, under which such transactions would constitute a default, would accelerate obligations of KMNGG or would permit cancellation of any such contract;

         (v) not directly or through any person acting on its behalf, negotiate, solicit or enter into any agreement with respect to the sale of any capital stock or any substantial portion of the assets of KMNGG or any merger or other business combination of KMNGG to or with any person other than UPC, other than pursuant to the KMNGG Reorganization and/or the KMNH Reorganization as contemplated hereunder; and

         (vi) take all reasonable efforts to cause the satisfaction of the conditions precedent contained herein.

ARTICLE 5: CONDUCT OF BUSINESS BY UPC PENDING FINAL CLOSING DATE

5.1 During the period from the date of this Agreement until the Final Closing Date, UPC will conduct its operations only in accordance with its ordinary and usual course of business and will use its reasonable best efforts to preserve intact its business organization, keep available the services of its officers and employees and maintain satisfactory relationships with licensors, suppliers, distributors, clients and others having business relationships with it; provided, however, that the Parties expressly agree that UPC shall enter into the agreements herein contemplated and issue the Warrants and conclude the Convertible Warrant Agreement prior to the Final Closing Date.

5.2 During the period from the date of execution of this Agreement until the Final Closing Date, except as may be first expressly approved by Waldo in writing (which consent shall not be unreasonably withheld) or as is otherwise expressly permitted or required by this Agreement, UPC shall not:

         (i) amend its charter or any regulations relating to its organization and management;

         (ii) change the compensation payable or to become payable by UPC to any officer, employee or agent, except for ordinary regularly-scheduled salary increases in the ordinary course of business, or make any bonus, pension, retirement or insurance payment or arrangement with any such persons except in the ordinary course of business;

         (iii) pay any dividends (whether in cash, shares of stock or otherwise) on, or make any other distribution in respect of, any shares of its capital stock, or issue, purchase, redeem or acquire for value any shares of its capital stock (other than as may be necessary in connection with the Stock Exchange Agreement and Convertible Warrant Agreement(s) as contemplated by this Agreement);as contemplated by this Agreement);

         (v) enter into any contract or commitment or engage in any transaction not in the usual and ordinary course of business and consistent with its normal business practices (other than as may be necessary in connection with the Stock Exchange Agreement and Convertible Warrant Agreement(s) as contemplated by this Agreement and in connection with any agreement or commitment set forth in Schedule 4 hereto);

         (vi) increase its indebtedness through borrowing (whether by means of bank loans or otherwise), except current borrowings from banks in the ordinary course of business and/or as necessary in connection with the Convertible Warrant as contemplated by this Agreement;

         (vii) make any loan to any person (except in the ordinary course of business and as expressly contemplated herein);

         (viii) Write off as uncollectible any notes or accounts receivable, except write-off's in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material to UPC;

         (ix)     cancel or waive any claims or rights of material value;

         (x) do an act or omit to do any act, or permit any act or omission to act, which would cause a material breach of any contract, commitment or obligation of UPC;

         (xi) make any change in any method of accounting or auditing practice; or

         (xii)    agree, whether or not in writing, to do any of the foregoing.

5.3 UPC shall permit Waldo (directly or through its authorized representatives) to have, and shall cause the officers and employees of UPC to furnish to Waldo, full access during normal business hours to all properties, books, records, contracts and documents of UPC and its subsidiaries in order to ascertain their financial and legal condition, and a full opportunity to make such investigations as Waldo shall reasonably desire to make of UPC and its subsidiaries, and UPC shall furnish or cause to be furnished to Waldo and its authorized representatives all such information with respect to the affairs and businesses of UPC and its subsidiaries as Waldo may reasonably request. UPC shall deliver or cause to be delivered to Waldo such additional instruments, documents, certificates and opinions as Waldo may reasonably request for the purpose of (i) verifying the information set forth in this Agreement and any Annex attached hereto or certificate given hereunder, and iii) consummating or evidencing the transactions contemplated by this Agreement.

5.4 During the period from the date of execution of this Agreement until the Final Closing Date, UPC shall:

         (i) maintain its owned and leased properties in good operating condition and repair, and make all necessary renewals, additions and replacements thereto, and carry on its business diligently and substantially in the same manner as heretofore;

         (ii) duly comply with all requirements of applicable law applicable to it generally or applicable with respect to its business;

         (iii) promptly advise Waldo in writing of any material adverse change in the business, condition, operations, prospects or assets of UPC;

         (iv) exercise its best efforts to secure, before the Final Closing Date, the consent, in form and substance reasonably satisfactory to Waldo, to the consummation of the transactions contemplated by this Agreement by each party to any contract, commitment or obligation of UPC, under which such transactions would constitute a default, would accelerate obligations of UPC or would permit cancellation of any such contract;

         (v) not directly or through any person acting on its behalf, negotiate, solicit or enter into any agreement with respect to the sale of any capital stock or any substantial portion of the assets of UPC or any merger or other business combination of UPC to or with any person other than Waldo, other than pursuant to the Convertible Warrants as contemplated hereunder; and

         (vi) take all reasonable efforts to cause the satisfaction of the conditions precedent contained herein.

ARTICLE 6: TRANSACTIONS AT CLOSINGS

6.1 First Closing. The First Closing shall occur immediately upon execution of this Agreement by each of the Parties hereto. At the First Closing, the Parties shall take the following actions and deliver the following documents (with such actions being taken and such documents being delivered in the order herein sec forth unless otherwise agreed by the Parties):

         6.1.1 Each of Waldo and UPC shall cause a Stock Exchange Agreement substantially in the form of Annex 1 hereto to be executed by their duly authorized representatives;

         6.1.2 Each of Waldo, the Initial Sellers, and UPC shall cause an amended and restated Escrow Agreement, substantially in the form of Annex 2 hereto, to be executed by their duly authorized representatives, and shall take all reasonable measures to procure that such amended and restated Escrow Agreement is executed by a duly authorized representative of the Escrow Agent;

         6.1.3 Waldo shall deposit or cause to be deposited with the Escrow Agent (i) its original of the Stock Exchange Agreement, and
                  (ii) an original stock transfer order in the form set forth in
                  Exhibit 1 to the Stock Exchange Agreement, signed and sealed by Waldo and directing transfer of the Swap Shares to UPC. Within five (5) Business Days following the First Closing Date, Waldo shall deposit with the Escrow Agent an extract from the Shareholders' Register showing notation in such Shareholders' Register of registration of an encumbrance on each of the Swap Shares in favor of UPC pursuant to the Stock Exchange Agreement; and

         6.1.4 UPC shall deposit with the Escrow Agent its original of the Stock Exchange Agreement. Promptly following UPC's filing of a certificate of amendment to its articles of incorporation to increase the number of shares of authorized UPC common stock to an amount sufficient to cover issuance of the UPC Shares, UPC shall deliver to the Escrow Agent certificates representing the UPC Shares, duly endorsed in blank or with duly executed stock powers attached.

6.2 Final Closing. Subject to the satisfaction or waiver of the conditions precedent set forth in Sections 8.1 and 8.2 hereof, the Final Closing shall be held at the offices of UPC in Moscow, Russian Federation at 10:00 am on September 15, 1997 or at such other date and time, not later than December 15, 1997, or such other place as the Parties may mutually agree in writing. The date on which the Final Closing is actually held is from time to time hereunder referred to as the "Final Closing Date". At the Final Closing, the Parties shall take the following actions and deliver the following documents (with such actions being taken and such documents being delivered in the order herein set forth unless otherwise agreed by the Parties):

         6.2.1 Each of Waldo, KMNGG, and the Initial Sellers shall deliver to UPC an officer's certificate, signed by the General Director and Chief Accountant of such entity and dated as of the Final Closing Date, making the certifications required pursuant to Sections 8.1.1 and 8.1.4 of this Agreement;

         6.2.2 UPC shall deliver to each of Waldo, KMNGG and the Initial Sellers an officer's certificate signed by the Chief Executive Officer of UPC and dated as of the Final Closing Date, making the certifications required pursuant to Sections 8.2.1 and
                  8.2.4 of this Agreement;

         6.2.3 KMNGG shall deliver to UPC an officer's certificate in form and substance satisfactory to UPC in UPC's reasonable discretion, signed and sealed by the General Director and Chief Accountant of KMNGG and dated as of the Final Closing Date, certifying that (i) the KMNGG Reorganization has been completed in accordance with the requirements of applicable law, (ii) as of such date, the outstanding liabilities (whether or not then accrued) of KMNGG are less than or equal to the amount which equals the remainder of (a) twelve million two hundred thousand Dollars ($12,200,000) minus (b) the Canceled Prefinancing Amount (if any); (iii) the Divisions have been spun out into separate subsidiaries and such subsidiaries have been duly registered as the Companies in accordance with the requirements of applicable law; (iv) there are no rights, title, or claims of any third party of or to KMNGG, the Companies or the KMNGG Licenses arising in connection with the KMNGG Reorganization, and neither KMNGG nor the Companies have any outstanding debts or liabilities with respect thereto; and (v) the KMNGG Licenses have been reissued to KMNGG to reflect KMNGG's name change in accordance with the requirements of applicable law, and such KMNGG Licenses are and remain in full force and effect;

         6.2.4 KMNGG shall deliver to UPC an officer's certificate in form and substance satisfactory to UPC in its reasonable discretion, signed and sealed by the General Director and Chief Accountant of KMNGG and dated as of the Final Closing Date, (i) certifying that (a) the New Issuance Shares have been duly issued by KMNGG, (b) such issuance has been registered with all relevant governmental authorities pursuant to the requirements of applicable law, and (c) the New Issuance Shares are available for transfer to UPC free and clear of all claims and encumbrances, and (ii) attaching (a) a copy of the General Shareholders' Meeting Resolution approving the charter capital increase required in connection with the New Issuance, and (b) an official letter from the Russian Federal Property Fund and/or Federal Securities Commission, in form and substance satisfactory to UPC, confirming that prior share issuances by KMNGG were properly paid for by acquiring shareholders;

         6.2.5 KMNGG and UPC shall execute a Stock Subscription Agreement substantially in the form of Annex 3 hereto with respect to the New Issuance Shares, and KMNGG shall direct the Registrar to register the New Issuance Shares into UPC's name in the Shareholders' Register;

         6.2.6 UPC shall deliver to Waldo an officer's certificate in form and substance satisfactory to Waldo in its reasonable discretion, signed and sealed by the chief executive officer of UPC and dated as of the Final Closing Date, certifying that the Convertible Warrant Agreement(s) have been concluded with the Outside Investor(s) and that such Convertible Warrant Agreement(s) provide for payment by such Outside Investor(s) (individually or collectively) of not less than thirty-five million Dollars ($35,000,000) (or such lesser amount as may be agreed in writing by UPC, Waldo and KMNGG) subject to satisfaction of the conditions precedent contained in this Agreement and in the Convertible Warrant Agreement(s);

         6.2.7 Each of UPC and Waldo shall cause a Loan Agreement substantially in the form of Annex 5 hereto to be executed by their duly authorized representatives;

         6.2.8 Each of UPC and Waldo shall cause a Retainer Agreement substantially in the form of Annex 4 hereto to be executed by their duly authorized representatives;

         6.2.9 KMNGG and Waldo shall jointly deliver to UPC an officer's certificate in form and substance satisfactory to UPC in UPC's reasonable discretion (the "Investment Obligations Certificate"), signed and sealed by the General Director and Chief Accountant of each of Waldo and KMNGG and dated as of the Final Closing Date, identifying all investment obligations outstanding with respect to the Initial Shares and the Swap Shares as of the Final Closing Date (the "Investment Obligations"), certifying that no other obligations or encumbrances are outstanding with respect to such Initial Shares and Swap Shares as of the Final Closing Date (whether or not yet due or accrued), and attaching a written notification, signed by each of Waldo and KMNGG and acceptable in form and substance to UPC, of assignment of such Investment Obligations by Waldo to UPC;

         6.2.10 Waldo and the Initial Sellers shall collectively execute and deliver to the Escrow Agent by facsimile, with follow-up original sent by express courier, a Disbursement Notice in the form attached as Exhibit 1B to the Escrow Agreement, directing the Escrow Agent to deliver the Escrow Documents to the Registrar holding the Shareholders' Register;

         6.2.11 UPC shall execute and deliver to the Escrow Agent by facsimile, with follow-up original sent by express courier, a Disbursement Notice in the form attached as Exhibit 1A to the Escrow Agreement directing the Escrow Agent to deliver the Escrow Documents to the Registrar holding the Shareholders' Register;

         6.2.12 The Escrow Agent shall deliver by facsimile to UPC and Waldo evidence of submission of the Escrow Documents to an international express courier company for delivery to the Registrar, with such Escrow Documents to include a direction to the Registrar to register the Initial Shares and Swap Shares into UPC's name in the Shareholders' Register;

         6.2.13 UPC and Waldo shall each cause a Shareholders Agreement substantially in the form of Annex 6 hereto to be executed by their duly authorized representatives;

         6.2.14 UPC shall deliver to KMNGG a copy of the payment instruction given by UPC to its bank directing payment of the First Installment of the New Issuance Purchase Price (as such terms are defined in the Stock Subscription Agreement) to KMNGG; and

         6.2.15 KMNGG shall deliver to UPC a duly formulated, executed and sealed notice of shareholders meeting for pre-term removal of existing members of the Board of Directors of KMNGG and for election of new individuals to the Board of Directors of KMNGG to fill such positions until the next annual General Shareholders' Meeting, which notice shall include a slate of candidates acceptable to each of Waldo, KMNGG and UPC.

6.3      Actions Taken Post-Closing

         6.3.1 Within not more than five (5) Business Days after the Final Closing Date, Waldo and KMNGG shall deliver or cause to be delivered to UPC an extract from the Shareholders' Register evidencing registration of the Initial Shares, the Swap Shares and the New Issuance Shares into UPC's name in the Shareholders' Register, satisfactory to UPC in its reasonable discretion (the "Final Extract"), and UPC shall promptly thereafter instruct the Escrow Agent that UPC has received such Final Extract;

         6.3.2 Promptly upon receipt by the Escrow Agent of instruction from UPC that the Final Extract has been received by UPC, the Escrow Agent shall release the Initial Purchase Price to the Initial Sellers, shall release the UPC Shares to Waldo, and shall return the remaining Escrow Documents to the parties depositing such documents in Escrow;

         6.3.3 The Convertible Warrant Agreement(s) shall provide for payment by the Outside Investor(s) of the subscription price for the Warrants within not more than ten (10) Business Days from the date of receipt by UPC of the Final Extract;

         6.3.4 UPC shall pay the Second Installment of the New Issuance Purchase Price (as such terms are defined in the Stock Subscription Agreement) to KMNGG within not more than fifteen
                  (15) Business Days from the date of receipt by UPC of the Final Extract;

         6.3.5 Waldo and KMNGG shall take all reasonable efforts to procure the cancellation of stock in KMNGG held by Aitorneftegaz promptly following confirmation by Aitorneftegaz of final resolution, in form and substance satisfactory to the Board of Directors of KMNGG, of the outstanding stock-related issues between Aitorneftegaz and Xavier Mines Limited; and

         6.3.6 Waldo and KMNGG shall take all reasonable efforts to cause the prompt completion, to the satisfaction of UPC, of the KMNH Reorganization.

ARTICLE 7: PRICE ADJUSTMENT

7.1 Adjustments to Acquisition Price Paid by UPC for Initial Shares, Swap Shares and New Issuance Shares.

         7.1.1 Without limitation on any other rights or remedies which may be available to UPC in law or in equity, in the event that UPC and/or any Outside Investor(s) discovers, at any time up to the date which is one
         (1) year from the Final Closing Date, that:

         (i) any of the Swap Shares, Initial Shares and/or New Issuance Shares were, as of the Final Closing Date, subject to any mortgage, lien, pledge, charge, security interest, option, warrant, call, voting agreement, voting trust, trust agreement, or other encumbrances of any kind whatever (including, without limitation, outstanding investment obligations not disclosed to and accepted by UPC, if any, in the Investment Obligations Certificate as provided in Section
                  6.2.9 hereof) (any such encumbrance hereinafter referred to as an "Encumbrance"); and/or

         (ii) the outstanding liabilities of KMNGG as of the Final Closing Date (whether or not then accrued) exceeded the amount equal to the remainder of (a) twelve million two hundred thousand Dollars ($12,200,000) minus (b) the Canceled Prefinancing Amount (if any) (such excess amount hereinafter referred to as the "Excess Liabilities"); and/or

         (iii) any of the representations or warranties of the Initial Sellers, Waldo, and/or KMNGG were materially inaccurate as of the Final Closing Date and such inaccuracy results in additional liabilities, losses, damages, costs and/or expenses (including, without limitation, reasonable lawyers' fees) to UPC in connection with UPC's acquisition or possession of the Initial Shares, Swap Shares and/or New Issuance Shares and/or exercise by UPC of control over KMNGG (such costs hereinafter the "Additional Costs"); and/or

         (iv) UPC (and/or its officers, employees, agents, advisors and affiliates) incurs any liabilities, losses, damages, costs and/or expenses (including, without limitation, reasonable lawyers' fees) related to or arising, directly or indirectly, in connection with any claim brought by any third party with respect to or in connection with the KMNGG Reorganization (the "Reorganization Expenses"),

         then Waldo shall pay to UPC the Dollar value of such Encumbrance, Excess Liabilities, Additional Costs and/or Reorganization Expenses, as the case may be (such amount hereinafter the "Waldo Refund Amount"), as reimbursement for overpayment by UPC for its acquisition of shares as contemplated by this Agreement, and the exercise price for the Warrants shall be adjusted accordingly in the manner set forth in the Convertible Warrant Agreement(s).

         7.1.2 Promptly upon discovery by UPC and/or any Outside Investor of any Encumbrance, Excess Liabilities, Additional Costs and/or Reorganization Expenses, UPC and/or such Outside Investor(s), as the case may be, shall deliver written notice to Waldo with a copy to UPC or the Outside Investor(s), as applicable (the "Waldo

         Refund Notice"), identifying the Waldo Refund Amount to be paid by Waldo to UPC and the adjustments to be made in the exercise price for the Warrants.

         7.1.3 Waldo shall pay to UPC the Waldo Refund Amount within thirty (30) days of delivery of such Waldo Refund Notice by UPC and/or an Outside Investor. Payment by Waldo shall be made in Dollars to the account designated by UPC. The exercise price the Warrants shall automatically be adjusted accordingly in the manner set forth in the Convertible Warrant Agreement(s).

         7.1.4 In the event that Waldo fails to indefeasibly pay the Waldo Refund Amount to UPC within the thirty (30) day period herein specified, UPC shall have the right to demand Waldo to, and in the event of such demand Waldo shall, pay such amount to UPC by Transferring to UPC that number of UPC Shares (valued, for purposes of this Section 7.1 only, at four hundred fifty Dollars ($450) per share) equal in value to the due and outstanding Waldo Refund Amount. In the event that the value of UPC Shares Transferred by Waldo to UPC hereunder (as calculated herein) is insufficient to cover the entire Waldo Refund Amount, any remaining balance thereof shall remain outstanding and shall be immediately due and payable by Waldo to UPC in Dollars.

         7.1.5 In the event of a Transfer of UPC Shares by Waldo in payment of the Waldo Refund Amount as provided in Section 7.1.4 hereof, Waldo shall have ninety (90) days from the date of the Waldo Refund Notice to repurchase from UPC the UPC Shares so Transferred, for a price of four hundred fifty Dollars ($450) per share, payable in Dollars immediately upon such election to a bank account designated by UPC; provided, however, that Waldo's right to exercise this option shall be subject to UPC's prior receipt of payment in full of the entire Waldo Refund Amount.

         7.1.6 Notwithstanding the foregoing, in the event that Waldo presents to UPC, prior to the date which is one year from the Final Closing Date, a certified copy of official Tax Audit Resolution(s), issued by the relevant tax authorities at the local, regional and federal level on the basis of a tax audit order covering all local, regional and federal taxes for the entire fiscal period (without interruptions) up to and including the Final Closing Date, which official Tax Audit Resolution(s) show total KMNGG tax liabilities (including all penalties and fees) equal to or less than the amounts disclosed to UPC in the KMNGG Company Profile, no imposition of tax claims or penalties after the date of presentation of such official Tax Audit Resolution(s) to UPC shall constitute "Excess Liabilities" or "Additional Costs" as such terms are used herein.

         7.2 Adjustments to Acquisition Price Paid by Waldo for UPC Shares. Without limitation on any other rights or remedies which may be available to Waldo in law or in equity, in the event that Waldo and/or any Outside Investor(s) discovers, at any time up to the date which is one (1) year from the Final Closing Date, that the outstanding liabilities of UPC as of the Final Closing Date (whether or not then accrued) exceeded the amount set forth in the UPC Company Profile by more than five hundred thousand Dollars ($500,000) (such excess amount hereinafter referred to as the "Excess UPC Liabilities"), UPC shall pay to Waldo the amount of such Excess UPC Liabilities as reimbursement for overpayment by Waldo for the UPC Shares (such repayment amount hereinafter the "UPC Refund Amount"), and the exercise price for the Warrants shall be adjusted accordingly in the manner set forth in the Convertible Warrant Agreement(s).

         7.2.1 Promptly upon discovery by Waldo and/or any Outside Investor(s) of any Excess UPC Liabilities, Waldo and/or such Outside Investor(s), as the case may be, shall deliver written notice to UPC with a copy to Waldo or the Outside Investor(s), as applicable (the "UPC Refund Notice") identifying the UPC Refund Amount to be paid by UPC to Waldo.

         7.2.2 UPC shall pay to Waldo the UPC Refund Amount within thirty (30) days of delivery of such UPC Refund Notice by Waldo and/or an Outside Investor. Payment by UPC shall be made in Dollars to the account designated by Waldo. The exercise price for the Warrants shall automatically be adjusted accordingly in the manner set forth in the Convertible Warrant Agreement(s).

         7.2.3 In the event that UPC fails to indefeasibly pay the UPC Refund Amount to Waldo within the thirty (30) day period herein specified, Waldo shall have the right to demand UPC to, and in the event of such demand UPC shall, pay such amount to Waldo by Transferring to Waldo that number of shares of UPC stock (valued, for purposes of this Section 7.2 only, at four hundred fifty Dollars ($450) per share) equal in value to the due and outstanding UPC Refund Amount. In the event that the value of the shares of UPC stock Transferred by UPC to Waldo hereunder (as calculated herein) is insufficient to cover the entire UPC Refund Amount, any remaining balance thereof shall remain outstanding and shall be immediately due and payable by UPC to Waldo in Dollars.

         7.2.4 In the event of a Transfer of shares of UPC stock by UPC in payment of the Refund Amount provided in Section 7.2.3 hereof, UPC shall have ninety (90) days from the date of the UPC Refund Notice to repurchase from Waldo the shares of UPC stock so Transferred, for a price of four hundred fifty Dollars ($450) per share, payable in Dollars immediately upon such election, to a bank account designated by Waldo; provided, however, that UPC's right to exercise this option shall be subject to Waldo's prior receipt of payment in full of the entire UPC Refund Amount.

         7.2.5 Notwithstanding the foregoing, in the event that UPC presents to Waldo. prior to the date which is one year from the Final Closing Date, a certified copy of an annual report of UPC showing total liabilities of UPC equal to or less than the amounts disclosed to Waldo in the UPC Company Profile, no subsequent arising or identified liabilities shall constitute "UPC Excess Liabilities" as such terms are used herein.

         7.3 Adjustment of Share Values. The share values per share specified in Sections 7.1.4, 7.1.5, 7.2.3 and 7.2.4 hereof shall be adjusted as appropriate for any stock splits, combinations and dividends or other distributions consisting of, or payable in, shares of common or preferred stock of KMNGG or common stock of UPC, respectively.

ARTICLE 8: CONDITIONS PRECEDENT TO FINAL CLOSING

8.1 Conditions Precedent to UPC's Obligations at Final Closing. The obligations of UPC to fulfill its obligations at the Final Closing are subject to fulfillment to UPC's satisfaction or written waiver by UPC of each of the following conditions precedent:

         8.1.1 The representations and warranties made by KMNGG, the Initial Sellers and Waldo in or pursuant to this Agreement and in any statement, certificate or other instrument delivered to UPC pursuant hereto or in connection with the transactions contemplated hereby shall have been correct when made and shall be true and correct on and as of the Final Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and KMNGG, the Initial Sellers and Waldo shall each have delivered to UPC a certificate signed and sealed by the General Director and the Chief Accountant of such entity, dated as of the Final Closing Date, to such effect;

         8.1.2 Waldo, the Initial Sellers and KMNGG shall have performed and complied with all of their obligations under this Agreement to be performed or complied with by them prior to or at the Final Closing;

         8.1.3 No action or proceedings shall have been instituted or threatened before any court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby;

         8.1.4 KMNGG shall have delivered to UPC a certificate signed and sealed by its General Director and Chief Accountant, dated as of the Final Closing Date, certifying that to the best knowledge and belief of KMNGG, there shall not have been or threatened to be any material damage to or loss or destruction of any properties or assets owned or leased by KMNGG (whether or not covered by insurance) or any material change in the condition (whether financial or otherwise), operations, business, prospects or assets of KMNGG or imposition of any laws, rules or regulations which would materially adversely affect the condition (financial or otherwise), operations, business, prospects or assets of KMNGG other than changes approved in writing by UPC and made pursuant to the KMNGG Reorganization and/or KMNH Reorganization as herein contemplated;

         8.1.5 All proceedings in connection with the transactions contemplated by this Agreement and all documents delivered to UPC pursuant to this Section 8.1 or otherwise reasonably requested by UPC shall be reasonably satisfactory to UPC and its counsel, and UPC shall have completed a due diligence review of KMNGG, the Initial Sellers and Waldo to UPC's reasonable satisfaction;

         8.1.6 All consents, approvals or waivers, if any, disclosed on any Annex, Exhibit or Schedule attached hereto or required in connection with the consummation of the transactions contemplated by this Agreement shall have been received, and all of the consents, approvals, authorizations, registrations, exemptions and waivers from governmental agencies that shall be required in order to enable UPC to consummate the transactions contemplated hereby shall have been obtained (including, without limitation, the prior approval of the RF

                  Antimonopoly Committee of the acquisition by UPC of the Initial Shares, Swap Shares and New Issuance Shares as contemplated herein); and

         8.1.7 UPC shall have received evidence in writing satisfactory to UPC, in UPC's reasonable discretion, to the effect that:

                  (i) the KMNGG Reorganization has been completed in compliance with the requirements of applicable law;

                  (ii) as of the Final Closing Date, the outstanding liabilities (whether or not then accrued) of KMNGG are less than or equal to the amount which is equal to the remainder of (a) twelve million two hundred thousand Dollars ($12,200,000) minus (b) the Cancelled Prefinancing Amount (if any), and UPC shall have received an auditor's opinion and a certification from applicable tax authorities to such effect;

                  (iii) the Divisions have been spun out into separate subsidiaries in full compliance with the requirements of applicable law, and the Companies resulting therefrom have been registered as separate entities in full compliance with the requirements of applicable law;

                  (iv) there are no rights, title or claims of any third party of or to KMNGG, the Companies or the KMNGG Licenses arising in connection with the KMNGG Reorganization, and neither KMNGG nor the Companies have any outstanding debts or liabilities with respect thereto; and

                  (v) the KMNGG Licenses have been duly reissued to KMNGG to reflect KMNGG's name change in compliance with the requirements of applicable law, and such KMNGG Licenses are and remain in full force and effect.

         8.1.8 UPC shall have (i) received the requisite shareholder approvals necessary in order to increase its authorized shares of common voting stock to an amount sufficient to cover issuance of the UPC Shares and conversion of the Warrants pursuant to the terms and conditions of the Convertible Warrant Agreement(s) and to cover the UPC Shares; and (ii) concluded Convertible Warrant Agreement(s) with Outside Investor(s) pursuant to which such Outside Investor(s) shall pay to UPC (in the aggregate) not less than thirty-five million Dollars ($35,000,000) (or such lesser amount as may be agreed in Writing by UPC, Waldo and KMNGG) upon satisfaction of the conditions precedent contained herein and in the Convertible Warrant Agreement(s).

         8.1.9 UPC shall have received from KMNGG the KMNGG Company Profile and such KMNGG Company Profile shall be acceptable in form and substance to UPC in UPC's reasonable discretion.

8.2 Conditions Precedent to KMNGG's, the Initial Sellers' and Waldo's Obligations at Final Closing. The obligations of KMNGG, the Initial Sellers and Waldo to fulfill their obligations at the Final Closing are subject to fulfillment to the reasonable satisfaction or written waiver by each of Waldo, the Initial Sellers and KMNGG of each of the following conditions precedent:

         8.2.1 The representations and warranties made by UPC in or pursuant to this Agreement and in any statement, certificate or other instrument delivered by UPC to KMNGG, the Initial Sellers or Waldo pursuant hereto or in connection with the transactions contemplated hereby shall have been correct when made and shall be true and correct on and as of the Final Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and UPC shall have delivered to each of KMNGG, the Initial Sellers and Waldo a certificate of the Chief Executive Officer, dated as of the Final Closing Date, to such effect;

         8.2.2 UPC shall have performed and complied with all of its obligations under this Agreement to be performed or complied with by it prior to the Final Closing;

         8.2.3 UPC shall have deposited or caused to be deposited the UPC Shares with the Escrow Agent;

         8.2.4 No action or proceedings shall have been instituted or threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby;

         8.2.5 UPC shall have delivered to Waldo a certificate of its Chief Executive Officer, dated as of the Final Closing Date, certifying that to the best knowledge and belief of UPC, there shall not have been or threatened to be any material damage to or loss or destruction of any properties or assets owned or leased by UPC (whether or not covered by insurance) or any material adverse change in the condition (whether financial or otherwise), operations, business, prospects or assets of UPC or imposition of any laws, rules or regulations which would materially adversely affect the condition (financial or otherwise), operations, business, prospects or assets of UPC; and

         8.2.6 All proceedings in connection with the transactions contemplated by this Agreement and all documents delivered to Waldo pursuant to this Section 8.2 or otherwise reasonably requested by Waldo from UPC shall be reasonably satisfactory to Waldo and its counsel, and Waldo shall have completed a due diligence review of UPC to Waldo's reasonable satisfaction.

         8.2.7 UPC shall have delivered to KMNGG and Waldo the UPC Company Profile, and such UPC Company Profile shall be acceptable in form and substance to KMNGG and Waldo in their reasonable discretion.

ARTICLE 9: REPRESENTATIONS AND WARRANTIES

9.1      Representations and Warranties of KMNGG

KMNGG hereby represents, warrants and undertakes to, and agrees with, UPC, Waldo and the Initial Sellers that:

         9.1.1 It is duly organized, validly existing and in good standing as an open joint stock company under the laws of the Russian Federation, with all requisite corporate power and authority to carry on its business as now conducted;

         9.1.2 No additional filing, governmental approval, consent, registration, or amendment to or in respect of its constitutional documents is currently required under Russian law in connection with the formation and valid existence of KMNGG or the conduct of its business as contemplated by its constitutional documents;

         9.1.3 The persons signing this Agreement on its behalf are its authorized representatives and have all requisite powers and authority to execute and deliver this Agreement, KMNGG has authorized the execution and delivery of this Agreement in accordance with its constitutional documents, and all actions necessary under KMNGG's constitutional documents have been taken to permit and authorize its execution of this Agreement;

         9.1.4 KMNGG has all requisite power and authority to perform its obligations hereunder, and upon execution by KMNGG's duly authorized representatives this Agreement shall constitute a valid, binding and legal obligation of KMNGG, enforceable in accordance with its terms;

         9.1.5 All of KMNGG's issued and outstanding stock is validly issued, fully paid and nonassessable and the issuance of same has been duly registered by all appropriate governmental organs of the Russian Federation. Except as created by or provided for in this Agreement, there are no outstanding subscriptions, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating KMNGG to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of KMNGG stock or obligating KMNGG to grant, extend, or enter into any such agreement or commitment;

         9.1.6 There are currently no stock options, material incentive compensations, consulting, severance, employment or similar agreements or other material agreements between KMNGG, on the one hand, and any directors, officers or employees of KMNGG or Waldo, on the other hand, other than agreements concluded in the ordinary course of business;

         9.1.7 The execution and delivery of this Agreement, as well as the Transfer of the New Issuance Shares to UPC contemplated hereby and the performance of the terms hereof will not conflict with any provision of KMNGG's constitutional documents or, to the best of KMNGG's knowledge, result in any material violation or default or loss of material benefit under, or permit acceleration of any obligation under, any mortgage, assignment, lease or any other material agreement with, or the rights of, any third party, or any provision of applicable law with respect to KMNGG or its property;

         9.1.8 KMNGG has a valid lease or licensed interest (directly or through one or more subsidiaries) in the development of oil fields described in its responses to the Due Diligence Request, and all such leases and licenses are free and clear of all mortgages, pledges, liens, claims or similar restrictions;

         9.1.9 To the best knowledge of KMNGG, there are no administrative, judicial or other legal actions, proceedings or investigations pending or threatened against it which are likely to result, either individually or in the aggregate, in any material adverse change in its assets, financial condition or business operations;

         9.1.10 KMNGG has filed or caused to be filed all tax returns and reports that are required to be filed by KMNGG pursuant to applicable law and, to the best of KMNGG's knowledge, the returns filed by KMNGG are complete and correct and no material financial sanctions have been asserted by any central or local governmental authority against KMNGG with respect to any such tax reruns or reports filed or required to be filed by KMNGG;

         9.1.11 KMNGG is not engaged to a significant extent in any business other than geological exploration and the production, exploration, refining, sale and distribution of crude oil, gas and petroleum products, activities in support thereof, or activities preparatory or auxiliary thereto;

         9.1.12 UPC has been furnished with KMNGG's audited balance sheet as of December 31, 1996 and related audited statements of income, retained earnings and cash flows for the twelve-month period ended December 31, 1996 on a pre-KMNGG Reorganization basis (the "KMNGG Pre-Reorganization Financial Statements") and has been furnished with KMNGG's pro-forma balance sheet as of June 30, 1997 and related statements of income, retained earnings and cash flows for the six month period ended June 30, 1997 on a post- KMNGG Reorganization basis (the "KMNGG Post-Reorganization Financial Statements"). The KMNGG Financial Statements are based upon books and records of KMNGG, accurately present the financial condition and results of operation of KMNGG as of the dates and for the periods indicated, and have been prepared in conformity with International Accounting Standards. Since the date of the KMNGG Financial Statements, there has been no material adverse change in the business, financial condition or business operations of KMNGG;

         9.1.13 KMNGG at all times has and will continue to design, construct, operate and maintain all facilities and equipment in compliance in all material respects with applicable environmental, health and safety requirements of the Russian Federation and all local authorities and agencies thereunder, and currently holds all environmental, health and safety permits, licenses and approvals of all Russian governmental authorities and agencies necessary for its current operations. To the best knowledge of KMNGG, there are currently no outstanding material penalties assessed against KMNGG by competent governmental authorities of the Russian Federation in connection with violations of environmental norms or regulations;

         9.1.14 The information and documents provided by KMNGG to counsel for UPC in response to the Due Diligence Request are true, accurate and complete in all material respects, and there is no information which KMNGG has failed to disclose which would make any of the statements made therein misleading or incomplete in any material respect; and

         9.1.15 Neither KMNGG nor any person (including employees, directors, officers or agents thereof) acting at the direction of KMNGG has offered, promised, authorized or made any payment or gift in violation of applicable law (including, without limitation, the United States Foreign Corrupt Practices Act) to any governmental official, political party or official thereof, or candidate for political office for the purpose of influencing any act or decision in an official capacity, or of inducing any act or omission in violation of a lawful duty in order to assist in obtaining advantages of any kind for KMNGG or in conducting the transactions herein contemplated.

9.2 Additional Representations and Warranties of KMNGG as of the Final Closing Date

As of the Final Closing Date, KMNGG represents, warrants and undertakes to, and agrees with, UPC and Waldo that:

         9.2.1 The aggregate outstanding liabilities and indebtedness of KMNGG equal twelve million two hundred thousand Dollars ($12,200,000) or less, and KMNGG has no material liabilities or indebtedness not disclosed in the Financial Statements and no liabilities which are likely to materially effect KMNGG's ability to perform its obligations under this Agreement;

         9.2.2 All of the representations and warranties made by KMNGG in this Agreement, the Stock Subscription Agreement, the Stock Exchange Agreement, and any certificates delivered by KMNGG hereunder are true and accurate as of the Final Closing Date as if made on such date;

         9.2.3 The KMNGG Reorganization was conducted in full compliance with all requirements of applicable law, the Companies have been properly registered with all relevant governmental authorities and are duly formed and properly existing in accordance with the laws of the Russian Federation; the reorganization balances of KMNGG and each of the Companies were duly approved by the shareholders of KMNGG, registered with the relevant tax authorities of the Russian Federation and all other relevant governmental authorities to the extent required by applicable law; the creditors of KMNGG were given notice of the KMNGG Reorganization in accordance with applicable law; all steps necessary to finalize such KMNGG Reorganization have been duly completed and no claims, challenges or legal proceedings with respect to such KMNGG Reorganization are in process or threatened against KMNGG, the Companies or any party in connection therewith, and neither KMNGG nor any Company has any outstanding debts or liabilities with respect thereto (whether direct or indirect, conditional or unconditional);

         9.2.4 The KMNGG Licenses have been duly issued in the name of KMNGG, and are valid and fully enforceable and serve to confer upon KMNGG the rights therein contained in the manner envisioned by applicable law;

         9.2.5 There are no rights, title or claims of any third party of or to the KMNGG Licenses arising in connection with the KMNGG Reorganization and neither KMNGG nor the Companies have any outstanding debts or liabilities in respect thereto;

         9.2.6 The KMNGG New Issuance was conducted and registered in full compliance with all requirements of applicable law; all authorizations, approvals, consents and notices required to enable KMNGG to Transfer the New Issuance Shares to UPC and to cause the registration of the Initial Shares, Swap Shares and New Issuance Shares into UPC's name (as the same may be changed as provided herein) in the Shareholders' Register have been made and received as of the Final Closing Date; and no additional authorizations, approvals, consents or notices are required to be made or obtained by KMNGG to enable UPC to take title to such Initial Shares, New Issuance Shares and Swap Shares free and clear of all pledges, liens, and encumbrances (other than the Investment Obligations specified in the Investment Obligations Certificate delivered pursuant to
                  Section 6.2.9 hereof, if any) and free and clear of all rights, claims and challenges of third parties.

         9.2.7 All material information about KMNGG provided to UPC in the KMNGG Company Profile is true, accurate and correct as of the date of such KMNGG Company Profile, and there is no information not specified in the KMNGG Company Profile the withholding of which would make the information provided in the KMNGG Company Profile being materially misleading;

9.3      Representations and Warranties of Waldo

Waldo represents, warrants and undertakes to, and agrees with, KMNGG, the Initial Sellers and UPC that:

         9.3.1 It is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to carry on its business as now conducted;

         9.3.2 No additional filing, governmental approval, consent, registration, or amendment to or in respect of its constitutional documents is currently required under the laws of its jurisdiction of incorporation in connection with the formation and valid existence of Waldo or the conduct of its business as contemplated by its constitutional documents;

         9.3.3 The persons signing this Agreement on its behalf have the full power and authority to do so, Waldo has authorized the execution of this Agreement in accordance with its constitutional documents, and all actions necessary under Waldo's constitutional documents have been taken to permit and authorize its execution of this Agreement;

         9.3.4 Waldo has all requisite power and authority to perform its obligations hereunder, and upon execution by its duly authorized representatives, this

                  Agreement shall constitute a valid, binding and enforceable obligation of Waldo;

         9.3.5 All of Waldo's issued and outstanding stock is validly issued, fully paid and nonassessable and the issuance of same has been duly registered by all appropriate governmental organs of Waldo's jurisdiction of incorporation. Except as created by or provided for in this Agreement and the Prefinancing Agreement, there are no outstanding subscriptions, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating Waldo to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of Waldo stock or obligating Waldo to grant, extend, or enter into such agreement or commitment;

         9.3.6 There are currently no stock options, material incentive compensations, consulting, severance, employment or similar agreements or other material agreements between Waldo, on the one hand, and any directors, officers or employees of KMNGG or Waldo on the other hand, other than agreements concluded in the ordinary course of business;

         9.3.7 The execution and delivery of this Agreement, as well as the Transfer of the Swap Shares to UPC contemplated hereby and the performance of the terms hereof will not conflict with any provision of Waldo's constitutional documents or, to the best of Waldo's knowledge, result in any material violation or default or loss of material benefit under, or permit acceleration of any obligation under, any mortgage, assignment, lease or any other material agreement with, or the rights of, any third party, or any provision of applicable law with respect to Waldo or its property;

         9.3.8 To the best knowledge of Waldo, there are no administrative, judicial or other legal actions, proceedings or investigations pending or threatened against it, which are likely to result, either individually or in the aggregate, in any material adverse change in its assets, financial condition or business operations or would be likely to have a materially adverse effect on the consummation of the transactions contemplated hereby;

         9.3.9 Waldo has filed or caused to be filed all tax returns and reports that are required to be filed by Waldo pursuant to applicable law and, to the best of Waldo's knowledge, the returns filed by Waldo are complete and correct and no material financial sanctions have been asserted by any central or local governmental authority against Waldo with respect to any such tax returns or reports filed or required to be filed by Waldo;

         9.3.10 The information and documents provided by or on behalf of Waldo to counsel for UPC in response to the Due Diligence Request are true, accurate and complete in all material respects, and there is no information which Waldo has failed to disclose which would make any of the statements made therein misleading or incomplete in any material respect;

         9.3.11 Neither Waldo nor any person (including employees, directors, officers or agents thereof) acting at the direction of Waldo has offered, promised, authorized or made any payment or gift in violation of applicable law (including, without limitation, the United States Foreign Corrupt Practices required under the laws of its jurisdiction of incorporation in connection with the formation and valid existence of UPC or the conduct of its business as contemplated by its constitutional documents;

         9.5.3 The persons signing this Agreement on its behalf have the full power and authority to do so, UPC has authorized the execution of this Agreement in accordance with its constitutional documents and all actions necessary under UPC's constitutional documents have been taken to permit and authorize its execution of this Agreement;

         9.5.4 UPC has all requisite power and authority to perform its obligations hereunder, and upon execution by its duly authorized representatives, this Agreement shall constitute a legal, valid and binding obligation of UPC, enforceable in accordance with its terms;

         9.5.5 All of UPC's issued and outstanding stock is validly issued, fully paid and nonassessable and the issuance of same has been duly registered by all appropriate governmental organs of UPC's jurisdiction of incorporation. Except as created by or provided for in this Agreement, the Stock Exchange Agreement and the Convertible Warrant Agreement(s), and except as specified in Schedule 4 hereto (as the same may be updated from time to time prior to the Final Closing Date), there are no outstanding subscriptions, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating UPC to grant, extend, or enter into any such agreement or commitment;

         9.5.6 The execution and delivery of this Agreement, as well as the performance of the terms hereof will not conflict with any provision of UPC's constitutional documents or, to the best of UPC's knowledge, or result in any violation or default or loss of material benefit under any mortgage, assignment, lease or any other material agreement with, or the rights of, any third party, or any provision of applicable law with respect to UPC or its property;

         9.5.7 To the best knowledge of UPC, there are no administrative, judicial or other legal actions, proceedings or investigations pending or threatened against it which are likely to result, either individually or in aggregate, in any material adverse change in its assets, financial condition or business operations;

         9.5.8 UPC has filed or caused to be filed all tax returns and reports that are required to be filed by UPC under applicable law of its jurisdiction of incorporation and, to the best of UPC's knowledge, the returns filed by UPC are complete and correct and no material financial sanctions have been asserted by any central or local governmental authority against UPC with respect to any such tax returns or reports filed or required to be filed by UPC;

         9.5.9 UPC is not engaged to a significant extent in any business other than geological exploration and the production, exploration, refining, sale and distribution of crude oil, gas and petroleum products, activities in support thereof, or activities preparatory or auxiliary thereto;

         9.5.10 Waldo has been furnished With UPC's balance sheet as of June 30, 1997 and related audited statements of income, retained earnings and cash flows for the twelve-month period ended June 30, 1997 (the "UPC Financial Statements"). The UPC Financial Statements are based upon books and records of UPC as of the dates and for the period indicated, and have been prepared in conformity with International Accounting Standards. Since the date of the UPC Financial Statements, there has been no material adverse change in the business, financial condition or business operations of UPC;

         9.5.11 To the best knowledge of UPC, there are currently no outstanding material penalties assessed against UPC by competent governmental authorities of the Russian Federation in connection with violations of environmental norms or regulations that may adversely affect performance by UPC of its obligations under this Agreement;

         9.5.12 Neither UPC nor any person (including employees, directors, officers or agents thereof) acting at the direction of UPC has offered, promised, authorized or made any payment or gift in violation of applicable law (including, without limitation, the United States Foreign Corrupt Practices Act) to any governmental official, political party or official thereof, or candidate for political office for the purpose of influencing any act or decision in an official capacity, or of including any act or omission in violation of a lawful duty in order to assist in obtaining advantages of any kind for UPC or in conducting the transactions herein contemplated.

9.6 Additional Representations and Warranties of UPC as of the Final Closing Date. As of the Final Closing Date, UPC represents, warrants and undertakes to, and agrees with, Waldo, the Initial Sellers and KMNGG that:

         9.6.1 All of the representatives and warranties made by UPC in this Agreement, the Stock Subscription Agreement, the Stock Exchange Agreement, and any officers' certificates delivered by UPC hereunder are true and accurate as of the Final Closing Date as if made on such date;

         9.6.2 The Convertible Warrant Agreement(s) have been executed by each of UPC and the Outside Investor(s) and provide for transfer (in the aggregate) of not less than thirty-five million Dollars ($35,000,000) (or such lesser amount as may be agreed in writing by UPC, Waldo and KMNGG) to UPC subject to satisfaction of conditions precedent in this Agreement and in the Convertible Warrant Agreement(s); and

         9.6.3 All authorizations, approvals, consents and notices required to enable UPC to Transfer the UPC Shares to Waldo have been made as of the Final Closing Date, and no additional authorizations, approvals, consents or notices are required to be made or obtained by UPC to enable Waldo to take title to such shares free and clear of all pledges, liens, and encumbrances and free and clear of all rights, claims and challenges of third parties.

         9.6.4 All material information about UPC provided to KMNGG in the UPC Company Profile is true, accurate and correct as of the date of such UPC Company Profile, and there is no information not specified in the UPC

                  Company Profile the withholding of which would make the information provided in the UPC Company Profile materially misleading; and

9.7      Representations and Warranties of the Initial Sellers

Each of the Initial Sellers represents, warrants and undertakes to and agrees with UPC, KMNGG and Waldo that:

         9.7.1 It is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to carry on its business as now conducted;

         9.7.2 No additional filing, governmental approval, consent, registration, or amendment to or in respect of its constitutional documents is currently required under the laws of its jurisdiction of incorporation in connection with its formation and valid existence or the conduct of its business as contemplated by its constitutional documents;

         9.7.3 The persons signing this Agreement on its behalf have the full power and authority to do so, it has authorized the execution of this Agreement in accordance with its constitutional documents, and all actions necessary under its constitutional documents have been taken to permit and authorize its execution of this Agreement;

         9.7.4 It has all requisite power and authority to perform its obligations hereunder, and upon execution by its duly authorized representatives, this Agreement shall constitute its legal, valid, and binding obligation, enforceable in accordance with its terms;

         9.7.5 The execution and delivery of this Agreement, as well as the Transfer of the Initial Shares to UPC contemplated hereby and the performance of the terms hereof will not conflict with any provision of its constitutional documents or, to the best of its knowledge, result in any material violation or default or loss of material benefit under, or permit acceleration of any obligation under, any mortgage, assignment, lease or any other material agreement with, or the rights of, any third party, or any provision of applicable law with respect to it or its property;

         9.7.6 To the best of its knowledge, there are no administrative, judicial or other legal actions, proceedings or investigations pending or threatened against it, which are likely to result, either individually or in the aggregate, in any material adverse change in its assets, financial condition or business operations or would be likely to materially affect its ability to consummate the transactions contemplated hereby;

         9.7.7 It has filed or caused to be filed all tax returns and reports that are required to be filed by it pursuant to applicable law and, to the best of its knowledge, the returns filed by it are complete and correct and no material financial sanctions have been asserted by any central or local governmental authority against it with respect to any such tax returns or reports filed or required to be filed by it;

         9.7.8 The information and documents provided by or on behalf of it to counsel for UPC in response to the Due Diligence Request are true, accurate and complete in all material respects, and there is no information which it has failed to disclose which would make any of the statements made therein misleading or incomplete in any material respect;

         9.7.9 Neither it nor any person (including employees, directors, officers or agents thereof) acting at its direction has offered, promised, authorized or made any payment or gift in violation of applicable law (including, without limitation, the United States Foreign Corrupt Practices Act) to any governmental official, political party or official thereof, or candidate for political office for the purpose of influencing any act or omission in violation of a lawful duty in order to assist in obtaining advantages of any kind for it or in conducting the transactions herein contemplated; and

         9.7.10 To the best of its knowledge, the representations and warranties of KMNGG set forth in Section 9.1 hereof are true and correct.

9.8 Additional Representations and Warranties of the Initial Sellers as of the Final Closing Date

As of the Final Closing Date, each of the Initial Sellers represents, warrants and undertakes to and agrees with UPC, Waldo and KMNGG as follows:

         9.8.1 All of the representations and warranties made by it in this Agreement, the Stock Exchange Agreement, Stock Transfer Agreement, and any officers' certificate delivered by it hereunder are true and accurate as of the Final Closing Date as if made on such date;

         9.8.2 All authorizations, approvals, consents and notices required to enable it to Transfer the Initial Shares to UPC have been made and received as of the Final Closing Date, and no additional authorizations, approvals, consents or notices are required to be made or obtained by it to enable UPC to take title to such shares free and clear of all pledges, liens, rights, claims and challenges of third parties; and

         9.8.3 To the best of its knowledge, the representations and warranties of KMNGG set forth in Section 9.2 hereof are true and correct.

ARTICLE 10: CONFIDENTIALITY

10.1 At all times prior to the Final Closing Date, the parties agree to keep confidential the existence and content of this Agreement, as well as any information provided by the other parties hereto in connection with performance hereunder, as well as not to disclose to third parties (except such party's officers and authorized representatives), whether in whole or in part, any such information for any purpose without the written consent of the other parties. The confidentiality obligations hereunder shall not apply to information which (i) is required by applicable law to be disclosed (but only to the extent so required);
         (ii) is available to the general public without fault of such party or any of its officers or authorized representatives; (iii) is required to be disclosed by UPC in connection with filing of any prospectus or other securities filing document to be registered or filed by UPC (but only to the extent so required); (iv) constitutes a description in general terms of investments made by UPC to be provided in periodic reports of UPC to its shareholders; (v) is disclosed by UPC in connection with placement of the Convertible Warrant(s); or (vi) is required to be disclosed by KMNGG in connection with filing of any future prospectus or other securities filing document to be filed by KMNGG (but only to the extent so required).

ARTICLE 11: TERM AND TERMINATION

11.1 This Agreement shall come into force on its date of execution and shall continue in full force and effect until the fulfillment by the parties of their respective obligations hereunder unless earlier terminated in writing by agreement of the parties. Notwithstanding the foregoing, unless otherwise agreed in writing by the Parties this Agreement shall automatically be terminated and the respective rights and obligations of the parties hereunder shall cease to be of any further force and effect in the event that the Final Closing has not occurred on or before December 15, 1997.

11.2 Either party may terminate this Agreement prior to the Final Closing Date by delivery of written notice to the other party.

11.3 The provisions of Articles 10 and 12 shall survive any termination of this Agreement.

11.4     In the event of any termination which occurs prior to the Final Closing
         Date:

         (i) either or both of Waldo and UPC shall have the right to deliver to the Escrow Agent, pursuant to the terms and conditions of the Escrow Agreement, a Cancellation Notice in the form of Exhibit 2 to the Escrow Agreement. Upon receipt of any Cancellation Notice, the Escrow Agent, pursuant to the terms and conditions of the Escrow Agreement, will disburse to UPC the UPC Shares and all funds contributed by UPC into Escrow, but will continue to hold the Escrow Documents until payment in full of amounts advanced by UPC to Waldo pursuant to the Preliminary Financing Agreement, as described in more detail in the Escrow Agreement, the Preliminary Financing Agreement, and the Guarantee and Stock Pledge Agreement; and

         (ii) if notice of termination was delivered by Waldo, and/or was delivered by UPC following breach of any of the provisions hereof by Waldo, the Initial Sellers and/or KMNGG, Waldo shall promptly reimburse to UPC all expenses and fees incurred by UPC in connection with arranging financing for the transaction pursuant to the terms and conditions of that certain letter of intent concluded by and between UPC and Beacon Group Limited dated as of June 18, 1997.

ARTICLE 12: GOVERNING LAW; ARBITRATION

12.1 This Agreement shall be governed by and construed in accordance with the laws of New York, notwithstanding the choice of law rules thereof. Any dispute arising out of or in connection with this Agreement, including any questions regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration by a single arbitrator selected and acting in accordance with the rules of the American Arbitration Association, which Rules are incorporated into this paragraph by reference. The place of arbitration shall be New York, New York, and the language of arbitration shall be English. The arbitrators shall have the power to render declaratory judgments and to issue injunctive orders, as well as to award monetary damages and shall award reasonable attorneys' fees and costs to the prevailing party.

ARTICLE 13: NOTICES

13.1 Any notice, consent or any other communication hereunder shall be deemed to be sufficiently given if delivered personally, if sent by commercial courier, return receipt requested, or if sent by facsimile transmission or telex to such party's facsimile or telex number, with receipt acknowledged electronically. Notice shall be effective when delivered personally or, if sent by courier, telex, or facsimile, when received at the following addresses:

         If to UPC, to:

                  Ural Petroleum Corporation
                  125 Park Avenue, 8th Floor
                  New York, NY 10017
                  USA
                  Attn.: Mr. John Fitzgibbons
                  Facsimile: +1(212) 479-2505

         with a copy to:

                  SHH International
                  Gazetny per., 17/9
                  Moscow 103009
                  Russian Federation
                  Attn.: Jane V. Tarassova
                  Facsimile: +7 (095) 258-3444

         If to Waldo, to:

                  Waldo Securities S.A.
                  Akara Building, Suite #8
                  Wickhams Cay, 1 Road Town
                  Tortola, British Virgin Islands
         with a copy to:

                  AIM Advocates Bureau
                  Sadovaya Samotechnaya 24/27
                  Moscow 103051
                  Russian Federation
                  Attn.: Sergey V. Semenov
                  Facsimile: +7 (095) 258-5050

         If to KMNGG, to:

                  Khantimansiiskneftegazgeologiia
                  Sutormita Stk, 27
                  62060 Tumen Oblast, Khantimansiisk
                  Attn:
                  Facsimile: +7 (34671) 3 61 09

         If to any of the Initial Sellers, to:

                  ALM Advocates Bureau
                  Sadovaya Samotechnaya 24/27
                  Moscow 103051
                  Russian Federation
                  Attn.: Sergey V. Semenov
                  Facsimile: +7 (095) 258-5050

13.2 Any party may change its address for provision of notice hereunder by means of written notice to the other party as provided herein.

ARTICLE 14: MISCELLANEOUS

14.1     Assignment and Succession

         Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees.

14.2     Counterparts

         This Agreement shall be executed in sixteen (16) originals, eight (8) in English and eight (8) in Russian, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. In the event of discrepancies between the English and Russian versions hereof, the English text shall prevail and be conclusive.

14.3     Entire Agreement

         This Agreement together with the agreements herein expressly referenced and the Annexes, Exhibits and Schedules hereto and thereto constitute the entire understanding among the parties and shall supersede all previous communications, representations or agreements, whether oral or written, between the parties with respect to the subject matter hereof.

14.4     Amendment

         This Agreement may be changed, modified or amended in whole or in part only by a written amendment signed by each party hereto.

14.5     Waiver

         Any party to this Agreement, with respect solely to such party's rights under this Agreement and not on behalf of any other party hereto, may
         (a) extend the time for the performance of any of the obligations or other acts of another party, (b) waive any inaccuracies in the representations and warranties of another party contained herein or in any document delivered by another party pursuant hereto or (c) waive compliance with any of the agreements or conditions of another party that are contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

14.6     Severability, Continued Validity

         The parties agree that in the event any provisions of this Agreement become or are found invalid, illegal or unenforceable in any jurisdiction and in any respect to the detriment of any of the parties hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired; and the parties undertake to exercise all efforts which are necessary, desirable and sufficient to amend, supplement or substitute any and all such invalid, illegal or unenforceable provisions with enforceable and valid provisions which would produce as nearly as may be possible the economic result previously intended by the parties.

14.7     Certain Terms

         The terms "hereby", "herein", "hereof', "hereto", "hereunder" and any similar terms shall refer to this Agreement. Words importing the singular number shall mean and include the plural number and vice versa where the context so requires. The terms "include", "including" and similar terms shall be construed as if followed by the phrase "without being limited to". All references in this Agreement to numbered Articles, Sections, Annexes and Schedules are references to the Articles, Sections, Annexes and Schedules of this Agreement.

14.8     Headings

         The headings used in this Agreement are for convenience of reference only and shall not affect in any way the interpretation of this Agreement.

14.9     Annexes and Schedules

         The annexes and schedules attached to this Agreement shall be deemed an integral part of this Agreement, and are fully incorporated herein by reference.

IN WITNESS WHEREOF the parties hereto have caused their duly authorized representative to execute and deliver this Agreement on the date first above written.

URAL PETROLEUM CORPORATION

/s/ John Fitzgibbons
----------------------------------
By:    John Fitzgibbons
Title: Chief Executive Officer


WALDO SECURITIES S.A.

/s/ Nikolai Vladimirovich Bogachev
----------------------------------
By:    Nikolai Vladimirovich Bogachev
Title:


KHANTIMANSIISKNEFTEGAZGEOLOGIA

/s/ Alexander [ILLEGIBLE]          [SEAL]
----------------------------------
By: Alexander [ILLEGIBLE]
Title: General Director


OOO TAGASO

/s/ [ILLEGIBLE]                     [SEAL]
----------------------------------
By:
Title:


TOO ORLIS

/s/ [ILLEGIBLE]                     [SEAL]
----------------------------------
By:
Title:


AOZT IURIDICHESKAIA KOMPANIA GRAF & SINOVIA

/s/ [ILLEGIBLE]                     [SEAL]
----------------------------------
By:
Title:


BENZ INVESTMENTS

/s/ [ILLEGIBLE]
----------------------------------
By:
Title:

                                   SCHEDULE 1

                     LIST OF DIVISIONS SUBJECT OF SPIN-OFF*

Nazymgeo
Pravdinskgeo
Borezovskaia NGRE
Serginskaia EKB
Krasnoleninskoe BMU

         *        Subject to modification by agreement of Waldo, KMNGG and UPC

                                   SCHEDULE 2

                                 KMNGG LICENSES

                Oil and Gas Extraction Licenses for drilling in:

                        Salynskii field (Western portion)
                           Potanai-Kartopinskii field
                    Krasnoleninskii field (Kamennoi portion)
                              Khantimansiisk field

        Geological Exploration Licenses for use of subsoil resources in:

                                Kislorskii field
                             Severokaminskii field

                                   SCHEDULE 3

Nazimgeodobycha, a company to be formed upon reorganization of KMNH, is to acquire (through reissuance of licenses in the course of reorganization) the following licenses (the KMNH Licenses"):

        Oil and Gas Exploration and Extraction Licenses for drilling in:

                             Sredne-Nazymskii field
                                Aprel'skii field
                                 Bol'shoi field
                               Galianovskii field
                                Olkhovskii field
                               Tsentral'nii field

                                   SCHEDULE 4

                  PRE-EXISTING UPC OBLIGATIONS AND AGREEMENTS

              UPC has issued and outstanding options in favor of:

            Management                                6,750.00 common shares
            Chelsea/Smith Conversion(1)              15,000.00 common shares
            Directors                                 4,600.00 common shares
            Aegis Energy Advisors Corp.               2,400.02 common shares

Notes:

         (1) Chelsea and Smith have an option to convert a future Chernogorskoye production payment interest into UPC equity prior to an IPO. Depending upon the valuation of Chernogorskoye future cash flows in the IPO prospectus, the dilution could be higher (but not above 20% of UPC fully diluted).

                                    ANNEX 1

                            STOCK EXCHANGE AGREEMENT

THIS STOCK EXCHANGE AGREEMENT (the "Agreement") is concluded this 7th day of August, 1997 by and between:

URAL PETROLEUM CORPORATION, a corporation organized and existing under the laws of the State of Delaware, USA ("UPC"); and

WALDO SECURITIES S.A., a company organized and existing under the laws of Cyprus ("Waldo").

WHEREAS, Waldo currently owns certain shares of common stock in OAO Khantymansiiskneftegazgeologiia ("KMNGG") which it desires to transfer to UPC, and whereas UPC desires to acquire such shares on the terms and conditions herein stated;

WHEREAS, UPC desires to transfer to Waldo certain newly issued shares of UPC common stock, and whereas Waldo desires to acquire such shares on the terms and conditions herein stated;

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained, the parties hereto agree as follows:

ARTICLE 1: DEFINITIONS

"Canceled Prefinancing Amount" means such amount as may be due and owing on the Final Closing Date from Waldo to UPC pursuant to the Prefinancing Agreement, and canceled on such date by UPC and Waldo as partial consideration for the Swap Shares to the terms and conditions of this Agreement and the Investment Agreement which amount shall be confirmed by written notice executed by each of UPC and Waldo;

"Dollars" and "$" mean the lawful currency of the United States of America;

"Escrow Agent" means Brown Brothers Harriman & Co., a bank organized and existing pursuant to the laws of the State of Massachusetts, USA;

"Escrow Agreement" means that escrow agreement concluded by and among Waldo, UPC, the Escrow Agent and certain other parties and dated as of June 30, 1997, as the same may be amended from time to time (including, without limitation, the amendments concluded between the parties thereto as of even date herewith);

"Final Closing Date" has the meaning ascribed to such term in the Investment Agreement;

"Investment Agreement" means that investment agreement concluded by and among Waldo, UPC, KMNGG, Benz Investments GmbH, AOZT "Iuridicheskaya Kompania 'Graf I Sinovia', OOO "Tagaso", and TOO "Orlis" as of even date herewith;

"Prefinancing Agreement" means that loan agreement and note executed by and between UPC and Waldo, dated July 3, 1997, in the principal amount of three million fifty thousand Dollars ($3,050,000);

                  into and fulfill its obligations in connection with the transactions contemplated by this Agreement;

4.2 Additional Representations and Warranties of Waldo as of the Final Closing Date

         4.2.1 Waldo has good and marketable title to the Swap Shares, free and clear of all liens and encumbrances (other than Investment Obligations identified in the Investment Obligations Certificate delivered by KMNGG and Waldo to UPC pursuant to the Investment Agreement), and there are no commitments, options, warrants, calls or other agreements or obligations binding on Waldo which require or could require it to sell, transfer, assign, mortgage, pledge or otherwise dispose of any of the Swap Shares. Upon the release of the Swap Shares from Escrow and acquisition thereof by UPC pursuant to this Agreement, good and marketable title to the Swap Shares will be vested in UPC free and clear of all mortgages, liens, pledges, charges, security interests, options, warrants, calls, voting agreements, voting trusts, trust agreements, and other encumbrances of any kind whatever (other than Investment Obligations identified in the Investment Obligations Certificate delivered by KMNGG and Waldo to UPC pursuant to the Investment Agreement);

         4.2.2 Waldo has full right, power and authority to sell, assign, transfer and deliver the Swap Shares pursuant to this Agreement and to carry out the terms hereof; and

         4.2.3 Waldo has obtained any and all consents and made any and all notifications and filings which may be necessary in connection with its acquisition of the Swap Shares to UPC as provided herein (including, without limitation, such consents, notices to or filings with the RF Antimonopoly Committee and RF Securities Commission as may be applicable).

4.3 Representations and Warranties of UPC. UPC represents and warrants to Waldo as follows:

         4.3.1 It is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full all requisite corporate power and authority to carry on its business as now conducted;

         4.3.2 No additional filing, governmental approval, consent, registration, or amendment to or in respect of its constitutional documents is currently required under the laws of its jurisdiction of incorporation in connection with the formation and valid existence of UPC or the conduct of its business as contemplated by its constitutional documents;

         4.3.3 The persons signing this Agreement on its behalf have the full power and authority to do so, it has authorized the execution of this Agreement in accordance with its constitutional documents and all actions necessary under its constitutional documents have been taken to permit and authorize its execution of this Agreement;

         4.3.4 UPC has all requisite power and authority to perform its obligations hereunder, and upon execution by its duly authorized representatives, this

                  Agreement shall constitute its a legal, valid and binding obligation, enforceable in accordance with its terms;

         4.3.5 UPC has not retained, utilized or been represented by any broker or finder, in connection with the negotiation or consummation of this Agreement or the transactions contemplated hereby;

4.4 Additional Representations and Warranties of Waldo as of the Final Closing Date.

         4.4.1 The UPC Shares consist of one hundred fifteen thousand four hundred (115,400) shares of common stock in UPC, equal to fifty percent (50%) of the total voting stock of UPC issued and outstanding as of the date of deposit of such UPC Shares into Escrow by UPC;

         4.4.2 Except as expressly provided herein, no consent, approval or authorization of or registration, designation, declaration or filing with any governmental authority (whether of the Russian Federation, United States or other jurisdiction) on the part of UPC is required in connection with the acquisition by UPC of the Swap Shares pursuant to this Agreement, the transfer of the UPC Shares to Waldo, or the consummation of any other transaction contemplated hereby;

         4.4.3 The UPC Shares have been duly issued in accordance with the requirements of applicable law, and UPC has good and marketable title to the UPC Shares, free and clear of all liens and encumbrances, and there are no commitments, options, warrants, calls or other agreements or obligations binding on UPC which require or could require it to sell, transfer, assign, mortgage, pledge or otherwise dispose of any of the UPC Shares. Upon the release of the UPC Shares from escrow and acquisition thereof by Waldo pursuant to this Agreement, good and marketable title to the UPC Shares will be vested in Waldo free and clear of all mortgages, liens, pledges, charges, security interests, options, warrants, calls, voting agreements, voting trusts, trust agreements, and other encumbrances of any kind whatever (except for such security interests and other encumbrances as may be created in favor of UPC as provided in this Agreement and/or any other written agreement between the parties); and

         4.4.4 UPC has full right, power and authority to sell, assign, transfer and deliver the UPC Shares pursuant to this Agreement and to carry out the terms hereof.

ARTICLE 5: ADDITIONAL OBLIGATIONS OF WALDO

5.1 From and after the date of execution of this Agreement, Waldo shall take all actions, execute all documents and acts, make any and all filings and accomplish any and all other formalities reasonably necessary:

         5.1.1 on the Final Closing Date, to cause the reregistration of the Swap Shares into the name of UPC (as the same may be renamed from time to time) or a nominee of UPC in the Shareholders' Register, implement the transfer of title to the Swap Shares from Waldo to UPC, and to cause the Registrar to deliver to UPC, a certified extract from such Shareholders' Register, evidencing registration of UPC or a nominee of UPC as registered owner of the Swap Shares;

         5.1.2 as may be required from time to time by legislation of the Russian Federation (including, without limitation, the RF Antimonopoly Committee and the RF Securities Commission), and by competent registration and other authorities in the Russian Federation, to sign any acts, make any filings, obtain any approvals, permissions, authorizations, or licenses, and accomplish any other formalities to implement passage of title to the KMNGG Shares from Waldo to UPC as provided herein, and to promptly provide to UPC copies of any filings, approvals, permissions, authorizations, licenses or other documents obtained in connection therewith.

ARTICLE 6: INDEMNIFICATION

6.1 Indemnification by Waldo. Waldo shall indemnify and hold UPC (and its directors, officers, employees, agents, advisers and affiliates) harmless from and against any and all claims, liabilities, losses, damages, costs and expenses (including, without limitation, lawyer's fees) related to or arising, directly or indirectly, in connection with any failure or any breach by Waldo of any representation, warranty, covenant, obligation or undertaking made by Waldo hereunder or with the registration of Swap Shares into UPC's name or the removal of UPC's name from the Shareholders' Register. The provisions of this Section
         6.1 shall survive completion or other termination of this Agreement.

6.2 Indemnification by UPC. UPC shall indemnify and hold Waldo (and its directors, officers, employees, agents, advisers and affiliates) harmless from and against any and all claims, liabilities, losses, damages, costs and expenses (including, without limitation, lawyer's fees) related to or arising, directly or indirectly, in connection with any failure or any breach by UPC of any representation, warranty, covenant, obligation or undertaking made by UPC hereunder.

ARTICLE 7: TAXES AND OTHER FEES

7.1 Any and all taxes, duties and charges arising in connection with the transactions contemplated by this Agreement under applicable laws or regulations shall be borne by the responsible taxpayer for such tax as designated by such applicable laws or regulations.

ARTICLE 8: TERMINATION

8.1 This Agreement shall automatically terminate in the event that the Investment Agreement is terminated on or prior to the Final Closing Date.

ARTICLE 9: GOVERNING LAW; ARBITRATION

9.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, USA, notwithstanding the choice of law rules thereof.

9.2 Arbitration. This Agreement shall be governed by and construed in accordance with the laws of New York, notwithstanding the choice of law rules thereof. Any dispute arising out of or in connection with this Agreement, including any questions regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration by one arbitrator selected and acting in accordance with The Rules of the American Arbitration Association, which Rules are incorporated into this paragraph by reference. The place of arbitration shall be New York, New York, and the language of arbitration shall be English. The arbitrators shall have the power to render declaratory judgments and to issue injunctive orders, as well as to award monetary damages and shall award reasonable attorneys' fees and costs to the prevailing party.

ARTICLE 10: NOTICES

10.1 Any notice, consent or any other communication hereunder shall be deemed to be sufficiently given if delivered personally to the other party, if sent by commercial courier, return receipt requested, or if telefaxed or cabled to the other Party's telex or facsimile number, with receipt acknowledged electronically. Notice shall be effective when delivered personally or upon confirmation of receipt if sent by courier, telex or facsimile at the following addresses:

         If to Waldo, to:

         Waldo Securities S.A.
         Akara Building, Suite # 8
         Wickhams Cay, 1 Road Town
         Tortola, British Virgin Islands

         with a copy to:

         ALM Advocates Bureau
         Sadovaya Samotechnaya 24/27
         Moscow 103051
         Russian Federation
         Attn.: Sergei V. Semenov
         Fax: +7 (095) 258-5060

         If to UPC, to:
         Mr. John B. Fitzgibbons
         Chief Executive Officer
         Ural Petroleum Corporation
         125 Park Avenue, 8th Floor
         New York, NY 10017

         Tel. +1 (212) 479-2398
         Fax +1 (212) 479-2505

         with a copy to:

         SHH International
         Gazetny per., 17/9
         Moscow 103009
         Russian Federation
         Attn.: Jane V. Tarassova
         Fax: +7 (095) 258-3477

10.2 Either party may change its address for provision of notice hereunder by means of written notice to the other party as provided herein.

ARTICLE 11: MISCELLANEOUS

11.1 All documents to be furnished or communications to be given or made under this Agreement shall be in the English language or, if in another language, shall be accompanied by a translation into English.

11.2 This Agreement, together with any other written agreements concluded between the parties on or after the date hereof with respect to the subject matter hereof, constitute the entire understanding of the parties with respect to the subject matter hereof, and shall supersede all previous communications, representations or agreements, whether oral or written, between the parties with respect to the subject matter hereof, provided, however, that in the event of any conflict between the terms and provisions of this Agreement and the terms and provisions of the Investment Agreement, the Investment Agreement shall prevail.

11.3 The failure of either party to enforce at any time any provision hereof shall not be construed to be a waiver of such provision or the right of such party thereafter to enforce that or any other provision hereof.

11.4 Nothing in this Agreement shall be construed to authorize either party to act as an agent for the other party, or to permit any party to undertake any contracts or other obligations for any other party.

11.5 The rights and obligations arising from this Agreement may not be transferred in whole or in part without the prior written consent of the other party.

11.6 This Agreement shall be executed in six (6) originals, three (3) in English and three (3) in Russian, each of which when executed and delivered shall constitute an original but all of which together shall constitute one and the same document. In the event of discrepancies between the English and Russian versions hereof, the English text shall prevail and be conclusive.

11.7 The headings used in this agreement are for reference only and shall not limit or control the interpretation of the provisions herein contained.

11.8 At all time prior to the Final Closing Date, the parties agree to keep confidential the existence and content of this Agreement, as well as any information provided by the other parties hereto in connection with performance hereunder, as well as not to disclose to third parties (except such party's officers and authorized representatives), whether in whole or in part, any such information for any purpose without the written consent of the other parties. The confidentiality obligations hereunder shall not apply to information which (i) is required by applicable law to be disclosed (but only to the extent so required);
         (ii) which is available to the general public without fault of such party or any of its officers or authorized representatives; (iii) is required to be disclosed by UPC in connection with filing of any prospectus or other securities filing document to be registered or filed by UPC (but only to the extent so required); (iv) constitute descriptions in general terms of investments made by UPC to be provided in periodic reports of UPC to its shareholders; (v) is disclosed by UPC in connection with placement of the Convertible Note; or (vi) is required to be disclosed by KMNGG in connection with filing of any future prospectus or other securities filing document to be filed by KMNGG (but only to the extent so required).

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

WALDO SECURITIES S.A.


-------------------------------------
By:    Nikolai Vladimirovich Bogachev
Title:


URAL PETROLEUM CORPORATION


------------------------------
By:    John B. Fitzgibbons
Title: Chief Executive Officer

                                   EXHIBIT 1

                          FORM OF STOCK TRANSFER ORDER

                                    ANNEX 2

                         AMENDMENT TO ESCROW AGREEMENT

Pursuant to this amendment (the "Amendment") dated this 7th day of August, 1997, each of Ural Petroleum Corporation, Waldo Securities S.A., OOO Tagaso, TOO Orlis, Benz Investments GmbH, and aozt Iuridicheskaia Kompania Graf & Sinovia and Brown Brothers Harriman & Co. hereby agree to amend the Escrow Agreement by and among them, dated as of July 30, 1997, by amending and replacing such agreement in its entirety by the following amended and restated escrow agreement:

                     AMENDED AND RESTATED ESCROW AGREEMENT

         THIS AMENDED AND RESTATED ESCROW AGREEMENT (this "Amended and Restated Escrow Agreement" or this "Agreement") is made this 7th day of August 1997, by and among:

         (i) OOO TAGASO, a limited liability company organized and existing under the laws of the Russian Federation ("Tagaso"); TOO ORLIS, a limited liability company organized and existing under the laws of the Russian Federation ("Orlis"); AOZT IOURIDICHISKAYA KOMPANIA GRAF & SINOVIA, a closed type joint stock company organized and existing under the laws of the Russian Federation ("IKGS"); and BENZ INVESTMENTS, a corporation organized and existing under the laws of the Bahamas ("Benz") (Tagaso, Orlis, IKGS and Benz from time to time hereinafter collectively referred to as the "Initial Sellers" and individually as an "Initial Seller");

         (ii) WALDO SECURITIES S.A., an international business company organized and existing under the laws of the British Virgin Islands ("Waldo");

         (iii) URAL PETROLEUM CORPORATION, a corporation organized and existing under the laws of the State of Delaware, USA (hereinafter referred to as UPC"); and

         (iv) BROWN BROTHERS HARRIMAN & CO, a commercial bank organized and existing under the laws of the State of New York, USA (the "Escrow Agent").

         WITNESSETH:

         WHEREAS, by a stock transfer agreement dated April 17, 1997 by and between UPC and Benz, and by a stock transfer agreement dated April 17, 1997 by and among UPC and Tagaso, Orlis, and IKOS (collectively the "Stock Transfer Agreements"), the Initial Sellers have agreed to sell to UPC a total of 128,050 shares of common stock in OAO Khantymansiiskneftegazgeologiia, an open joint stock company organized and existing under the laws of the Russian Federation ("KMNGG"; such shares hereinafter referred to as the "Initial Shares"), subject to the satisfaction of the conditions precedent contained in each Stock Transfer Agreement;

         WHEREAS, pursuant to Article 3 of each of the respective Stock Transfer Agreements, subsequent to the appointment of an escrow agent, UPC and the Initial Sellers are required to deposit certain funds and documents in escrow with the Escrow Agent;

         WHEREAS, pursuant to an Investment Agreement executed by and among UPC, Waldo, KMNGG, and the Initial Sellers as of even date herewith, the parties to the Stock Transfer Agreements have agreed that release of the Initial Shares and Escrow Deposit (as defined below) from Escrow (as defined below) shall occur following satisfaction of all conditions precedent under the Investment Agreement;

         WHEREAS, pursuant to a Stock Exchange Agreement by and between Waldo and UPC, dated as of even date herewith, Waldo has agreed to transfer to UPC thirty-nine thousand four hundred ninety (39,490) shares of common stock of KMNGG and eight thousand one hundred forty-one (8,141) shares of preferred stock of KMNGG (collectively the "Swap Shares"), and UPC has agreed to transfer to Waldo one hundred fifteen thousand four hundred (115,400) shares of common stock of UPC (the "UPC Shares"), all subject to satisfaction of all conditions precedent under the Investment Agreement;

         WHEREAS, in the event of delivery of notice by either Waldo or UPC of termination of the Investment Agreement prior to the Final Closing Date (as defined in the Investment Agreement) (any such notice hereinafter referred to as a "Termination Notice"), the conditions precedent to the Stock Transfer Agreements and the Stock Exchange Agreement will fail to be met and such Stock Transfer Agreements and Stock Exchange Agreement shall terminate;

         WHEREAS, by a loan agreement and promissory note concluded between UPC and Waldo, dated as of July 3, 1997 (the "Loan Agreement"), UPC has agreed to lend to Waldo, and Waldo has agreed to borrow from and repay (in cash, in oil or in shares) to UPC, the amount of three million fifty thousand dollars ($3,050,000) (the "Loan"), and to secure such Loan by the pledge of 36,950 shares of KMNGG common stock currently owned by Waldo (the "Waldo Common Shares");

         WHEREAS, by a Guarantee and Stock Pledge Agreement concluded between the Sellers and UPC, dated as of July 3, 1997 (the "Guarantee Agreement"), the Initial Sellers have agreed to act as guarantors of Waldo's repayment (in cash or in shares) of the Loan, and have pledged a portion of the Initial Shares as additional security therefore;

         WHEREAS, UPC, Waldo and the Initial Sellers have agreed to deposit certain documents in Escrow pending the earlier to occur of (i) repayment of the Loan by Waldo, or (ii) fulfillment of all conditions precedent to the release of the Escrow Deposit and Escrow Documents (as defined below) from Escrow;

         WHEREAS, UPC, Waldo and the Initial Sellers desire to amend and restate the escrow agreement first concluded by and among them as of June 30, 1997 (the "Original Escrow Agreement") to incorporate within such Original Escrow Agreement provisions governing deposit and release of the Swap Shares and the UPC Shares from Escrow;

         WHEREAS, UPC, Waldo and the Initial Sellers desire to have the Escrow Agent hold the Escrow Deposit and Escrow Documents pursuant to the terms of this Amended and Restated Escrow Agreement, pending the fulfillment of the conditions precedent herein described, and the Escrow Agent agrees to act in accordance with the instructions set forth in this Amended and Restated Escrow Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual agreements in this Amended and Restated Escrow Agreement, the parties hereto do hereby agree as follows:

1.       Definitions

"Cancellation Notice" means a notice in the form of Exhibit 2 hereto;

"Completion Notice" means a notice the form of Exhibit 4 hereto;

"Demand Notice" means a notice in the form of Exhibit 3 hereto;

"Disbursement Notice" means a notice in the form of Exhibit 1 hereto;

"Dollars" and "$" mean the official currency of the United States of America;

"Dollar Equivalent" means the Dollar equivalent calculated at the RF Central Bank Exchange rate for conversion of Dollars into Russian Rubles in effect as of the date of first execution of the Original Escrow Agreement, which rate is five thousand seven hundred ninety-seven (5,797) Rubles per Dollar;

"Escrow" means the escrow first established pursuant to the Original Escrow Agreement and maintained by the Escrow Agent in accordance with this Amended and Restated Escrow Agreement;

"Escrow Account" means account no. _________, maintained in UPC's name with the Escrow Agent at Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109, USA, ABA No. 011001755;

"Escrow Agent" has the meaning ascribed to such term in the preamble hereto;

"Escrow Deposit" means the amount of forty-eight thousand six hundred fifty-seven Dollars and twenty cents ($48,657.20) deposited by UPC with the Escrow Agent as provided herein;

"Escrow Documents" means, collectively, all of the originals of each of the Stock Transfer Agreements, Loan Agreements, Guarantee Agreements, First Stock Transfer Orders, Second Stock Transfer Orders, Waldo First Stock Transfer Order, the Waldo Second Stock Transfer Order, and share register extracts and other documents deposited in Escrow by each of the parties hereto;

"Guarantee Agreement" shall have the meaning ascribed to such term in the preamble hereto;

"Initial Shares" shall have the meaning ascribed to such term in the preamble hereto;

"Investment Agreement" shall have the meaning ascribed to such term in the preamble hereto;

"Loan" shall have the meaning ascribed to such term in the preamble hereto;

"Loan Agreement" shall have the meaning ascribed to such term in the preamble hereto;

"Registrar" means zao Ob'edinennyi registrator, an entity organized pursuant to the laws of the Russian Federation and having its address at ul. Komsomola, d. 2, kom. 5, St. Petersburg, Russian Federation, or such other entity legally responsible for holding the KMNGG shareholders' register, as UPC may notify the Escrow Agent in writing from time to time;

"Rubles" and "RR" mean the official currency of the Russian Federation;

"Stock Transfer Agreements" shall have the meaning ascribed to such term in the preamble hereto;

"Termination Notice" shall have the meaning ascribed to such term in the preamble hereto;

"UPC Share Certificates" shall have the meaning ascribed to such term in Section
1.1 hereof;

"UPC Shares" shall have the meaning ascribed to such term in the preamble hereto;

"Waldo Common Shares" shall have the meaning ascribed to such term in the preamble hereto.

1.       Establishment of Escrow

1.1 Concurrently with the execution and delivery of this Agreement, UPC shall deposit or cause to be deposited with the Escrow Agent in the Escrow Account:

         (i) its original executed copies of each of the Stock Transfer Agreements;
         (ii) its original executed copy of the Stock Exchange Agreement;
         (iii) the Escrow Deposit of forty-eight thousand six hundred fifty-seven Dollars and twenty cents ($48,657.20);
         (iv) one original notice to the KMNGG registrar, directing the registrar to register the Seller Shares into UPC's name pursuant to the Stock Transfer Agreements, and to deliver to UPC an original extract from the KMNGG shareholders' register evidencing such registration ("UPC Notice A"); and
         (v) one original notice to the KMNGG registrar, directing the registrar to register the Seller Shares and Waldo Shares into UPC's name pursuant to the Loan Agreement and Guarantee Agreement, and to deliver to UPC an original extract from the KMNGG shareholders' register evidencing such registration ("UPC Notice B").

         Promptly following UPC's filing of a certificate of amendment to its articles of incorporation to increase the number of shares of authorized UPC common stock to an amount sufficient to cover issuance of the UPC Shares (and in no event later than the day prior to the Final Closing Date), UPC shall deposit or cause to be deposited with the Escrow Agent certificates representing the UPC Shares, duly executed in bank or with duly executed stock powers attached (the "UPC Share Certificates").

1.2 Concurrently with the execution and delivery of this Agreement, each Initial Seller shall deposit or cause to be deposited with the Escrow
         Agent:

         (i) its original, executed copy of the Stock Transfer Agreements;
         (ii) its original, executed copy of the Guarantee Agreement;
         (iv) a duly executed share transfer order with respect to the Initial Shares, directing re-registration of such Initial Shares into UPC's name pursuant to the Stock Transfer Agreements (the "First Stock Transfer Order");

         (v) a duly executed share transfer order with respect to the Initial Shares, directing re-registration of such Initial Shares into UPC's name pursuant to the Guarantee Agreement (the "Second Stock Transfer Order"); and
         (vi) an extract from the KMNGG shareholders' register reflecting registration of an encumbrance on the Initial Shares in favor of UPC.

1.3 Concurrently with execution and delivery of this Escrow Agreement, Waldo shall deposit or cause to be deposited with the Escrow Agent:

         (i) its original executed copies of each of the Stock Transfer Agreements;
         (ii) its original executed copy of the Loan Agreement;
         (iii) a duly executed share transfer order directing re-registration of a portion of the Waldo Shares into UPC's name pursuant to the Loan Agreement (the "First Waldo Stock Transfer Order");
         (iv) its original executed copy of the Stock Exchange Agreement;
         (v) a duly executed share transfer order directing re-registration of the Swap Shares into UPC's name pursuant to the Stock Exchange Agreement (the "Second Waldo Stock Transfer Order"); and
         (vi) an extract from the KMNGG shareholders' register reflecting registration of an encumbrance on the Waldo Shares in favor of UPC.

1.4 The Escrow Agent acknowledges that it will hold the Escrow Deposit and the Escrow Documents in Escrow subject to the terms and conditions of this Escrow Agreement.

1.5 Upon receipt of the Escrow Deposit in the Escrow Account, the Escrow Agent shall invest and reinvest, as appropriate, the Escrow Deposit in a money market fund maintained by the Escrow Agent or in such other short-term, interest-bearing investment as may be offered by the Escrow Agent and as the Escrow Agent may deem prudent, acting at its own reasonable discretion.

2.       Delivery of Notices to Escrow Agent

2.1 Promptly upon the satisfaction or waiver of the conditions precedent to Final Closing set forth in Article 8 of the Investment Agreement (the "Conditions Precedent"), the Initial Sellers and Waldo shall jointly deliver to the Escrow Agent a Disbursement Notice in the form of Annex 1B hereto, and UPC shall deliver to the Escrow Agent a Disbursement Notice in the form of Annex 1A hereto. Deliveries of the Disbursement Notices as provided hereunder shall be made by the facsimile with confirmation original promptly sent by express courier.

2.2 In the event of delivery of a Termination Notice by either Waldo or UPC, either party may deliver to the Escrow Agent a Cancellation Notice to such effect in the form of Annex 2 hereto.

2.3 In the event that Waldo, following delivery of any Cancellation Notice, fails to pay the Loan when due and UPC elects to exercise its rights in the Waldo Common Shares and Initial Shares as provided in the Loan Agreement and the Guarantee Agreement, UPC shall deliver to the Escrow Agent, with copies to Waldo and each of the Initial Sellers, a Demand Notice to such effect in the form of Annex 3 hereto.

2.4 In the event of satisfaction or cancellation of the Loan following delivery of any Cancellation Notice, UPC shall deliver to the Escrow Agent, with copies to Waldo and each of the Initial Sellers, a Completion Notice to such effect in the form of Annex 4 hereto.

3.       Disposition of the Escrow Deposit and Escrow Documents

3.1 Disposition In the Event of Fulfillment of Conditions Precedent to Stock Transfer Agreements. Immediately upon receipt of a Disbursement Notice from UPC and a joint Disbursement Notice from the Initial Sellers and Waldo, the Escrow Agent shall deliver or cause to be delivered in person or by express courier, to the Registrar the original UPC Notice marked UPC Notice A, attaching an original of each of the Stock Transfer Agreements, the Stock Exchange Agreement, and the original of each First Stock Transfer Order and First Waldo Stock Transfer Order.

         In the event of delivery by express courier, the Escrow Agent shall, immediately upon submission of such documents by the Escrow Agent to the courier company for delivery to the Registrar, notify UPC and Waldo by facsimile of the fact of such submission. Immediately upon receipt by the Escrow Agent of instruction from UPC that the Initial Shares and Swap Shares have been duly reregistered into UPC's name in the KMNGG shareholders' register, the Escrow Agent shall disburse the Escrow Amount as follows:

         3.1.1 the Escrow Agent shall deposit forty-two thousand sixty-one Dollars and twenty cents ($42,061.20) in the correspondent account of the Russian bank (the "Russian Bank") in which UPC shall have opened a Ruble Investment (type "I") account (the details of which account UPC shall have designated in writing to the Escrow Agent prior to the date of such disposition).

         It is understood that UPC shall have provided such Russian Bank with a stand-by order to immediately convert such Dollar amounts into Russian rubles, to remit such Ruble amount to UPC's Investment (type "I") account, and to immediately thereafter disburse such Ruble amounts as follows:

         3.1.1.1 to Tagaso, the Ruble amount resulting from conversion of thirty thousand eight hundred Dollars and forty-one cents ($30,800.41) into Rubles as payment for 38,830 Seller Shares;

         3.1.1.2. to Orlis, the Ruble amount resulting from conversion of eight thousand four hundred twenty-seven Dollars and seventy-seven cents ($8,427.77) Dollars into Rubles as payment for 34,897 Seller Shares;

         3.1.1.3. to IKGS, the Ruble amount resulting from conversion of two thousand eight hundred thirty-three Dollars and two cents ($2,833.02) Dollars into Rubles as payment for 16,423 Seller Shares; and

         3.1.2 the Escrow Agent shall pay six thousand five hundred ninety-six Dollars ($6,596) Dollars to the bank account designated in writing to the Escrow Agent by Benz Investments, as payment for 37,900 Seller Shares.

         3.1.3 All interest and other amounts earned on the Escrow Deposit shall be paid by the Escrow Agent to UPC by direct remittance by the Escrow Agent to UPC's account in US Dollars (after deduction of fees and expenses due to the Escrow Agent pursuant to Section 5.2 hereof). Each of Tagaso, Orlis and IKGS hereby acknowledge and agree that the Ruble amounts resulting from conversion of the Dollar amounts to be paid to them out of Escrow as specified in Section
         3.1.1 hereof shall constitute payment in full of Ruble amounts owing to them pursuant to the Stock Transfer Agreements

         3.1.4 Simultaneously with disbursement of the Escrow Deposit, the Escrow Agent shall: (i) deliver or cause to be delivered the UPC Share Certificates to Waldo, and (ii) deliver or cause to be delivered all remaining Escrow Documents (other than the First Stock Transfer Orders and First Waldo Stock Transfer Orders) to the parties which deposited such Escrow Documents into Escrow.

3.2 Disposition Upon Delivery of Cancellation Notice. In the event that either party delivers a Cancellation Notice to the Escrow Agent as provided hereunder, the Escrow Agent shall immediately disburse the Escrow Deposit in Dollars to UPC (after deduction of fees and expenses due to the Escrow Agent pursuant to Section 5.2 hereof) and disburse the UPC Share Certificates to UPC, but shall continue to hold the Escrow Documents in Escrow pending delivery of one of the following:

         3.2.1 In the event of receipt by the Escrow Agent of a Demand Notice from UPC, the Escrow Agent shall deliver or cause to be delivered to the Registrar the original UPC Notice marked UPC Notice B attaching an original of the Loan Agreement, an original of the Guarantee Agreement, the original Second Waldo Stock Transfer Order, and the original of each Second Stock Transfer Order. Following receipt by the Escrow Agent of confirmation from UPC that each of the Initial Shares and Waldo Common Shares have been reregistered in UPC's name, the Escrow Agent shall deliver or cause to be delivered the remainder of the Escrow Documents (other than the Second Waldo Stock Transfer Order and Second Stock Transfer Order) to the parties which deposited such Escrow Documents into Escrow.

         3.2.2 In the event of receipt by the Escrow Agent of a Completion Notice from UPC, the Escrow Agent shall deliver or cause to be delivered the Escrow Documents to the parties which deposited such Escrow Documents into Escrow.

4.    Duties of Escrow Agent

4.1 The duties of the Escrow Agent are only such as herein specifically provided, being purely administrative in nature, and the Escrow Agent shall incur no liability whatsoever except for damages and liabilities arising from its willful misconduct or gross negligence. The Escrow Agent shall act in good faith and shall not be liable or responsible for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Escrow Agreement and shall have full and complete authorizations and protections for any action taken or suffered by it hereunder in good faith. The Escrow Agent shall not have any duties or obligations other than as stated herein, and shall be protected when acting upon any notice, certificate or other communication not only as to its execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which it shall in good faith have believed to have been valid and to have been signed or presented by a proper person or persons. The Escrow Agent shall act in good faith and shall not be liable or responsible for calculation of any Dollar Equivalent of any Ruble amount, and shall be entitled to rely in good faith upon the calculations herein contained in the absence of manifest error.

4.2 Except as expressly provided herein, the Escrow Agent shall not be bound by any notice or demand with respect hereto, or any waiver, modification, amendment, termination or revision of the Escrow Agreement, unless delivered in writing to the Escrow Agent and signed by all parties and, if the duties of the Escrow Agent are changed, unless it shall have given its prior written consent thereto. Provided that the Escrow Agent is acting in good faith, the Escrow Agent shall be under no duty to inquire into the authority of any person acting in connection herewith or into the genuineness of any signature; provided, however, that each of Waldo, the Sellers and UPC shall designate to the Escrow Agent in writing that list of individuals who are authorized to act and execute documents on behalf of such party.

5.    Indemnification and Compensation of Escrow Agent

5.1 UPC, Waldo and the Sellers jointly and severally shall indemnify and hold the Escrow Agent harmless against, and pay or reimburse the Escrow Agent upon request for, any and all losses, claims, damages, liabilities and expenses, including without limitation reasonable costs of investigation, counsel fees and disbursements, which may be imposed upon the Escrow Agent or incurred by the Escrow Agent in connection with carrying out its duties under this Escrow Agreement.

5.2 The schedule and procedure for payment of the fees and agreed expenses of the Escrow Agent for acting hereunder shall be separately agreed between UPC and the Escrow Agent and paid to the Escrow Agent at the sole expense of UPC.

6.    Litigation or Dispute

6.1 In the event that the Escrow Agent becomes involved in litigation or a dispute by reason hereof, it is hereby authorized to deposit with the Clerk of a court of competent jurisdiction any and all of the Escrow Deposit and interest earned thereon held by it pursuant hereto and, thereupon, it shall stand fully relieved and discharged of any further duties hereunder with reference to this Escrow Agreement. In addition, if the Escrow Agent is threatened with litigation by reason hereof, it is hereby authorized to interplead all interested parties in a court of competent jurisdiction and deposit with the Clerk of such court any and all funds and documents held by Escrow Agent pursuant hereto and, thereupon, shall stand fully relieved and discharged of any further duties hereunder in respect of such deposit and the matter(s) giving rise thereto.

7.    Termination

7.1 The parties may decide amicably in writing to terminate this agreement at any time. In such case, the parties shall take the necessary steps to jointly notify the Escrow Agent in writing of such termination, and following receipt of such notification the Escrow Agent shall, unless otherwise directed in such notice, deliver or cause to be delivered the Escrow Deposit (after deduction of fees and expenses due to the Escrow Agent pursuant to Section 5.2 hereof) to UPC and the Escrow Documents to the parties which deposited such Escrow Documents into Escrow.

8.    Arbitration and Governing Law

8.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, USA, notwithstanding the choice of law rules thereof.

8.2. Arbitration. Any dispute, controversy or claim arising out of relating to this Agreement or the breach, termination or invalidity hereof shall be referred to and finally resolved by arbitration in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce then in effect by a panel of three arbitrators appointed in accordance with such rules. The seat of arbitration shall be New York, New York and the language of the arbitration shall be English. The arbitrators shall have the power to render declaratory judgments and to issue injunctive orders, as well as to award monetary damages and shall award reasonable attorneys' fees and costs to the prevailing party.

9.    Successor Escrow Agent

9.1 The Escrow Agent or any successor which is hereafter appointed at any time may resign by giving notice in writing to each of UPC, Waldo and the Sellers and shall be discharged of its duties hereunder upon the appointment of a successor Escrow Agent. In the event of any such resignation, a successor Escrow Agent shall be promptly appointed by UPC, Waldo and Sellers. Any such successor Escrow Agent shall deliver to UPC, Waldo, the Sellers and the predecessor Escrow Agent a written instrument accepting such appointment hereunder and thereupon shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive all the properties held by the predecessor Escrow Agent hereunder.

10.   Successors and Assigns

10.1 This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns; provided, however, that, except for assignments by UPC to a wholly-owned subsidiary of UPC, none of the parties may assign, delegate or otherwise transfer any of its rights or obligations under this Escrow Agreement without the prior written consent of the other parties. Any assignment in contravention of this Escrow Agreement shall be null and void.

11.   Notices

11.1 All notices and other communications hereunder shall be in writing and shall be personally delivered, or transmitted by telex, facsimile or wire, or sent by registered or certified mail, and via air mail, if sent overseas, postage and fees prepaid, return receipt requested, to the addresses and numbers listed below:

      If to any or all of the Initial Sellers, to:

      ALM Advocates Bureau
      Sadovaya Samotechnaya 24/27
      Moscow 105051
      Russian Federation
      Attn.: Sergei V. Semenov
      Fax:+7 (095) 258-5060

      If to Waldo, to:

      Waldo Securities S.A.
      Akara Building, Suite # 8
      Wickhams Cay, 1 Road Town
      Tortola, British Virgin Islands

      with a copy to:

      ALM Advocates Bureau
      Sadovaya Samotechnaya 24/27
      Moscow 105051
      Russian Federation
      Attn.: Sergei V. Semenov
      Fax: +7 (095) 258-5060

      If to UPC, to:

      Mr. John B. Fitzgibbons
      Chief Executive Officer
      Ural Petroleum Corporation
      125 Park Avenue, 8th Floor
      New York, NY 10017

      Tel.: +1 (212) 479-2398
      Fax: +l (212) 479-2505

      with a copy to:

      SHH International
      Gazetny per., 17/9
      Moscow 103009
      Russian Federation
      Attn.: Jane V. Tarassova
      Fax:+7 (095) 258-3477

      If to Escrow Agent, to:
      Mr. William Howell
      Brown Brothers Harriman & Co.
      40 Water Street
      Boston, Massachusetts 02139
      USA
      Telex: 940709
      Facsimile: +1 617 589 3178

      Notices to Escrow Agent shall be effective only when actually received by Escrow Agent. Any party may change the addresses and numbers to which notices shall be sent, by providing written notice of such change to the parties hereto.

12.   Counterparts; Effectiveness

12.1 This Amended and Restated Escrow Agreement shall be signed in seven (7) originals in English. This Escrow Agreement shall become effective on the date of its execution by all parties, which date shall be the date first stated above.

13.   Requirement of Writing

13.1 Neither this Agreement nor any of its provisions may be waived, amended, altered, superseded or modified except by a writing signed by the duly authorized representatives of the parties.

14.   Communications

14.1 All documents to be furnished or communications to be given or made under this Agreement shall be in the English language or, if in another language, shall be accompanied by a translation into English.

      IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Escrow Agreement to be duly executed by their respective authorized officers as of the date first above stated.

000 TAGASO


__________________________________
By:
Title:


TOO ORLIS


__________________________________
By:
Title:


AOZT IOURIDICHESKAYA KOMPANIA GRAF & SINOVIA


__________________________________
By:
Title:


BENZ INVESTMENTS


__________________________________
By:
Title:


WALDO SECURITIES S.A.


__________________________________
By:
Title:


URAL PETROLEUM CORPORATION


__________________________________
By:
Title:


BROWN BROTHERS HARRIMAN & CO


__________________________________
By:
Title:

                                   EXHIBIT 1A
                    TO AMENDED AND RESTATED ESCROW AGREEMENT

                               DISBURSEMENT NOTICE
                  [to be delivered by UPC to the Escrow Agent]

Brown Brothers Harriman & Co.
[       ]
[       ]

Dear Sirs:

      Please take this letter as notice, given pursuant to Section 2.1 of the Escrow Agreement(1) by and among your company, Ural Petroleum Corporation ("UPC"), Waldo Securities SA ("Waldo"), Benz Investments ("Benz"), OOO Tagaso ("Tagaso"), TOO Orlis ("Orlis"), and aozt Iuridicheskaya Kompania Graf & Sinovia ("Graf & Sons") first dated July 30th, 1997 and amended and restated as of August 7, 1997 (the "Escrow Agreement"), that all conditions precedent to the release of the Escrow Documents and Escrow Deposit from Escrow have been met. Upon your receipt of a similar notice jointly signed by Waldo, Benz, Tagaso, Orlis and Graf & Sons, please disburse the Escrow Documents and Escrow Deposit in accordance with Section 3.1 of the Escrow Agreement.

      Thank you.

                                        Sincerely,


                                        _________________________________
                                        Ural Petroleum Corporation
                                        By:
                                        Title:

----------

(1) All capitalized terms not otherwise defined herein shall have the meanings given to them in the Escrow Agreement.

                                   EXHIBIT 1B
                    TO AMENDED AND RESTATED ESCROW AGREEMENT

                               DISBURSEMENT NOTICE
             [to be delivered jointly by Waldo, Benz, Tagaso, Orlis
                      and Graf & Sons to the Escrow Agent]

Brown Brothers Harriman & Co.
[       ]
[       ]

Dear Sirs:

      Please take this letter as notice, given pursuant to Section 2.1 of the Escrow Agreement(2) by and among your company, Ural Petroleum Corporation ("UPC"), Waldo Securities SA ("Waldo"), Benz Investments ("Benz"), OOO Tagaso ("Tagaso"), TOO Orlis ("Orlis"). and aozt Iuridicheskaya Kompania Graf & Sinovia ("Graf & Sons") first dated July 30th, 1997 and amended and restated as of August 7, 1997 (the "Escrow Agreement"), that all conditions precedent to release of the Escrow Documents and Escrow Deposit from Escrow have been met. Upon your receipt of similar notice from UPC, please disburse the Escrow Documents and Escrow Deposit in accordance with Section 3.1 of the Escrow Agreement.

      Thank you.

                                        Sincerely,


                                        ________________________________
                                        Waldo Securities S.A.
                                        By:
                                        Title:


                                        ________________________________
                                        Benz Investments
                                        By:
                                        Title:

----------
(2) All capitalized terms not otherwise defined herein shall have the meanings given to them in the Escrow Agreement.

                                        ________________________________
                                        OOO Tagaso
                                        By:
                                        Title:


                                        ________________________________
                                        TOO Orlis
                                        By:
                                        Title:


                                        ________________________________
                                        aozt Iuridicheskaya Kompania
                                                  Graf & Sinovia
                                        By:
                                        Title:

                                    EXHIBIT 2
                    TO AMENDED AND RESTATED ESCROW AGREEMENT

                               CANCELLATION NOTICE
             [Delivered by either UPC or Waldo to the Escrow Agent]

Brown Brothers Harriman & Co.
[       ]
[       ]

Dear Sirs:

      Please take this letter as notice, given pursuant to Section 2.2 of the Escrow Agreement(3) by and among your company, Ural Petroleum Corporation ("UPC"), Waldo Securities SA ("Waldo"), Benz Investments ("Benz"), 000 Tagaso ("Tagaso"), TOO Orlis ("Orlis"), and aozt Iuridicheskaya Kompania Graf & Sinovia ("Graf & Sons") first dated July 30th, 1997 and amended and restated as of August 7, 1997 (the "Escrow Agreement"), that Waldo, UPC and KMNGG have terminated negotiations with respect to the transactions contemplated by and to be included in the Investment Agreement. Pursuant to the terms and conditions of
Section 3.2 of the Escrow Agreement, please immediately disburse the entire amount of the Escrow Deposit (after deduction of fees and expenses due to the Escrow Agent pursuant to Section 5.2 of the Escrow Agreement) and the UPC Share Certificates to UPC. Please continue to hold the remaining Escrow Documents in Escrow until receipt from UPC of either a Demand Notice or a Completion Notice, as specified in Sections 3.2.1 and 3.2.2 of the Escrow Agreement.

      Thank you.

                                        Sincerely,


                                        ________________________________
                                        [Ural Petroleum Corporation]
                                        [Waldo Securities SA]
                                        By:
                                        Title:

----------
(3) All capitalized terms not otherwise defined herein shall have the meanings given to them in the Escrow Agreement.

                                    EXHIBIT 3
                    TO AMENDED AND RESTATED ESCROW AGREEMENT

                                  DEMAND NOTICE
                     [Delivered by UPC to the Escrow Agent]

Brown Brothers Harriman & Co.
[       ]
[       ]

Dear Sirs:

      Please take this letter as notice, given pursuant to Section 2.3 of the Escrow Agreement(4) by and among your company, Ural Petroleum Corporation ("UPC"), Waldo Securities SA ("Waldo"), Benz Investments ("Benz"), OOO Tagaso ("Tagaso"), TOO Orlis ("Orlis"), and aozt Iuridicheskaya Kompania Graf & Sinovia ("Graf & Sons") first dated July 30th, 1997 and amended and restated as of August 7, 1997 (the "Escrow Agreement"), that UPC is exercising its rights under the Guarantee Agreement and under the Loan Agreement to the Initial Shares and the Waldo Common Shares. Please immediately disburse the Escrow Documents in accordance with the provisions of Section 3.2.1 of the Escrow Agreement.

      Thank you.

                                        Sincerely,


                                        ________________________________
                                        [Ural Petroleum Corporation]
                                        By:
                                        Title:

----------
(4) All capitalized terms not otherwise defined herein shall have the meanings given to them in the Escrow Agreement.

                                    EXHIBIT 4
                    TO AMENDED AND RESTATED ESCROW AGREEMENT

                               CANCELLATION NOTICE
                     [Delivered by UPC to the Escrow Agent]

Brown Brothers Harriman & Co.
[       ]
[       ]

Dear Sirs:

      Please take this letter as notice, given pursuant to Section 2.4 of the Escrow Agreement(5) by and among your company, Ural Petroleum Corporation ("UPC"), Waldo Securities SA ("Waldo"), Benz Investments ("Benz"), 000 Tagaso ("Tagaso"), TOO Orlis ("Orlis"), and aozt Iuridicheskaya Kompania Graf & Sinovia ("Graf & Sons") first dated July 30th, 1997 and amended and restated as of August 7, 1997 (the "Escrow Agreement"), that repayment of the Loan has been satisfied in full. Pursuant to the terms and conditions of Section 3.2.2 of the Escrow Agreement. please immediately return the Escrow Documents to the parties which deposited such Escrow Documents into Escrow.

      Thank you.

                                        Sincerely,


                                        ________________________________
                                        [Ural Petroleum Corporation]
                                        By:
                                        Title:

----------
(5) All capitalized terms not otherwise defined herein shall have the meanings given to them in the Escrow Agreement.

                                     ANNEX 3

                          STOCK SUBSCRIPTION AGREEMENT

      THIS STOCK SUBSCRIPTION AGREEMENT (the "Agreement") is concluded this ___ day of ____________, 1997 by and between:

KHANTY-MANSIYSK OIL CORPORATION (formerly named Ural Petroleum Corporation), a corporation organized and existing under the laws of the State of Delaware, USA ("KMOC"); and

KHANTIMANSIISKNEFTEGAZGEOLOGLIIA, an open joint stock company organized and existing under the laws of the Russian Federation (the "Company").

For purposes of this Agreement, KMOC and the Company are from time to time hereinafter referred to individually as a "Party" and collectively as the "Parties".

      WHEREAS, in accordance with the charter of the Company (the "Charter"), the Board of Directors of the Company is empowered to distribute up to two million six hundred ninety-two thousand seventy-three (2,692,073) additional common shares that are authorized by the Charter but remain undistributed;

      WHEREAS, the General Shareholders Meeting issued Resolution No. __ dated ______, and the Board of Directors of the Company issued Board Resolution No. __ dated ____, empowering the Company to distribute additional shares in the Company, such new issuance consisting of an issuance of six hundred thirty-four thousand fifty-four (634,054) common shares, with a nominal value of one thousand (1000) rubles each (the "New Issuance");

      WHEREAS, the Company has prepared and registered with relevant governmental organs all necessary documentation for registration of the New Issuance, and such New Issuance has been duly registered with the relevant governmental authorities;

      WHEREAS, the Company and KMOC have executed an investment agreement dated August 7th, 1997 (the "Investment Agreement"), outlining certain of the terms and conditions under which UPC, subject to the terms and conditions herein, shall acquire the New Issuance from the Company;

      WHEREAS, the Company and KMOC have obtained the prior consent of the RF Antimonopoly Committee to subscription by UPC to the New Issuance Shares, such consent dated __________;

      WHEREAS, the Company wishes to grant to UPC the right to subscribe to the New Issuance, and UPC desires to subscribe to such New Issuance;

NOW, THEREFORE, IT IS HEREBY ACCEPTED AND AGREED AS FOLLOWS:

1.    Share Purchase and Sale

1.1 Company hereby irrevocably grants to UPC the right to subscribe to six hundred thirty-four thousand fifty-four (634,054) common shares (the "New Issuance

      Shares") of the Company, each with a nominal value of one thousand (1000) Rubles, such subscription representing one hundred percent (100%) of the common shares issued by the Company in the New Issuance.

1.2 UPC hereby exercises the right described in Article 1.1 by subscribing to the New Issuance shares in accordance with the terms outlined herein.

2.    Payment of Purchase Price and Transaction Costs

2.1 The purchase price for the New Issuance Shares shall be ________ Rubles, such amount being equivalent to ten million Dollars ($10,00,000) (the "New Issuance Purchase Price") as calculated in accordance with the RF Central Bank for exchange of Dollars into Rubles quoted and in effect as of the date of this Agreement. The New Issuance Purchase Price is the total price to be paid by UPC to the Company.

2.2 The New Issuance Purchase Price shall be divided into and paid in two (2) installments, payable as follows:

      2.2.1 The first payment equal to one hundred fifty-eight million five hundred thirteen thousand five hundred (158,513,500) Rubles, such amount being equivalent to US$________ on the date hereof (the "First Installment"), shall be paid by UPC to the Company on the date of execution of this Agreement.

      2.2.2 The second payment, equal to _______ Rubles(6), such amount being equivalent to US$________ on the date hereof (the "Second Installment"), shall be payable within fifteen (15) business days following delivery by the Company to UPC of a certified extract from the shareholders' register of the Company, verifying that UPC is the owner of one hundred percent of the New Issuance Shares.

2.3 The New Issuance Purchase Price shall be paid by UPC to the Company by bank transfer to the following the Company account:

      Payment shall be deemed effective on the date on which UPC irrevocably instructs its bank to make such transfer.

3.    Passage of Title and Subsequent Obligations

3.1 Title to the New Issuance Shares shall pass from the Company to UPC upon execution of this Agreement by each of the parties hereto.

3.2 At such time as title to the New Issuance Shares is transferred to UPC, the parties shall cause the registrar holding the KMNGG shareholders' register to amend the such shareholders' register to create a personal account for UPC and to introduce an entry into UPC's personal account in the register-keeping system (vneseniye prikhodnoi zapisi po litsevomu schetu v sisteme vedeniya reestra) to reflect UPC's ownership of the New Issuance Shares, and shall procure that the registrar issues to UPC a certified extract from such shareholders' register evidencing registration of the New Issuance Shares into UPC's name.

----------
(6) Such amount being the remainder of the New Issuance Purchase Price, calculated in Rubles as of the date of execution of this Agreement.

3.3 The Company shall keep in its custody documents related to the sale of the New Issuance Shares and payment of the New Issuance Purchase Price for a period of at least three years from the date of such passage of title.

4.    Accomplishment of Corporate Formalities

4.1 To the extent required by applicable legislation and by competent registration and other authorities of the Russian Federation (including, without limitation, the RF Federal Securities Commission), the Company shall sign any and all acts and make, without limitation, any filings, obtain any approvals, permissions, authorizations, and licenses, and accomplish any other formalities necessary or required in connection with implementation of passage to UPC of title to the New Issuance Shares as provided in Article 3 thereof, and as may be required from time to time by legislation of the Russian Federation.

5.    Representations and Warranties

5.1 Representations and Warranties of the Company. the Company hereby represents, warrants and undertakes to, and agrees with, UPC that:

      5.1.1 It is duly organized, validly existing and in good standing as an open joint stock company under the laws of the Russian Federation, with all requisite corporate power and authority to carry on its business as now conducted;

      5.1.2 No additional filing, governmental approval, consent, registration, or amendment to or in respect of its constitutional documents is currently required under Russian law in connection with the formation and valid existence of the Company or the conduct of its business as contemplated by its constitutional documents;

      5.1.3 The persons signing this Agreement on its behalf are its authorized representatives and have all requisite powers and authority to execute and deliver this Agreement, the Company has authorized the execution and delivery of this Agreement in accordance with its constitutional documents, and all actions necessary under the Company's constitutional documents have been taken to permit and authorize its execution of this Agreement;

      5.1.4 the Company has all requisite power and authority to perform its obligations hereunder, and upon execution by the Company's duly authorized representatives this Agreement shall constitute a valid, binding and legal obligation of the Company, enforceable in accordance with its terms;

      5.1.5 Except as expressly provided herein, no consents, approvals or authorization of, or registration, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the transfer of the New Issuance Shares by the Company to UPC or the consummation of the transactions contemplated hereby;

      5.1.6 The New Issuance Shares consist of six hundred thirty-four thousand fifty-four (634,054) shares of common stock in the Company, collectively equal to approximately sixty-seven percent (67%) of the total issued and outstanding stock of KNMGG and seventy-one percent (71%) of the issued and outstanding common stock of KMNGG as of the date of this Agreement;

      5.1.7 The issuance of the New Issuance Shares has been duly registered by all appropriate governmental organs of the Russian Federation, and the transfer of the New Issuance Shares to UPC and acquisition by UPC of title thereto has been approved by the RF Antimonopoly Committee in accordance with the requirements of applicable law;

      5.1.8 The execution and delivery of this Agreement, as well as the transfer of the New Issuance Shares to UPC contemplated hereby and the performance of the terms hereof, will not conflict with any provision of the Company's constitutional documents or, to the best of the Company's knowledge, result in any material violation or default or loss of material benefit under, or permit acceleration of any obligation under, any mortgage, assignment, lease or any other material agreement with, or the rights of, any third party, or any provision of applicable law with respect to the Company or its property;

      5.1.9 The information furnished by or on behalf of the Company to UPC in connection with this Agreement and the transactions contemplated hereby does not contain any untrue statement of material fact and does not omit to state any material fact necessary to make the statements made, in the context in which made, not false or misleading, and there is no fact of which the Company has not informed UPC which might materially adversely affect the ability of the Company to perform this Agreement or any of the transactions contemplated hereby;

     5.1.10 The New Issuance Shares are free and clear of all liens and encumbrances, and there are no commitments, options, warrants, calls or other agreements or obligations binding on the Company which require or could require it to sell, transfer, assign, mortgage, pledge or otherwise dispose of any of the New Issuance Shares except to UPC as provided herein and in the Investment Agreement. Upon execution of this Agreement by authorized representatives of the parties hereto, good and marketable title to the New Issuance Shares will be vested in UPC free and clear of all mortgages, liens, pledges, charges, security interests, options, warrants, calls, voting agreements, voting trusts, trust agreements and other encumbrances of any kind whatever;

     5.1.11 The Company has full right, power and authority to sell, assign, transfer and deliver the New Issuance Shares to UPC pursuant to this Agreement and to carry out the terms and conditions hereof; and

     5.1.12 Neither the Company nor any person (including employees, directors, officers or agents thereof) acting at the direction of the Company has offered, promised, authorized or made any payment or gift in violation of applicable law (including, without limitation, the United States Foreign Corrupt Practices Act) to any governmental official, political party or official thereof, or candidate for political office for the purpose of influencing any act or decision in an official capacity, or of inducing any act or omission in violation of a lawful duty in order to assist in obtaining advantages of any kind for the Company or in conducting the transactions herein contemplated.

      5.2 Representations and Warranties of UPC. UPC represents, warrants and undertakes to, and agrees with the Company that:

      5.2.1 It is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full all requisite corporate power and authority to carry on its business as now conducted;

      5.2.2 No additional filing, governmental approval, consent, registration, or amendment to or in respect of its constitutional documents is currently required under the laws of its jurisdiction of incorporation in connection with the formation and valid existence of UPC or the conduct of its business as contemplated by its constitutional documents;

      5.2.3 The persons signing this Agreement on its behalf have the full power and authority to do so, UPC has authorized the execution of this Agreement in accordance with its constitutional documents and all actions necessary under UPC's constitutional documents have been taken to permit and authorize its execution of this Agreement;

      5.2.4 UPC has all requisite power and authority to perform its obligations hereunder, and upon execution by its duly authorized representatives, this Agreement shall constitute its a legal, valid and binding obligation, enforceable in accordance with its terms;

      5.2.5 The execution and delivery of this Agreement, as well as the performance of the terms hereof will not conflict with any provision of UPC's constitutional documents or, to the best of UPC's knowledge, or result in any violation or default or loss of material benefit under any mortgage, assignment, lease or any other material agreement with, or the rights of, any third party, or any provision of applicable law with respect to UPC or its property; and

      5.2.6 Neither UPC nor any person (including employees, directors, officers or agents thereof) acting at the direction of UPC has offered, promised, authorized or made any payment or gift in violation of applicable law (including, without limitation, the United States Foreign Corrupt Practices Act) to any governmental official, political party or official thereof, or candidate for political office for the purpose of influencing any act or decision in an official capacity, or of including any act or omission in violation of a lawful duty in order to assist in obtaining advantages of any kind for UPC or in conducting the transactions herein contemplated.

6.    Taxes and Fees

6.1 the Company shall be responsible for paying all expenses, taxes, duties, bank payments and fees, notarial and registration fees (if any) incurred on the territory of the Russian Federation and associated with the performance of this Agreement.

6.2 UPC shall be responsible for paying all expenses, taxes, duties, bank payment and fees (if any) incurred on the territory of the United States of America and associated with the performance of this Agreement.

7.    Governing Law; Arbitration

7.1 This Agreement shall be governed by and construed in accordance with the laws of New York, notwithstanding the choice of law rules thereof. Any dispute arising out of or in connection with this Agreement, including any questions regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration before the American Arbitration Association, in accordance with the Rules of such Association, which Rules are incorporated into this paragraph by reference. The place of arbitration shall be New York, New York, and the language of arbitration shall be English. The arbitrators shall have the power to render declaratory judgments and to issue injunctive orders, as well as to award monetary damages, and shall award reasonable attorneys' fees and costs to the prevailing party.

8.    Notices

8.1 Any notice, consent or any other communication hereunder shall be deemed to be sufficiently given if delivered personally, if sent by commercial courier, return receipt requested, or if sent by facsimile transmission or telex to such party's facsimile or telex number, with receipt acknowledged electronically. Notice shall be effective when delivered personally or, if sent by courier, telex, or facsimile, when received at the following addresses:

      If to UPC, to:

            Ural Petroleum Corporation
            125 Park Avenue, 8th Floor
            New York, NY 10017
            USA
            Attn.: Mr. John Fitzgibbons
            Facsimile: +1(212) 479-2505

            with a copy to:

            SHH International
            Gazetny per., 17/7
            103009 Moscow
            Russian Federation
            Attn.: Jane V. Tarassova
            Fax: +7 (095) 258-3477

            If to the Company, to:

            Khantimansiiskneftegazgeologiia
            Sutormita Stk, 27
            62060 Tumen Oblast, Khantimansiisk
            Attn.:
            Facsimile: +7 34671 3 61 09

8.2 Any party may change its address for provision of notice hereunder by means of written notice to the other party as provided herein.

9.    Assignment and Succession

      Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees.

10.   Counterparts

      This Agreement shall be executed in six (6) originals, three (3) in English and three (3) in Russian, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. In the event of discrepancies between the English and Russian versions hereof, the English text shall prevail and be conclusive.

11.   Amendment

      This Agreement may be changed, modified or amended in whole or in part only by a written amendment signed by each party hereto.

12.   Waiver

      Any party to this Agreement, with respect solely to such party's rights under this Agreement and not on behalf of any other party hereto, may (a) extend the time for the performance of any of the obligations or other acts of another party, (b) waive any inaccuracies in the representations and warranties of another party contained herein or in any document delivered by another party pursuant hereto or (c) waive compliance with any of the agreements or conditions of another party that are contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

13.   Severability, Continued Validity

      The parties agree that in the event any provisions of this Agreement become or are found invalid, illegal or unenforceable in any jurisdiction and in any respect to the detriment of any of the parties hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired; and the parties undertake to exercise all efforts which are necessary, desirable and sufficient to amend, supplement or substitute any and all such invalid, illegal or unenforceable provisions with enforceable and valid provisions which would produce as nearly as may be possible the economic result previously intended by the parties.

14.   Certain Terms

      The terms "hereby", "herein", "hereof', "hereto", "hereunder" and any similar terms shall refer to this Agreement. Words importing the singular number shall mean and include the plural number and vice versa where the context so requires. The terms "include", "including" and similar terms shall be construed as if followed by the phrase "without being limited to". All references in this Agreement to numbered Articles, Sections, Annexes and Schedules are references to the Articles, Sections. Annexes and Schedules of this Agreement.

15.   Headings

      The headings used in this Agreement are for convenience of reference only and shall not affect in any way the interpretation of this Agreement.

16.   Annexes and Schedules

      The annexes and schedules attached to this Agreement shall be deemed an integral part of this Agreement, and are fully incorporated herein by reference.

IN WITNESS WHEREOF the parties hereto have caused their duly authorized representative to execute and deliver this Agreement on the date first above written.


URAL PETROLEUM CORPORATION


___________________________________
By:John Fitzgibbons
Title:Chief Executive Officer


KHANTIMANSIISKNEFTEGAZOGEOLOGIA


___________________________________
By: Alexander Pavlovich Pershin
Title: General Director

                                     ANNEX 4

                               RETAINER AGREEMENT

                               RETAINER AGREEMENT

      This Agreement, dated as of August __, 1997, is by and between Khanty Mansiysk Oil Corporation, a corporation organized under the laws of the State of Delaware. USA (the "Lender") and Waldo Securities S.A., an international business company organized under the laws of the British Virgin Islands (the "Borrower").

      WHEREAS, the Borrower has requested that the Lender loan the Borrower an amount equal to U.S.$1.200,OOO for the purpose of using the loan proceeds to provide funding for business development activities in the petroleum industry in the geographic region formerly known as the Soviet Union;

      WHEREAS, the Borrower is willing to grant a security interest to the Lender in (i) all of the capital stock or other evidence of beneficial interest in the Lender owned by the Borrower (the "KMOC Stock") or hereafter acquired by the Borrower and (ii) all options, warrants and similar rights to acquire capital stock or other evidence of beneficial interest in the Lender, whether now owned or hereafter acquired by the Borrower; and

      WHEREAS, the Lender is willing to make a loan to the Borrower in the amount of U.S.$1,200,000 for the purposes specified above, subject to a security interest in the property described above and only on the terms and subject to the conditions set forth herein.

      NOW THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                    THE LOAN

      1.1 The Loan. Subject to the conditions hereinafter set forth and in reliance on the representations and warranties set forth herein and so long as no Event of Default (as defined herein) exists, the Lender agrees that on October 15, 1997 and on the 15th of each month thereafter until September 15, 1998, the Lender will make loans to the Company, each such loan to be in a principal amount of $100,000. The aggregate principal amount of the loans made pursuant to this Agreement and the Note (as defined herein) at any time outstanding is referred to as the "Loan". The Lender shall keep a record of the date and amount of (a) each loan made by it pursuant to this Section 1.1 and (b) each payment of principal made to it pursuant to Sections 1.4 and 1.5; provided, however, that he failure of the Lender to make any such recordation shall not affect the obligations of the Borrower under this Agreement or the Note.

      1.2 The Note. The Loan shall be evidenced by a promissory note of the Borrower (the "Note"), substantially in the form attached hereto as Exhibit 1.2, payable to the order of the Lender.

      1.3 Interest Rate. The Loan shall bear interest on the outstanding principal amount thereof from the Closing Date, until the Loan becomes due or is prepaid in full at an annually compounded rate equal to 10% per annum.

      1.4 Voluntary Repayment. The Borrower may repay, in whole or in part, using any combination of payment methods set forth in Section 1.6. the outstanding principal amount and interest accrued on the Loan, at any time and from time to time by giving the Lender at least 5 business day's prior (irrevocable) written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loan and the amount of such prepayment.

      1.5 Mandatory Repayment of the Loan. The Loan must be repaid by the Borrower in full upon the first to occur of either of the following events on the respective date of repayment sec forth below:

            (a) The Loan shall mature on October 15, 1999 (the "Maturity Date") and the outstanding principal balance thereof, together with interest accrued thereon, shall be repaid by the Borrower on that date, without further action on the part of the Lender.

            (b) On the date on which the Lender makes a demand for repayment of the Loan pursuant to Section 5.2 hereof.

      1.6 Form and Manner of Payments. The Principal and Interest are payable on the date such payment is due, not later than 11:00 am (New York time) at the offices of the Lender, 125 Park Avenue, Suite 800, New York, NY 10017-5699, or such other address as the Lender may specify in writing to the Borrower, in, at the option of the Borrower and in such proportions as the Borrower may elect,
(i) lawful money of the United States of America, (ii) fully paid and nonassessable shares of common or preferred stock of Khanty-Mansiyskneftegazgeologia, a subsidiary of the Lender incorporated under the laws of the Russian Federation ("KMNGG"), valued, solely for purposes of determining the number of shares to be so paid pursuant to this Section 1.6, at U.S.$520.00 per share, or (iii) common stock of the Lender valued, solely for purposes of determining the number of shares to be so paid pursuant to this Section 1.6, at U.S.$600.00 per share; provided, however, that the values in clauses (ii) and
(iii) shall be adjusted as appropriate for any stock splits, combinations and dividends or other distributions consisting of, or payable in, shares of common or preferred stock of KMNGG or common stock of the Lender, respectively. Notwithstanding the foregoing, following the completion of an initial public offering of the Lender's common stock, the common stock of the Lender shall be valued at the market price listed for such shares on the public exchange on which such shares are traded.

      1.7 Computations. All computations of interest shall be made by the Lender on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable.

      1.8 No Defense. To the fullest extent permitted by law, the Borrower shall make all payments hereunder regardless of any defense or counterclaim, including, without limitation, any defense or counterclaim based on any law, rule or policy which is now or hereafter promu1gated by any governmental authority and which may adversely affect the Borrower's obligation to make, or the right of the Lender to receive, such payments.

      1.9 Allocation. Any money paid to, received by, or collected by the Lender pursuant to this Agreement, (including on the sale or other realization upon any Collateral (as defined herein)), shall be applied in the following order, at the date or dates fixed by the Lender:

            First: to the payment of all costs, expenses, other fees, commissions and taxes incurred by the Lender (including costs and expenses of collection or other realization incurred in relation to the disposition of the Collateral);

            Second: to the indefeasible payment of all accrued interest to the date of such payment or collection;

            Third: to the indefeasible payment of the amounts then due and unpaid under this Agreement for principal, in respect of which or for the benefit of which such money has been paid or collected, according to the amounts due and payable on the Note for principal; and

            Fourth: the balance, if any, to the person lawfully entitled thereto (including the Borrower or the Borrower's successors and assigns).

      1.10 Currency of Payment. The parties acknowledge and agree that this is a credit transaction in which specification of U.S. dollars is of the essence and, except as otherwise provided in Section 1.6 hereof, U.s. dollars shall be the currency of account and payment in all events. If, pursuant to a judgment or for any other reason, payment shall be made in another currency and such payment, after prompt conversion to U.S. dollars and transfer to New York City in accordance with normal banking procedures, falls short of the sum due the Lender in U.S. dollars, the Borrower shall pay the Lender such shortfall and the Lender shall have a separate cause of action for such amount.

      1.11 Conversion. The Lender may at any time, at its option, upon at least 10 days' prior written notice, convert the Loan, together with all accrued and unpaid interest thereon and all other obligations in respect thereof then outstanding, into shares of capital stock of the Borrower, which shares shall represent 26% of the capital stock of the Borrower then outstanding. For purposes of calculating such percentage, the amount of capital stock then outstanding shall include all capital stock of the Borrower subject to then outstanding options, warrants, convertible or exchangeable securities and all other rights and securities pursuant to which such capital stock may be issued upon exercise, exchange, conversion or otherwise.

      1.12 Use of Proceeds. The Borrower agrees to use the proceeds of the Loan only for the purpose of funding business development activities conducted by the Borrower or third parties in the petroleum industry in the geographic region formerly known as the Soviet Union. The Borrower shall notify the Lender of each development activity in which it has invested loan proceeds and the amount of the loan proceeds invested in such development activity. Upon the request of the Lender, the Borrower shall provide evidence to the Lender of its investment interests in each development activity in which the loan proceeds have been invested. In the event that the Loan proceeds are invested in an entity other than the Borrower or a wholly owned subsidiary of the Borrower, the Borrower hereby agrees to obtain an option from such entity granting the Lender the right to convert the Loan into a 26% ownership interest in such entity on terms identical to those provided in Section 1.11 hereof.

      1.13 Fees and Expenses.

            (a) The Borrower shall pay. or reimburse he Lender for. any and all stamp, transfer, licensing, filing or other similar taxes or fees payable or determined to be payable in connection with (i) the execution and delivery of this Agreement or he Note or (ii) the perfection of the Lender's Security Interest (as defined herein) in the Collateral.

            (b) The Borrower shall also reimburse the Lender for all reasonable out of pocket fees and expenses (including, without limitation, legal, documentation, wire transfer, currency conversion and filing fees and expenses) incurred by the Lender in connection with providing the Loan to the Borrower.

      1.14 Maximum Interest. If any interest payment or other charge or fee payable hereunder exceeds the maximum amount then permitted by applicable law, the Borrower shall be obligated co pay the maximum amount then permitted by applicable law and the Borrower shall continue to pay the maximum amount permitted from time to time by applicable law until all such interests payments and other charges and fees otherwise due hereunder (in the absence of such restraint imposed by applicable law) have been paid in full.

                                   ARTICLE II
                                 PLEDGE OF STOCK

      2.1 Pledge. As collateral security for the payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Borrower's obligations hereunder, under the Note and in connection with any other obligations owed to the Lender, the Borrower hereby pledges, assigns, transfers and grants, a continuing first priority security interest in (the "Security Interest"), transfers and delivers to the Lender all of the Borrower's right, title and interest in and to each of the following (the "Collateral"):

            (a) the KMOC Stock and the certificates, if any, representing the KMOC Stock, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any KMOC Stock;

            (b) all options, warrants and similar rights to acquire capital stock or other evidence of beneficial interest in the Lender, whether now owned or hereafter acquired by the Borrower;

            (c) all additional shares (the "Additional Shares") of capital stock of the Lender from time to time acquired by the Borrower in any manner (including, without limitation, any shares of preferred stock issued by the Lender) and the certificates, if any, representing such Additional Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

            (d) all other rights appurtenant to the property described in clauses (a) and (b) above (including, without limitation, voting rights); and

            (e) all cash and noncash proceeds of any and all of the foregoing.

Promptly upon the acquisition of any Additional Shares, the Borrower will deliver proper instruments of assignments duly executed in blank by the Borrower together with certificates representing such Additional Shares whereupon such Additional Shares shall be included in the definition of KMOC Stock.

      2.2 Rights of the Borrower in the KMOC Stock. Unless an Event of Default shall have occurred and be continuing:

            (a) the Borrower shall be entitled to exercise any and all voting and other consensual rights pertaining to the KMOC Stock or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, that the Borrower shall not exercise or refrain from exercising such right if, in the Lender's judgment, such action would have a material adverse effect on the value of the KMOC Stock or any part thereof, and provided, further, that the Borrower shall give the Lender at least five days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.

            (b) The Borrower shall be entitled, from time to time, co collect and receive for its own use all cash dividends paid on the KMOC Stock; provided, however, that until actually paid, all rights to such dividends shall remain subject to the lien on the Collateral created by this Agreement. All divi-dends (other than cash dividends governed by the immediately preceding sentence) and all other distributions in respect of any of the Collateral, whenever paid or made, shall be delivered to the Lender and held by it subject to the lien on the Collateral created by this Agreement.

      2.3 Remedies with Respect to the Collateral.

            (a) Upon the occurrence of an Event of Default, then or at any time during the continuance of such occurrence, the Lender is hereby authorized and empowered, at its election, (i) to transfer and register in its or its nominee's name the whole or any part of the Collateral, (ii) to exercise all voting rights with respect thereto, (iii) to demand, sue for, collect, receive and give acquittance for any and all cash dividends or other distributions or monies due or to become due upon or by virtue thereof, and to settle prosecute or defend any action or proceeding with respect thereto, (iv) to sell in one or more sales the whole or any part of the Collateral or otherwise to transfer or assign the same, applying the proceeds therefrom to the payment of the Borrower's obligations under this Agreement, and (v) otherwise to act with respect to the Collateral or the proceeds thereof as though the Lender were the outright owner thereof, the Borrower hereby irrevocably constituting the Lender as its proxy and attorney-in-fact, with full power of substitution to do so. The Borrower and the Lender hereby agree that, if an Event of Default shall have occurred prior to the completion of a public offering of common stock of the Lender and the Lender has determined to accept the KMOC Stock as payment for the principal and interest outstanding on the Loan, each share of KMOC Stock shall be valued, solely for determining the number of shares to be paid pursuant to this Section 2.3(a), (i) at U.S.$520.00 or (ii) at the option of the Lender, at the appraised value of such shares as determined by a nationally accepted accounting firm; provided, however, that the value of each share of KMOC Stock determined pursuant to clause (i) shall be adjusted as appropriate for any stock splits, combinations and dividends or other distributions consisting of, or payable in, shares of common stock of the Lender. Notwithstanding the foregoing, following the completion of an initial public offering of the Lender's common stock, the common stock of the Lender shall be valued at the market price listed for such shares on the public exchange on which such shares are traded.

            (b) The Borrower agrees that it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Collateral or the possession thereof by any purchaser at any sale hereunder. and the Borrower waives the benefit of all such laws to the extent it lawfully may do so. The Borrower agrees that it will not interfere with any right, power and remedy of the Lender provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Lender of any one or more such rights, powers or remedies. No failure or delay on the part of the Lender to exercise any such right, power or remedy, and no notice or demand which may be given to or made upon the Borrower by the Lender with respect to any such remedies, shall operate as a waiver thereof, or limit or impair the Lender's right to take any action or to exercise any power or remedy hereunder without notice or demand, or prejudice its rights as against the Borrower in any respect.

      2.4 Exoneration of the Lender. Other than the exercise of reasonable care in the custody and preservation of the Collateral, the Lender shall have no duty with respect thereto. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Lender in good faith.

      2.5 Release Upon Termination. Upon the satisfaction of all of the Borrower's obligations to the Lender hereunder, the Lender shall deliver to the Borrower the Collateral at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the lien hereof. When so released, such Collateral shall be free and clear of any lien or encumbrance hereunder.

                                   ARTICLE III
                              CONDITIONS TO LENDING

      3.1 Conditions Precedent to Lending. The obligation of the Lender to make the Loan shall be subject to the fulfillment of the following conditions:

            (a) Agreement and Note. The Borrower shall have duly executed and delivered to the Lender, this Agreement and the Note payable to the order of the Lender.

            (b) KMOC Stock Certificates. The Lender shall have received stock certificates for the KMOC Stock in suitable form for transfer by delivery or accompanied by duly executed transfer or assignment in blank, all in form and substance satisfactory to the Lender.

            (c) Representations and Warranties. The representations and warranties of the Borrower set forth in Article IV of this Agreement shall be true and correct in all material respects as of the date hereof and on the Closing Date.

            (d) Material Adverse Change. From the date hereof to the Closing Date, no material adverse change in the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Borrower shall have occurred.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

      4.1 Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Lender that each of the statements set forth below are true, correct and complete:

            (a) Due Incorporation. The Borrower is an international business company, duly organized, validly existing and (to the extent applicable under the laws of its jurisdiction of incorporation) in good standing under the laws of the British Virgin Islands. The Borrower is duly qualified or licensed to do business in all jurisdictions in which it owns or leases property or proposes to own or lease property or in which the conduct of its business requires it to so qualify or be licensed, except for such jurisdiction where the failure to so qualify or be licensed would not have a material adverse effect on the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Borrower.

            (b) Binding Agreement. This Agreement has been duly executed and delivered by the Borrower and, assuming due authorization, execution and delivery by the Lender, constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditor's rights generally and by principles of equity (regardless of whether enforcement is brought in a proceeding in equity or at law). The execution and delivery of this Agreement by the Borrower have been duly authorized by all necessary action on the part of the Borrower and no other proceedings (corporate or otherwise) on its part (or on the part of its shareholders) are necessary to authorize this Agreement.

            (c) No Conflict. The execution, delivery and performance by the Borrower of this Agreement does not and will not (a) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Borrower or (b) conflict with, or result in a breach of or default under, any terms or conditions of the Articles of the Borrower.

            (d) No Required Approvals. No consent, approval, authorization or other order of any third party or any governmental or regulatory authority is required for (i) the execution, delivery and performance by the Borrower of this Agreement, including without limitation, the pledge and delivery by the Borrower of the Collateral to the Lender as provided herein, or (ii) the exercise by the Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of the Collateral by laws affecting the offering and sale of securities generally.

            (e) The Collateral. Except for a security interest granted to the Lender in the Collateral pursuant to the Loan Agreement, dated as of August __, 1997 (the "Loan Agreement"), between the Lender and the Borrower, the Borrower is the sole holder of record and beneficial owner of the KMOC Stock, free and clear of any pledge, hypothecation, assignment, lien, charge, claim, security interest, option, preference, priority or other preferential arrangement of any kind or nature whatsoever thereon or affecting the title thereto. The Borrower has the right and all requisite corporate authority to pledge, assign, grant a security interest in, transfer and deliver the Collateral to the Lender as provided herein.

                                    ARTICLE V
                                EVENTS OF DEFAULT

      5.1 Events of Default. Any of the following events, acts, occurrences or state of facts shall constitute an "Event of Default" for purposes of this
Agreement:

            (a) Failure to Make Payments When Due. The Borrower shall have failed to make a payment of principal or interest on the Loan when due and such default in payment shall continue for five (5) days;

            (b) Representation or Warranties. Any representation or warranty made by the Borrower contained in this Agreement shall have been incorrect or misleading in any material respect when made;

            (c) Security Interest. At any time after the delivery of the Loan to the Borrower by the Lender and for so long as any principal or interest remains outstanding on the Loan, the Lender's Security Interest in the Collateral shall cease to be in full force and effect or cease to give the Lender the rights, powers and privileges purported to be created thereby (including, without limitation, a first priority perfected security interest in, and a lien on, all of the Collateral) in favor of the Lender, superior to and prior to the rights of all third parties;

            (d) Bankruptcy or Insolvency. The Borrower shall become insolvent, or shall be unable to pay its debts as they mature; or shall admit in writing its inability to pay its debts as they mature; or shall make an assignment for the benefit of its creditors; or shall file or commence or have filed or commenced against it any proceeding which is not dismissed or stayed within 60 days of the filing or commencement thereof for any relief under any bankruptcy or insolvency law or any law or laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions or extensions, or a receiver or trustee shall be appointed for the undersigned;

            (e) Merger or Consolidation. The Borrower shall have entered into any transaction of merger or consolidation into or with another corporation;

            (f) Dissolution. The Borrower shall have dissolved or otherwise wind up its affairs;

            (g) Default Under The Loan Agreement. An Event of Default under
Section 5.1 of the Loan Agreement shall have occurred;

            (h) Default Under This Agreement. There shall have been a default in the observance or performance of any term, agreement or covenant of this Agreement by the Borrower.

      5.2 Acceleration. If an Event of Default shall occur and be continuing, the Lender may terminate its obligation to make further loans under this Agreement by furnishing notice thereof to the Borrower and, at its sole discretion, by notice to the Borrower declare the entire unpaid principal amount of the Loan and all interest accrued and unpaid thereon to be forthwith due and payable, whereupon the entire unpaid principal amount of the Loan and all interest accrued and due thereon shall be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which is hereby expressly waived by the Borrower.

      5.3 Security Rights. If an Event of Default shall occur and be continuing, the Lender may enforce any and all rights available to it by law or in equity pursuant to the Security Interest granted hereunder with respect to the Collateral. Without limiting the rights available to the Lender pursuant to the foregoing sentence, the Lender shall have all rights and remedies available to creditors under the Uniform Commercial Code, as in effect from time to time in the State of New York.

      5.4 Rights Not Exclusive. The rights provided for in this Article 5 are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE VI
                                    COVENANTS

      6.1 General. Subject to the terms and provisions contained herein, the Borrower hereby agrees to use all reasonable efforts to take or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under the applicable laws and regulations to perfect the Lender's Security Interest in the Collateral and to effectuate the exercise of the Lender's rights under this Agreement, including, without limitation, the filing of Uniform Commercial Code financing statements which the Lender in its sole discretion may deem necessary or appropriate to further perfect its Security Interest.

      6.2 No Further Grants. The Borrower will not, without the prior written consent of the Lender, sell, assign, transfer, mortgage, pledge or otherwise encumber any of its rights in or to the Collateral or any dividends or other distributions or payments with respect thereto or grant a Security Interest on any thereof.

      6.3 Defend Collateral. The Borrower will defend the title to the Collateral and the Security Interest of the Lender thereon against the claim of any person claiming against or through the Borrower and will maintain and preserve the Lender's Security Interest in the Collateral so long as this Agreement shall remain in effect.

      6.4 Foreign Corrupt Practices Act. The Borrower will not, and will cause its affiliates, its officers, employees, directors, representatives or agents and the officers, employees, directors, representatives or agents of its affiliates not to directly or indirectly take any action in contravention of the United States Foreign Corrupt Practices Act. Such prohibition shall preclude, among other things, the act of offering, promising, authorizing or making, directly or indirectly, (i) any unlawful payments or (ii) payments or other inducements (whether or not lawful) to any government official, including any official of an entity owned or controlled by a government, with the intent or purpose of:

(1)   influencing any act or decision of such official in his official capacity;

(2) inducing such official to do or omit to do any act in violation of the lawful duty of such official; or

(3) inducing such official to use his influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality;

in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to any person.

      6.5 Right of First Refusal.

            (a) The Grant. The Borrower hereby grants to the Lender, for the period commencing from the Closing Date and ending on the Maturity

Date, a right of first refusal to participate in each Investment Opportunity (as defined herein) in which the Borrower or any of its affiliates may be involved.

            (b) Notice. In connection with such right of first refusal, the Borrower shall, subsequent to obtaining commitments to participate in an Investment Opportunity from interested investors ("Interested Investors"), but prior to entering into a definitive agreement with such Interested Investors, provide notice (the "Participation Notice") to the Lender (i) detailing the principal terms of the Investment Opportunity and the names of the Interested Investors and (ii) offering the Lender an opportunity to participate in the Investment Opportunity on terms no less favorable than those offered to the Proposed Investors.

            (c) Acceptance Period. Upon receipt of the Participation Notice, the Lender shall have 30 days to provide written notice (the "Investment Notice") to the Borrower of its acceptance of the offer to participate in the Investment Opportunity and the amount the Lender is willing to invest in such Investment Opportunity. Upon receipt of the Investment Notice, the Borrower shall be obligated to include the Lender as an investor in the Investment Opportunity for the amounts set forth in the Investment Notice. In the event that the Lender declines to participate in the Investment Opportunity or fails to respond within the 30 day period, the Borrower may thereafter enter into definitive agreements with the Interested Investors to consummate the transactions contemplated by the Investment Opportunity on terms no more favorable to the Interested Investors than those upon which the Investment Opportunity was offered to the Lender. In the event that the terms of the offer to participate are subsequently changed by the Borrower in such a way that the revised offer is more favorable to the interested Investors than that which was previously included in the Participation notice, the Borrower must re-offer the Investment Opportunity to the Lender on such revised terms and provide a new 30 day response period in which the Lender may accept such revised offer prior to entering into definitive agreements with the Interested Investors.

            (d) Investment Opportunity. As used herein, an "Investment Opportunity" shall mean any proposed investment activity which the Borrower or its affiliates are engaged in soliciting the participation of investors and which, directly or indirectly, relates in any way to the petroleum industry in the geographic region formerly known as the Soviet Union.

                                   ARTICLE VII
                                   THE CLOSING

      7.1 Time and Place of Closing. Upon the terms and subject the conditions of this Agreement, the closing (the "Closing") shall take place within five days following the satisfaction or waiver of all of the conditions to lending set forth in Article III hereof (the "Closing Date"). Notwithstanding the foregoing, if the Closing does not occur on or before 30 days from the date hereof, this Agreement may be terminated by either the Borrower or the Lender by providing notice of such termination to the other party.

      7.2 Deliveries at the C1osing. At the Closing:

            (a) Agreement and Note. The Borrower shall have duly executed and delivered this Agreement and the Note payable to the order of the Lender.

            (b) KMOC Stock Certificates. The Lender shall have received stock certificates for the KMOC Stock in suitable form for transfer by delivery or accompanied by duly executed transfer or assignment in blank, all in form and substance satisfactory to the Lender.

                                  ARTICLE VIII
                                  MISCELLANEOUS

      8.1 Notice. Any notice to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or telecopy or registered or certified mail, postage prepaid, return receipt requested, addressed to the party at the address indicated below or to such other address as such party may subsequently give notice hereunder in writing:

      If to the Lender to:

                  Khanty Mansiysk Oil Corporation
                  125 Park Avenue, 8th Floor
                  New York, New York 10017
                  Phone: (212) 479-2398
                  Fax:  (212) 479-2505

      with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  919 Third Avenue
                  New York, New York 10022
                  Attention:  Eric L. Cochran
                  Phone: (212) 735-3000
                  Fax:  (212) 735-2000

      If to the Borrower, to:

                  Waldo Securities S.A.
                  Akara Building, Suite #8
                  Wickhams Cay, 1 Road Town
                  Tortola, British Virgin Islands
                  Phone: (095) 232-92-46

      Any notice delivered personally or by courier under this Section 8.1 shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date telecopied or mailed.

      8.2 Amendment or Modification, Waiver. No provision of this Agreement or the Note may be modified, amended, waived or discharged unless such waiver, modification, amendment or discharge is agreed to in writing, signed by the parties hereto. No waiver by any party hereto at any time of any breach by another party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party of any breach or default under this

Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies either under this Agreement, or by law otherwise afforded to any party, shall be cumulative and not alternative.

      8.3 GOVERNING LAW. THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

      8.4 Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

      8.5 Headings. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of his Agreement is to be construed by reference to the heading of any section or paragraph.

      8.6 Counterparts. This Agreement shall be executed in four originals, two English and two Russian, each of which when executed shall be deemed to be an original. In the event of a discrepancy between the English and Russian versions of this Agreement, the English text shall prevail and be deemed conclusive as to the agreement of the parties hereto. Each original of this Agreement may be executed in two counterparts, each of which shall be an original but both of which together will constitute one and the same instrument.

      8.7 Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes any and all other prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party to this Agreement which are nor set forth expressly in this Agreement.

      8.8 Binding Effect; Assignment. This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign its rights or obligations hereunder or in connection herewith or any increase herein (voluntarily or by operation of law or otherwise) without the prior written consent of the Lender.

      8.9 Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, or the Note or the breach, termination or validity thereof shall be finally settled by arbitration in accordance with the Arbitration Association International Arbitration Rules then in effect. There shall be one arbitrator. The arbitration shall be held in New York, and governed by the United States Arbitration Act, 9 U.S.C. ss.ss. 1-16, 201-208. The arbitration proceedings shall be conducted, and the award shall be rendered in the English language. The award shall be final and binding upon the parties, and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues, or accounting presented to the arbitrator. Judgment upon any award may be entered in any court having jurisdiction thereof.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                        KHANTY MANSIYSK OIL CORPORATION


                                        By:____________________________
                                        Name:  John B. Fitzgibbons
                                        Title: Chief Executive Officer


                                        WALDO SECURITIES S.A.


                                        By:____________________________
                                        Name:  Nikitina U.V.
                                        Title: Attorney-in-Fact

                                                                  EXHIBIT 1.2
                                                                     To The
                                                              Retainer Agreement

                                  FORM OF NOTE

--------------------------------------------------------------------------------

                              WALDO SECURITIES S.A.

                                      NOTE

U.S. $1,200,000                                                 August __, 1997

      Waldo Securities S.A., an international business company organized under the laws of the British Virgin Islands (the "Borrower"), for value received, hereby promises to pay to the order of Khanty Mansiysk Oil Corporation, a Delaware corporation (the "Lender"), in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Two Hundred Thousand US Dollars (U.S.$1,200,000) or such lesser unpaid principal amount as shall be outstanding hereunder, together with interest from the date hereof on the unpaid principal balance of this Note, payable on the dates and at the rate provided for in the Retainer Agreement dated August __, 1997, by and among the Borrower and the Lender, as the same may be amended from time to time (the "Retainer Agreement"). Capitalized terms used herein which are defined in the Retainer Agreement shall have the meanings therein defined.

      The holder of this Note is authorized to record in its books and records, the date and principal amount of the Loan, the date and amount of each payment or prepayment of principal and interest with respect thereto. Such recordation shall constitute prima facie evidence of the accuracy of the information endorsed, provided that the failure of the Lender to make such recordation shall not affect the obligations of the Borrower hereunder or under the Retainer Agreement.

      This Note is the Note referred to in the Retainer Agreement and is entitled to the benefits and is subject to the terms of the Retainer Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Loan evidenced hereby was made and is to be repaid. This Note is also entitled to the benefits of the Security Interest in the Collateral described in and provided for in the Retainer Agreement.

      Except as otherwise provided in Sections 1.6 and 1.11 of the Retainer Agreement, all payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America payable on the date such payment is due, not later than 11:00 am (New York time) at the offices of the Lender, 125 Park Avenue, Suite 800, New York, NY 10017-5699, or such other address as the Lender may specify in writing to the Borrower.

      This Note is subject to voluntary prepayment as provided in the Retainer Agreement.

      Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Retainer Agreement.

      The terms of this Note are subject to amendment only in the manner provided in the Retainer Agreement.

      No reference herein to the Retainer Agreement and no provision of this Note or of the Retainer Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective time, and in the currency herein prescribed.

      The Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note.

      THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

      IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                                        WALDO SECURITIES S.A.


                                        By:__________________________
                                           Name:  Nikitina U. V.
                                           Title: On Power of Attorney

                                     ANNEX 5

                                 LOAN AGREEMENT

                                 LOAN AGREEMENT

            This Agreement, dated as of August __, 1997, is by and between Khanty Mansiysk Oil Corporation, a corporation organized under the laws of the State of Delaware, USA (the "Lender") and Waldo Securities S.A., an international business company organized under the laws of the British Virgin Islands (the "Borrower").

            WHEREAS, the Borrower has requested that the Lender loan the Borrower an amount equal to U.S.$10,400,000 and is willing to grant a security interest to the Lender in (i) all of the capital stock or other evidence of beneficial interest in the Lender owned by the Borrower (the "KMOC Stock") or hereafter acquired by the Borrower and (ii) all options, warrants and similar rights to acquire capital stock or other evidence of beneficial interest in the Lender, whether now owned or hereafter acquired by the Borrower; and

            WHEREAS, the Lender is willing to make a loan to the Borrower in the amount of U.S.$10,400,000 subject to a security interest in the property described above and only on the terms and subject to the conditions set forth herein.

            NOW THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I
                                    THE LOAN

            1.1 The Loan. The Lender hereby agrees, subject to the conditions hereinafter set forth and in reliance on the representations and warranties set forth herein, to make a loan hereunder and under the Note (as defined herein) to the Borrower in an aggregate principal amount equal to U.S.$10,400,000 (the "Loan") on the Closing Date (as defined herein).

            1.2 The Note. The Loan shall be evidenced by a promissory note of the Borrower (the "Note"), substantially in the form attached hereto as Exhibit 1.2, payable to the order of the Lender.

            1.3 Interest Rate. The Loan shall bear interest on the outstanding principal amount thereof from the Closing Date, until the Loan becomes due or is prepaid in full at an annually compounded rate equal to 10% per annum.

            1.4 Voluntary Repayment. The Borrower may repay, in whole or in part, using any combination of payment methods set forth in Section 1.6, the outstanding principal amount and interest accrued on the Loan, at any time and from time to time by giving the Lender at least 5 business day's prior (irrevocable) written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loan and the amount of such prepayment.

            1.5 Mandatory Repayment of the Loan. The Loan must be repaid by the Borrower in full upon the first to occur of either of the following events, on the respective date of repayment set forth below:

                  (a) The Loan shall mature on August __, 1999(1) and the outstanding principal balance thereof, together with interest accrued thereon, shall be repaid by the Borrower on that date, without further action on the part of the Lender.

                  (b) On the date on which the Lender makes a demand for repayment of the Loan pursuant to Section 5.2 hereof.

            1.6 Form and Manner of Payments. The Principal and Interest are payable on the date such payment is due, not later than 11:00 am (New York time) at the offices of the Lender, 125 Park Avenue, Suite 800, New York, NY 10017-5699, or such other address as the Lender may specify in writing to the Borrower, in. at the option of the Borrower and in such proportions as the Borrower may elect, (i) lawful money of the United States of America, (ii) fully paid and nonassessable shares of common or preferred stock of Khanty-Mansiyskneftegazgeologia, a subsidiary of the Lender incorporated under the laws of the Russian Federation ("KMNGG"), valued, solely for purposes of determining the number of shares to be so paid pursuant to this Section 1.6, at U.S.$520.00 per share, or (iii) common stock of the Lender valued, solely for purposes of determining the number of shares to be so paid pursuant to this Section 1.6, at U.S.$600.00 per share; provided, however, that the values in clauses (ii) and
(iii) shall be adjusted as appropriate for any stock splits, combinations and dividends or other distributions consisting of, or payable in, shares of

----------
(1)   Two years from the Closing Date.

common or preferred stock of KMNGG or common stock of the Lender, respectively. Notwithstanding the foregoing, following the completion of an initial public offering of the Lender's common stock, the common stock of the Lender shall be valued at the market price listed for such shares on the public exchange on which such shares are traded.

            1.7 Computations. All computations of interest shall be made by the Lender on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable.

            1.8 No Defense. To the fullest extent permitted by law, the Borrower shall make all payments hereunder regardless of any defense or counterclaim, including, without limitation, any defense or counterclaim based on any law, rule or policy which is now or hereafter promulgated by any governmental authority and which may adversely affect the Borrower's obligation to make, or the right of the Lender to receive, such payments.

            1.9 Allocation. Any money paid to, received by, or collected by the Lender pursuant to this Agreement, (including on the sale or other realization upon any Collateral (as defined herein)), shall be applied in the following order, at the date or dates fixed by the Lender:

                  First: to the payment of all costs, expenses, other fees, commissions and taxes incurred by the Lender (including costs and expenses of collection or other realization incurred in relation to the disposition of the Collateral);

                  Second: to the indefeasible payment of all accrued interest to the date of such payment or collection;

                  Third: to the indefeasible payment of the amounts then due and unpaid under this Agreement for principal, in respect of which or for the benefit of which such money has been paid or collected, according to the amounts due and payable on the Note for principal; and

                  Fourth: the balance, if any, to the person lawfully entitled thereto (including the Borrower or the Borrower's successors and assigns).

            1.10 Currency of Payment. The parties acknowledge and agree that this is a credit transaction in which specification of U.S. dollars is of the essence and, except as otherwise provided in Section 1.6 hereof, U.S. dollars shall be the currency of account and payment in all events. If, pursuant to a judgment or for any other reason, payment shall be made in another currency and such payment, after prompt conversion to U.S. dollars and transfer to New York City in accordance with normal banking procedures, falls short of the sum due the Lender in U.S. dollars, the Borrower shall pay the Lender such shortfall and the Lender shall have a separate cause of action for such amount.

            1.11 Fees and Expenses.

                  (a) The Borrower shall pay, or reimburse the Lender for, any and all stamp, transfer, licensing, filing or other similar taxes or fees payable or determined to be payable in connection with (i) the execution and delivery of this Agreement or the Note or (ii) the perfection of the Lender's Security Interest (as defined herein) in the Collateral.

                  (b) The Borrower shall also reimburse the Lender for all reasonable out of pocket fees and expenses (including, without limitation, legal, documentation, wire transfer, currency conversion and filing fees and expenses) incurred by the Lender in connection with providing the Loan to the Borrower

            1.12 Maximum Interest. If any interest payment or other charge or fee payable hereunder exceeds the maximum amount then permitted by applicable law, the Borrower shall be obligated to pay the maximum amount then permitted by applicable law and the Borrower shall continue to pay the maximum amount permitted from time to time by applicable law until all such interests payments and other charges and fees otherwise due hereunder (in the absence of such restraint imposed by applicable law) have been paid in full.

                                    ARTICLE II
                                 PLEDGE OF STOCK

            2. 1 Pledge. As collateral security for the payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Borrower's obligations hereunder, under the Note and in connection with any other obligations owed to the Lender, the Borrower hereby pledges, assigns, transfers and grants, a continuing first priority security interest in (the "Security

Interest"), transfers and delivers to the Lender all of the Borrower's right, title and interest in and to each of the following (the "Collateral"):

                  (a) the KMOC Stock and the certificates, if any, representing the KMOC Stock, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any KMOC Stock;

                  (b) all options, warrants and similar rights to acquire capital stock or other evidence of beneficial interest in the Lender, whether now owned or hereafter acquired by the Borrower;

                  (c) all additional shares (the "Additional Shares") of capital stock of the Lender from time to time acquired by the Borrower in any manner (including, without limitation, any shares of preferred stock issued by the Lender) and the certificates, if any, representing such Additional Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

                  (d) all other rights appurtenant to the property described in clauses (a) and (b) above (including, without limitation, voting rights); and

                  (e) all cash and noncash proceeds of any and all of the foregoing.

Promptly upon the acquisition of any Additional Shares, the Borrower will deliver proper instruments of assignments duly executed in blank by the Borrower together with certificates representing such Additional Shares whereupon such Additional Shares shall be included in the definition of KMOC Stock.

            2.2 Rights of the Borrower in the KMOC Stock. Unless an Event of Default shall have occurred and be continuing:

                  (a) the Borrower shall be entitled to exercise any and all voting and other consensual rights pertaining to the KMOC Stock or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, that the Borrower shall not exercise or refrain from exercising such right if, in the Lender's judgment, such action would have a material adverse effect on the value of the KMOC Stock or any part thereof, and provided, further, that the Borrower shall give the Lender at least five days prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising any such right.

                  (b) The Borrower shall be entitled, from time to time, to collect and receive for its own use all cash dividends paid on the KMOC Stock provided, however, that until actually paid, all rights to such dividends shall remain subject to the lien on the Collateral created by this Agreement. All dividends (other than cash dividends governed by the immediately preceding sentence) and all other distributions in respect of any of the Collateral, whenever paid or made, shall be delivered to the Lender and held by it subject to the lien on the Collateral created by this Agreement.

            2.3 Remedies with Respect to the Collateral.

                  (a) Upon the occurrence of an Event of Default, then or at any time during the continuance of such occurrence, the Lender is hereby authorized and empowered, at its election, (i) to transfer and register in its or its nominee's name the whole or any part of the Collateral, (ii) to exercise all voting rights with respect thereto, (iii) to demand, sue for, collect, receive and give acquittance for any and all cash dividends or other distributions or monies due or to become due upon or by virtue thereof, and to settle prosecute or defend any action or proceeding with respect thereto, (iv) to sell in one or more sales the whole or any part of the Collateral or otherwise to transfer or assign the same, applying the proceeds therefrom to the payment of the Borrower's obligations under this Agreement, and (v) otherwise to act with respect to the Collateral or the proceeds thereof as though the Lender were the outright owner thereof, the Borrower hereby irrevocably constituting the Lender as its proxy and attorney-in-fact, with full power of substitution to do so. The Borrower and the Lender hereby agree that, if an Event of Default shall have occurred prior to the completion of a public offering of common stock of the Lender and the Lender has determined to accept the KMOC Stock as payment for the principal and interest outstanding on the Loan, each share of KMOC Stock shall be valued, solely for determining the number of shares to be paid pursuant to this Section 2.3(a), (i) at U.S.$520.00 or (ii) at the option of the Lender, at the appraised value of such shares as determined by a nationally accepted accounting firm; provided, however, that the value of each share of KMOC Stock determined pursuant to clause (i) shall be adjusted as appropriate for any stock splits, combinations and dividends or other distributions consisting of, or payable in, shares of common stock of the

Lender. Notwithstanding the foregoing, following the completion of an initial public offering of the Lender's common stock, the common stock of the Lender shall be valued at the market price listed for such shares on the public exchange on which such shares are traded.

                  (b) The Borrower agrees that it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of the Collateral or the possession thereof by any purchaser at any sale hereunder, and the Borrower waives the benefit of all such laws to the extent it lawfully may do so. The Borrower agrees that it will not interfere with any right, power and remedy of the Lender provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Lender of any one or more such rights, powers or remedies. No failure or delay on the part of the Lender to exercise any such right, power or remedy, and no notice or demand which may be given to or made upon the Borrower by the Lender with respect to any such remedies, shall operate as a waiver thereof, or limit or impair the Lender's right to take any action or to exercise any power or remedy hereunder without notice or demand, or prejudice its rights as against the Borrower in any respect.

            2.4 Exoneration of the Lender. Other than the exercise of reasonable care in the custody and preservation of the Collateral, the Lender shall have no duty with respect thereto. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent or bailee selected by the Lender in good faith.

            2.5 Release Upon Termination. Upon the satisfaction of all of the Borrower's obligations to the Lender hereunder, the Lender shall deliver to the Borrower the Collateral at the time subject to this Agreement and all instruments of assignment executed in connection therewith, free and clear of the lien hereof. When so released, such Collateral shall be free and clear of any lien or encumbrance hereunder.

                                   ARTICLE III
                              CONDITIONS TO LENDING

            3.1 Conditions Precedent to Lending. The obligation of the Lender to make the Loan shall be subject to the fulfillment of the following conditions:

                  (a) Agreement and Note. The Borrower shall have duly executed and delivered to the Lender, this Agreement and the Note payable to the order of the Lender.

                  (b) KMOC Stock Certificates. The Lender shall have received stock certificates for the KMOC Stock in suitable form for transfer by delivery or accompanied by duly executed transfer or assignment in blank, all in form and substance satisfactory to the Lender.

                  (c) Representations and Warranties. The representations and warranties of the Borrower set forth in Article IV of this Agreement shall be true and correct in all material respects as of the date hereof and on the Closing Date.

                  (d) Material Adverse Change. From the date hereof to the Closing Date, no material adverse change in the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Borrower shall have occurred.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

            4.1 Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Lender that each of the statements set forth below are true, correct and complete:

                  (a) Due Incorporation. The Borrower is an international business company, duly organized, validly existing and (to the extent applicable under the laws of its jurisdiction of incorporation) in good standing under the laws of the British Virgin Islands. The Borrower is duly qualified or licensed to do business in all jurisdictions in which it owns or leases property or proposes to own or lease property or in which the conduct of its business requires it to so qualify or be licensed, except for such jurisdiction where the failure to so qualify or be licensed would not have a material adverse effect on the business, opera-tions, properties, assets, prospects or condition (financial or otherwise) of the Borrower.

                  (b) Binding Agreement. This Agreement has been duly executed and delivered by the Borrower and, assuming due authorization, execution and delivery by the Lender, constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditor's rights generally and by principles of equity (regardless of whether enforcement is brought in a proceeding in equity or at law). The execution and delivery of this Agreement by the Borrower have been duly authorized by all necessary action on the part of the Borrower and no other proceedings (corporate or otherwise) on its part (or on the part of its shareholders) are necessary to authorize this Agreement.

                  (c) No Conflict. The execution, delivery and performance by the Borrower of this Agreement does not and will not (a) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Borrower or (b) conflict with, or result in a breach of or default under, any terms or conditions of the Articles of the Borrower.

                  (d) No Required Approvals. No consent, approval, authorization or other order of any third party or any governmental or regulatory authority is required for (i) the execution, delivery and performance by the Borrower of this Agreement, including without limitation, the pledge and delivery by the Borrower of the Collateral to the Lender as provided herein, or (ii) the exercise by the Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of the Collateral by laws affecting the offering and sale of securities generally.

                  (e) The Collateral. Except for a security interest granted to the Lender in the Collateral pursuant to the Retainer Agreement, dated as of August __, 1997 (the "Retainer Agreement"), between the Lender and the
Borrower, the Borrower is the sole holder of record and beneficial owner of the KMOC Stock, free and clear of any pledge, hypothecation, assignment, lien, charge, claim, security interest, option, preference, priority or other preferential arrangement of any kind or nature whatsoever thereon or affecting the title there-to. The Borrower has the right and all requisite corporate authority to pledge, assign, grant a security interest in, transfer and deliver the Collateral to the Lender as provided herein.

                                    ARTICLE V
                                EVENTS OF DEFAULT

            5.1 Events of Default. Any of the following events, acts, occurrences or state of facts shall constitute an "Event of Default" for purposes of this Agreement:

                  (a) Failure to Make Payments When Due. The Borrower shall have failed to make a payment of principal or interest on the Loan when due and such default in payment shall continue for five (5) days;

                  (b) Representation or Warranties. Any representation or warranty made by the Borrower contained in this Agreement shall have been incorrect or misleading in any material respect when made;

                  (c) Security Interest. At any time after the delivery of the Loan to the Borrower by the Lender and for so long as any principal or interest remains outstanding on the Loan, the Lender's Security Interest in the Collateral shall cease to be in full force and effect or cease to give the Lender the rights, powers and privileges purported to be created thereby (including, without limitation, a first priority perfected security interest in, and a lien on, all of the Collateral) in favor of the Lender, superior to and prior to the rights of all third parties;

                  (d) Bankruptcy or Insolvency. The Borrower shall become insolvent, or shall be unable to pay its debts as they mature; or shall admit in writing its inability to pay its debts as they mature; or shall make an assignment for the benefit of its creditors; or shall file or commence or have filed or commenced against it any proceeding which is not dismissed or stayed within 60 days of the filing or commencement thereof for any relief under any bankruptcy or insolvency law or any law or laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions or extensions, or a receiver or trustee shall be appointed for the undersigned;

                  (e) Merger or Consolidation. The Borrower shall have entered into any transaction of merger or consolidation into or with another corporation;

                  (f) Dissolution. The Borrower shall have dissolved or otherwise wind up its affairs;

                  (g) Default Under The Retainer Agreement. An Event of Default under Section 5.1 of the Retainer Agreement shall have occurred;

                  (h) Default Under This Agreement. There shall have been a default in the observance or performance of any term, agreement or covenant of this Agreement by the Borrower.

            5.2 Acceleration. If an Event of Default shall occur and be continuing, the Lender may, at its sole discretion, by notice to the Borrower declare the entire unpaid principal amount of the Loan and all interest accrued and unpaid thereon to be forthwith due and payable, whereupon the entire unpaid principal amount of the Loan and all interest accrued and due thereon shall be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which is hereby expressly waived by the Borrower.

            5.3 Security Rights. If an Event of Default shall occur and be continuing, the Lender may enforce any and all rights available to it by law or in equity pursuant to the Security Interest granted hereunder with respect to the Collateral. Without limiting the rights available to the Lender pursuant to the foregoing sentence, the Lender shall have all rights and remedies available to creditors under the Uniform Commercial Code, as in effect from time to time in the State of New York.

            5.4 Rights Not Exclusive. The rights provided for in this Article 5 are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE VI
                                   COVENANTS

            6.1 General. Subject to the terms and provisions contained herein, the Borrower hereby agrees to use all reasonable efforts to take or cause to be taken, all actions and to do, or cause to be done, all things necessary proper or advisable under the applicable laws and regulations to perfect the Lender's Security Interest in the Collateral and to effectuate the exercise of the Lender's rights under this Agreement, including, without limitation, the filing of Uniform Commercial Code financing statements which the Lender in its sole discretion may deem necessary or appropriate to further perfect its Security Interest.

            6.2 No Further Grants. The Borrower will not, without the prior written consent of the Lender, sell, assign, transfer, mortgage, pledge or otherwise encumber any of its rights in or to the Collateral or any dividends or other distributions or payments with respect thereto or grant a Security Interest on any thereof.

            6.3 Defend Collateral. The Borrower will defend the title to the Collateral and the Security Interest of the Lender thereon against the claim of any person claiming against or through the Borrower and will maintain and preserve the Lender's Security Interest in the Collateral so long as this Agreement shall remain in effect.

            6.4 Foreign Corrupt Practices Act. The Borrower will not and will cause its affiliates, its officers, employees, directors, representatives or agents and the officers, employees, directors, representatives or agents of its affiliates not to directly or indirectly take any action in contravention of the United States Foreign Corrupt Practices Act. Such prohibition shall preclude, among other things, the act of offering, promising, authorizing or making, directly or indirectly, (i) any unlawful payments or (ii) payments or other inducements (whether or not lawful) to any government official, including any official of an entity owned or controlled by a government, with the intent or purpose of:

      (1) influencing any act or decision of such official in his official capacity;

      (2) inducing such official to do or omit to do any act in violation of the lawful duty of such official; or

      (3) inducing such official to use his influence with a government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality;

in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to any person.

                                   ARTICLE VII
                                   THE CLOSING

            7.1 Time and Place of Closing. Upon the terms and subject to the conditions of this Agreement, the closing (the "Closing") shall take place within five days following the satisfaction or waiver of all of the conditions to lending set forth in Article III hereof (the "Closing Date"). Notwithstanding the foregoing, if the Closing does not occur on or before 30 days from the date hereof, this Agreement may be terminated by either the Borrower or the Lender by providing notice of such termination to the other party.

            7.2 Deliveries at the Closing. At the Closing:

                  (a) Agreement and Note. The Borrower shall have duly executed and delivered this Agreement and the Note payable to the order of the Lender.

                  (b) KMOC Stock Certificates. The Lender shall have received stock certificates for the KMOC Stock in suitable form for transfer by delivery or accompanied by duly executed transfer or assignment in blank, all in form and substance satisfactory to the Lender.

                  (c) Wire Transfer. The Lender shall wire transfer U.S.$10,400,000 to the account specified by the Borrower.

                                  ARTICLE VIII
                                  MISCELLANEOUS

            8.1 Notice. Any notice to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or telecopy or registered or certified mail, postage prepaid, return receipt requested addressed to the party at the address indicated below or to such other address as such party may subsequently give notice hereunder in writing:

            If to the Lender, to:

                  Khanty Mansiysk Oil Corporation
                  125 Park Avenue, 8th Floor
                  New York, New York 10017
                  Phone:(212) 479-2398
                  Fax: (212) 479-2505

            with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  919 Third Avenue
                  New York, New York 10022
                  Attention: Eric L. Cochran
                  Phone:(212) 735-3000
                  Fax:(212) 735-2000

            If to the Borrower, to:

                  Waldo Securities S.A.
                  Akara Building, Suite #8
                  Wickhams Cay, 1 Road Town
                  Tortola, British Virgin Islands
                  Phone: (095) 232-92-46

            Any notice delivered personally or by courier under this Section 8.1 shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date telecopied or mailed.

            8.2 Amendment or Modification, Waiver. No provision of this Agreement or the Note may be modified, amended, waived or discharged unless such waiver, modification, amendment or discharge is agreed to in writing, signed by the parties hereto. No waiver by any party hereto at any time of any breach by another party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party of any breach or default under this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies either under this Agreement, or by law otherwise afforded to any party, shall be cumulative and not alternative.

            8.3 GOVERNING LAW. THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            8.4 Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

            8.5 Headings. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

            8.6 Counterparts. This Agreement shall be executed in four originals, two English and two Russian, each of which when executed shall be deemed to be an original. In the event of a discrepancy between the English and

Russian versions of this Agreement, the English text shall prevail and be deemed conclusive as to the agreement of the parties hereto. Each original of this Agreement may be executed in two counterparts, each of which shall be an original but both of which together will constitute one and the same instrument.

            8.7 Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes any and all other prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party to this Agreement which are not set forth expressly in this Agreement.

            8.8 Binding Effect; Assignment. This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, or by operation of law or otherwise) without the prior written consent of the Lender.

            8.9 Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, or the Note or the breach, termination or validity thereof shall be finally settled by arbitration in accordance with the Arbitration Association International Arbitration Rules then in effect. There shall be one arbitrator. The arbitration shall be held in New York, and governed by the United States Arbitration Act, 9 U.S.C. ss.ss. 1-16, 201-208. The arbitration proceedings shall be conducted, and the award shall be rendered in the English language. The award shall be final and binding upon the parties, and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues, or accounting presented to the arbitrator. Judgment upon any award may be entered in any court having jurisdiction thereof.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                  KHANTY MANSIYSK OIL CORPORATION

                  By:______________________________
                     Name:John B. Fitzgibbons
                     Title: Chief Executive Officer


                  WALDO SECURITIES S.A.

                  By:______________________________
                     Name: Nikitina U.V.
                     Title: Attorney-in-Fact

                                                                    EXHIBIT 1.2
                                                                      To The
                                                                  Loan Agreement

                                  FORM OF NOTE

--------------------------------------------------------------------------------

                              WALDO SECURITIES S.A.

                                      NOTE

U.S. $10,400,000                                                  August __,1997

            Waldo Securities S.A., an international business company organized under the laws of the British Virgin Islands (the "Borrower"), for value received, hereby promises to pay to the order of Khanty Mansiysk Oil Corporation, a Delaware corporation (the "Lender"), in lawful money of the United States of America and in immediately available funds, the principal sum of Ten Million Four Hundred Thousand US Dollars (U.S.$10,400,000) or such lesser unpaid principal amount as shall be outstanding hereunder, together with interest from the date hereof on the unpaid principal balance of this Note, payable on the dates and at the rate provided for in the Loan Agreement dated August __, 1997, by and among the Borrower and the Lender, as the same may be amended from time to time (the Loan Agreement). Capitalized terms used herein which are defined in the Loan Agreement shall have the meanings therein defined.

            The holder of this Note is authorized to record in its books and records, the date and principal amount of the Loan, the date and amount of each payment or prepayment of principal and interest with respect thereto. Such recordation shall constitute prima facie evidence of the accuracy of the information endorsed, provided that the failure of the Lender to make such recordation shall not affect the obligations of the Borrower hereunder or under the Loan Agreement.

            This Note is the Note referred to in the Loan Agreement and is entitled to the benefits and is subject to the terms of the Loan Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Loan evidenced hereby was made and is to be repaid. This Note is also entitled to the benefits of the Security Interest in the Collateral described in and provided for in the Loan Agreement.

            Except as otherwise provided in Section 1.6 of the Loan Agreement, all payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America payable on the date such payment is due, not later than 11:00 am (New York time) at the offices of the Lender, 125 Park Avenue, Suite 800, New York, NY 10017-5699, or such other address as the Lender may specify in writing to the Borrower.

            This Note is subject to voluntary prepayment as provided in the Loan Agreement.

            Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

            The terms of this Note are subject to amendment only in the manner provided in the Loan Agreement.

            No reference herein to the Loan Agreement and no provision of this Note or of the Loan Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective time, and in the currency herein prescribed.

            The Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, isncurred in the collection and enforcement of this Note.

            THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

                                     ANNEX 6

                             SHAREHOLDERS' AGREEMENT

================================================================================

                              SHAREHOLDER AGREEMENT

                                   dated as of

                                 August __, 1997

                                      among

                         KHANTY MANSIYSK OIL CORPORATION

                                       and

                              WALDO SECURITIES S.A.

================================================================================

            SHAREHOLDER AGREEMENT, dated as of August __, 1997, among Khanty Mansiysk Oil Corporation, a Delaware corporation ("KMOC") and Waldo Securities S.A. ("Waldo"), an international business company organized under the laws of the British Virgin Islands.

            WHEREAS KMOC and Waldo are parties to an Investment Agreement, dated as of August __, 1997, (the "Investment Agreement"), pursuant to which Waldo will acquire 115,400 shares (the "Swap Shares") of common stock, no par value, of Khanty-Mansiysk Oil Corporation upon consummation of the transactions contemplated therein; and

            WHEREAS the parties hereto wish to set forth their agreement concerning certain matters relating to Waldo's ownership and disposition of the Swap Shares and any other shares of KMOC securities acquired by Waldo after the Effective Date (collectively, the "Shares").

            NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   Definitions

            SECTION 1. 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

            An "affiliate" of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of the definition of affiliate, "control" has the meaning specified in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement.

            "Applicable Law" shall mean, with respect to any Person, any statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, award, Governmental Approval, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Author-ity, whether in effect as of the date hereof or thereafter and in each case as amended, applicable to such Person or its subsidiaries or their respective assets.

            A Person shall be deemed to "Beneficially Own", to have "Beneficial Ownership" of, or to be "Beneficially Owning" any securities (which securities shall also be deemed "Beneficially Owned" by such Person) that such Person is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement.

            "best efforts" with respect to any action subject to such a best efforts obligation shall mean all efforts to take such action as may be taken in a commercially reasonable manner.

            "Change of Control" with respect to KMOC shall be deemed to have occurred at such time as a "person or group" (within the meaning of Section 13(d)(3) of the Exchange Act) (i) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Securities of KMOC or (ii) otherwise obtains control of KMOC.

            "Effective Date" means the date of the final closing of the transactions contemplated by the Investment Agreement.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "First Offer Price" has the meaning set forth in Section 3.2(a).

            "Governmental Approval" means any action, order, authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration by or with any Governmental Authority.

            "Governmental Authority" means any government or political subdivision thereof, governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body having jurisdiction over the matter or matters in question.

            A "group" has the meaning set forth in Section 13(d)(3) of the Exchange Act as in effect on the date of this Agreement.

            "Indemnified Person" has the meaning set forth in Section 4.3(a).

            "Investment Agreement" has the meaning set forth in the recitals to this Agreement.

            "KMNGG Board" has the meaning set forth in Section 5.

            "KMOC" has the meaning set forth in the recitals to this Agreement.

            "KMOC Board" means the board of directors of KMOC.

            "KMOC Common Stock" means common stock, no par value, of KMOC.

            "KMOC Voting Securities" means KMOC Common Stock and any other issued and outstanding securities of KMOC generally entitled to vote in the election of directors of KMOC.

            "Loan Agreement" means the Loan Agreement, dated as of August __, 1997, by and between KMOC and Waldo.

            "Offered Shares" has the meaning set forth in Section 32(a).

            "Other KMOC Holders" means the holders of the Other KMOC Shares.

            "Other KMOC Shares" means securities of KMOC not held by a Waldo Entity.

            "Permitted Transferee" has the meaning set forth in Section 3.1(d).

            "Person" means any individual, group, corporation, firm, partnership, joint venture, trust, business association, organization, governmental entity or other entity.

            "Proposed Transferee" has the meaning set forth in Section 3.2(a).

            "Public Offering" means any offering of stock registered under the Securities Act.

            "Registrable Shares" means the maximum number of Shares that the Waldo Entities, collectively, may register in a Public Offering. Prior to the fifth anniversary of the Effective Date, such amount shall be determined as follows:

            (i) if the Shares are to be registered pursuant to an initial Public Offering, Registrable Shares shall mean the number of Shares equal to 20% of the aggregate number of Shares held by the Waldo Entities; and

            (ii) if the Shares are to be registered pursuant to a Public Offering conducted subsequent to the initial Public Offering, Registrable Shares shall mean the number of Shares equal to 50% of the aggregate number of Shares held by the Waldo Entities.

Subsequent to the fifth anniversary of the Effective Date, Registrable Shares shall equal the aggregate number of Shares held by the Waldo Entities.

            "Response Period" has the meaning set forth in Section 3.2(b).

            "Restricted Period" shall mean the period commencing from the Effective Date and Ending on the second anniversary of the Effective Date.

            "Retainer Agreement" means the Retainer Agreement, dated as of August __, 1997, by and between KMOC and Waldo.

            "SEC" means the Securities and Exchange Commission or any successor governmental entity.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Selling Shareholder" has the meaning set forth in Section 3.2(a).

            "Shares" has the meaning set forth in the recitals to this Agreement.

            "Swap Shares" has the meaning set forth in the recitals to this Agreement.

            "Third Party Offer" means a bona fide offer to enter into a transaction by a Person other than Waldo or any of Waldo's affiliates or any other

Person acting on behalf of Waldo or any of Waldo's respective affiliates which would result in a Change of Control of KMOC or a transfer of all or substantially all of the assets of KMOC.

            "Transfer" has the meaning set forth in Section 3.1.

            "Transfer Notice" has the meaning set forth in Section 3.2(a).

            "Transfer Period" has the meaning set forth in Section 3.2(c).

            "Voting Agreement" means the Voting Agreement, dated as of August __, 1997, between KMOC, Waldo, Beacon Group Energy Investment Fund, L.P. and Brunswick Fitzgibbons Trust Company LLC.

            "Waldo" has the meaning set forth in the recitals to this Agreement.

            "Waldo Entities" means, collectively, Waldo and any Permitted Transferee that holds Shares.

            "Wholly Owned Subsidiary" means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, 100% of the voting shares or other similar interests.

                                   ARTICLE II
                                   Standstill

            SECTION 2.1. Standstill.

            (a) During the Restricted Period, except as otherwise expressly provided in this Agreement and the Voting Agreement, none of the Waldo Entities, individually or with any other Person or group, shall without the express written approval of the KMOC Board directly or indirectly, (i) take any action to acquire or affect control of KMOC or to encourage or assist any other Person or group to do so, (ii) seek additional representation on the KMOC Board or a change in the size or composition of the KMOC Board, (iii) deposit any securities in a voting trust or enter into any voting agreement or arrangement with respect thereto (other than this Agreement and the Voting Agreement), (iv) make any public announcement concerning this Section 2.1 or disclose any intent, purpose plan, arrangement or proposal inconsistent with the foregoing
(including any such intent, purpose, plan, arrangement or proposal that is conditioned on or would require the waiver, amendment, nullification or invalidation of any of the foregoing) or take any action that would require public disclosure of any such intent, purpose, plan, arrangement or proposal,
(v) make any request to amend or waive any provision of this Section 2. 1, which request would require public disclosure under applicable law, rule or regulation, (vi) take any action challenging the validity or enforceability of the foregoing or (vii) assist, advise, encourage or negotiate with any Person with respect to, or seek to do, any of the foregoing.

            (b) Nothing in this Section 2.1 shall prohibit any Waldo Entity from holding securities of KMOC issued as dividends or distributions in respect of, or issued upon conversion, exchange or exercise of, Shares which such Waldo Entity is permitted to hold under this Agreement.

            SECTION 2.2. Third Party Offers. If, prior to the tenth anniversary of the Effective Date, KMOC becomes the subject of a Third Party Offer that is
(a) approved by a majority of the KMOC Board and (b) supported by the holders of a majority of the KMOC Voting Securities (i) in the event of a Third Party Offer, the consummation of which does not require action by the holders of the KMOC Voting Securities, that have taken a position on such transaction, other than the Waldo Entities, or (ii) in the event of a Third Party Offer, the consummation of which requires action of the holders of KMOC Voting Securities, whether at a meeting or by written consent, that have voted in favor of such Third Party Offer, other than the Waldo Entities, KMOC shall deliver a written notice to Waldo, briefly describing the material terms of such Third Party Offer, and Waldo shall, within ten business days after receipt of such notice, either (x) offer to acquire all or substantially all of the assets of KMOC or the Other KMOC Shares, as the case may be, on terms at least as favorable to the Other KMOC Holders as those contemplated by such Third Party Offer or (y) confirm in writing that it will support, and at the appropriate time support, such Third Party Offer, including by voting and causing each of the Waldo Entities to vote all Shares Beneficially Owned by such Waldo Entity eligible to vote thereon in favor of such Third Party Offer or, if applicable, tendering or selling and causing each of the Waldo Entities to tender or sell all of the Shares Beneficially Owned by it to the Person making such Third Party Offer. For purposes of (b)(i) of the foregoing sentence of this Section 2.2, in order to determine whether a Third Party Offer is supported by other holders of KMOC Voting Securities, KMOC may use any reasonable method, taking into account confidentiality concerns, including engaging the services of a proxy solicitor or similar firm. The notice referred to in the first sentence of this Section 2.2 shall be delivered promptly after the approval of the Third Party Offer by the KMOC Board and the determination of the support by the holders of a majority of the KMOC Voting Securities who have taken a position on such transaction or the approval by the holders of a majority of the KMOC Voting Securities that have voted in favor of such Third Party Offer, as the case may be.

                                   ARTICLE III
                              Transfer Restrictions

            SECTION 3.1. Restrictions. Except in connection with (i) a Third Party Offer as provided in Section 2.2 or (ii) a registered public offering pursuant to Article IV, no Waldo Entity shall, sell, pledge, assign, grant a participation interest in, encumber or otherwise transfer or dispose of any Shares to any other person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise (a "Transfer") except in accordance with one of the following:

            (a) subject to compliance with the provisions of Section 3.2, pursuant to a sale to any one Person or group in an amount less than 5% of the outstanding securities of any class of KMOC; provided, however, that no such sale shall occur prior to the end of the Restricted Period and the aggregate of such sales made by the Waldo Entities as a group in any one year shall not exceed 10% of the outstanding securities of any class of KMOC;

            (b) pursuant to a Transfer to KMOC in accordance with the terms and provisions of the Loan Agreement or the Retainer Agreement;

            (c) pursuant to a merger, consolidation or other business combination involving Waldo, where Waldo is not the surviving entity, or a sale of all or substantially all of Waldo's assets; provided, however, that the surviving or purchasing entity agrees to be bound by the terms of this Agreement and the Voting Agreement; or

            (d) pursuant to a Transfer of Shares by Waldo to a Wholly Owned Subsidiary, from a Wholly Owned Subsidiary of Waldo to Waldo or between Wholly Owned Subsidiaries of Waldo (any such transferee shall be referred to herein as a "Permitted Transferee"), provided that in the case of any such Transfer, Waldo shall have provided KMOC with written notice of such proposed Transfer at least 15 days prior to consummating such Transfer stating the name and address of the Permitted Transferee, the relationship between Waldo and the Permitted Transferee, and the Permitted Transferee shall have executed a copy of this Agreement and the Voting Agreement as a shareholder of KMOC. If any Permitted Transferee to whom Shares have been Transferred pursuant to this
Section 3. 1 by Waldo ceases to be a Permitted Transferee, such Shares shall be Transferred back to Waldo immediately prior to the time such Person ceases to be a Permitted Transferee of Waldo. Waldo and such Permitted Transferee shall be jointly and severally liable for any breach of this Agreement by such Permitted Transferee.

            SECTION 3.2. Right of First Refusal.

            (a) If any Waldo Entity (the "Selling Shareholder") desires to sell any Shares to any Person (the "Proposed Transferee") other than pursuant to Sections 2.2, 3.1(b), 3.1(c) or 3.1(d) or Article IV, such Selling Shareholder shall provide at least 30 days written notice (a "Transfer Notice") to KMOC prior to the proposed date of sale. Such notice shall include:

            (i) the principal terms of the proposed sale in so far as it relates to the Shares, including the number of Shares to be sold (the "Offered Shares") by the Selling Shareholder, the purchase price (the "First Offer Price") and the name and address of the Proposed Transferee; and

            (ii) an offer by the Selling Shareholder to Transfer for value the Offered Shares to the Company.

Any offer made by the Selling Shareholder in accordance with this Section 3.2(a) shall be on the same terms and conditions (subject to all of the provisions of this Agreement) with respect to each Share to be sold to the Proposed Buyer.

            (b) KMOC shall have the irrevocable and exclusive right, for a period of 60 days after the Transfer Notice is received (the "Response Period") to purchase, pursuant to the Transfer Notice, all or any part of the Offered Shares at the First Offer Price, exercisable by delivering a written notice to the Selling Shareholder within the Response Period, stating therein the number of Offered Shares KMOC intends to purchase.

            (c) If, at the end of the Response Period, KMOC has not given notice of its decision to purchase all of the Offered Shares, then a Selling Shareholder who has duly given such Transfer Notice shall be entitled for a period of 45 days (the "Transfer Period") beginning the day after the expiration of the Response Period to sell those Offered Shares which KMOC does not intend to purchase at a price not lower than the First Offer Price and on terms not more favorable to the Proposed Transferee than were contained in the Transfer Notice. Promptly after any sale pursuant to this Section 3.2, the Selling Shareholder shall notify KMOC of the consummation thereof and shall furnish such evidence of the completion (including time of completion) of such sale and of the terms thereof as KMOC may request.

            (d) If, at the end of the Transfer Period, the Selling Shareholder has not completed the sale of the Offered Shares to the Proposed Transferee, the Selling Shareholder shall no longer be permitted to sell any of such Offered Shares pursuant to this Section 3-2 without again fully complying with the provisions of this Section 3.2 and all the restrictions on sale, transfer, assignment or other disposition contained in this Agreement shall again be in effect.

            SECTION 3.3. Legend. Each certificate representing the Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

            The security evidenced by this certificate is subject to a Shareholder Agreement, dated as of August __, 1997, between the Issuer and the Shareholders named therein. A copy of such Shareholder Agreement is on file with the Issuer. This Security has been acquired for investment and has not been registered under the United States Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any other jurisdiction, and may not be offered, sold or otherwise transferred, pledged or hypothecated (i) unless and until (A) registered under the Securities Act or the securities laws of any other jurisdiction, or (B) in the opinion of counsel, in form and substance satisfactory to the Issuer, such offer, sale, transfer, pledge or hypothecation is in compliance therewith and (ii) in accordance with the terms and conditions of the Shareholder Agreement.

            SECTION 3.4. Compliance with Applicable Law, Etc. The exercise of the right of first refusal set forth in Section 3.2 and the completion of any transfer or sale of Shares contemplated hereunder shall be subject to compliance with Applicable Law. KMOC and the Waldo Entities shall cooperate with each other and shall take all such action, including, without limitation, obtaining all Governmental Approvals required to comply with Applicable Law in connection with the sale or transfer of the Shares pursuant to this Agreement. Each of KMOC and the Waldo Entities shall bear its own costs and expenses in connection with obtaining any such Governmental Approvals.

            SECTION 3.5. Effect. Any purported transfer of securities that is inconsistent with the provisions of this Article III shall be null and void and of no force or effect and will not be registered on the stock transfer books of KMOC.

                                   ARTICLE IV
                               Registration Rights

            SECTION 4.1. Incidental Registration. If KMOC proposes at any time to register KMOC Common Stock under the Securities Act (other than pursuant to a registration statement on Form S-8 or Form S-4 (or a similar successor form)) with respect to an offering of KMOC Common Stock for its own account or for the account of any of its security holders, it will promptly give written notice thereof to Waldo (but in no event less than fifteen days before the anticipated filing date), and offer the Waldo Entities the opportunity to register such number of Registrable Shares as the Waldo Entities may request. Upon the written request of Waldo made within 30 days after the receipt of any such notice (which request shall specify the Registrable Shares intended to be disposed of by each Waldo Entity and the intended method of disposition thereof), KMOC will, subject to the terms of this Agreement, use its best efforts to include the Registrable Shares which KMOC has been requested to register in such registration.

            (a) If the proposed registration by KMOC is an underwritten Public Offering of KMOC Common Stock, then KMOC will use its best efforts to cause the managing underwriter or underwriters to include the Registrable Shares requested to be included by Waldo among those securities to be distributed by or through such underwriters (on the same terms and conditions as the KMOC Common Stock of KMOC included therein to the extent appropriate). Notwithstanding the foregoing, if in the reasonable judgment of the managing underwriters or underwriters, the success of the Public Offering would be adversely af-fected by inclusion of the Registrable Shares requested to be included, KMOC shall include in such registration the number (if any) of Registrable Shares so requested to be included which in the opinion of such underwriters can be sold, but only after the inclusion in such registration of KMOC Common Stock being sold by KMOC.

            (b) If, at any time after giving written notice of its intention to register KMOC Common Stock and prior to the effective date of the registration statement filed in connection with such registration, KMOC shall determine for any reason either not to register, or to delay registration of, such securities, KMOC may, at its election, give written notice of such determination to Waldo and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Shares in connection with such registration or (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Shares, for the same period as the delay in registering such other KMOC Common Stock.

            (c) The selection of the underwriters for any such offering shall be at the sole discretion of KMOC.

            (d) KMOC will pay expenses associated with the registration and sale of the Registrable Shares including without limitation legal, accounting, printing and distribution fees and expenses, except for registration fees associated with the Registrable Shares and commissions and underwriting discounts payable with respect to the Registrable Shares, which shall be paid by Waldo.

            SECTION 4.2. Registration Procedures.

            (a) If and whenever KMOC is required by the provisions of Section
4.1 hereof to effect the registration of Registrable Shares, KMOC will as promptly as practicable:

                  (i) furnish to Waldo such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as Waldo may reasonably request to facilitate the disposition of the Registrable Shares owned by the Waldo Entities:

                  (ii) use its best efforts to register or qualify the
            securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions, if applicable, as shall be reasonably appropriate for distribution of the Registrable Shares; provided, however, that KMOC shall not be required, solely in order to accomplish the foregoing, to qualify to do business as a foreign corporation in any jurisdiction where it would not otherwise be required to qualify, subject itself to taxation in any such jurisdiction or consent to general service of process in any such jurisdiction;

                  (iii) advise Waldo, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC or any state securities commission or agency suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and use its best efforts to prevent the issuance of any stop order to obtain its withdrawal if such stop order should be issued;

                  (iv) notify Waldo upon KMOC's discovery that, or upon the
            happening of any event as a result of which any prospectus included in any registration statement which includes Registrable Shares, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at Waldo's request prepare and furnish to Waldo a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (v) use its best efforts to cause all such Registrable Shares to be listed on each securities exchange or inter-dealer quotation system on which the KMOC Common Stock is then listed or will be listed following the Public Offering, provided that the applicable listing requirements are satisfied.

            (b) If any registration pursuant to Section 4.1 shall be in connection with an underwritten Public Offering and regardless of whether the Waldo Entities participate in such registration, the Waldo Entities agree not to, unless agreed to in writing by the managing underwriter or underwriters or KMOC, effect any public sale or distribution, including any sale pursuant to Rule 144 of the Securities Act, of any Registrable Shares (other than as part of such underwritten Public Offering) within the period commencing on a date specified by the underwriter, not to exceed 30 days prior to the effective date of such registration statement, and ending on a date specified by the underwriter, not to exceed 180 days after the effective date of such registration statement or such shorter period as any other holder of securities of KMOC being sold pursuant to the registration statement has agreed not to effect any public sale or distribution. The Waldo Entities agree that KMOC may instruct its transfer agent to place stop transfer notations in its records to enforce this Section 4.2(b).

            (c) Each Waldo Entity included in such registration agrees that, upon receipt of any notice from KMOC of the occurrence of any event of the kind described in Section 4.2(a)(iv), it will forthwith discontinue the disposition of Registrable Shares pursuant to the registration statement relating to such Registrable Shares until its receipt of a supplemented or amended prospectus from KMOC and, if so directed by KMOC, will deliver to KMOC all copies, other than permanent file copies, then such Waldo Entity's possession, of the prospectus relating to such Registrable Shares at the time of receipt of such notice; provided, that if the registration statement is for an underwritten Public Offering each Waldo Entity included in such registration will use its best efforts to cause the underwriters of such Public Offering to discontinue the disposition of Registrable Shares.

            (d) If any Registrable Shares are included in any registration pursuant to this Article IV, the Waldo Entity selling such shares shall take such actions and furnish KMOC with such information regarding itself and relating to the distribution of the Registrable Shares as KMOC may from time to time reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement, including, without limitation, the following: (i) enter into an appropriate underwriting agreement containing terms and provisions then customary in agreements of that nature and cause each underwriter of the Registrable Shares to be sold to agree in writing with KMOC to provisions with respect to indemnification and contribution that are substantially the same as set forth in Section 4.3 hereof; (ii) enter into such custody agreements, powers of attorney and related documents at such time and on such terms and conditions as may then be customarily required in connection with such offering; and (iii) distribute the Registrable Shares in accordance with and in the manner of the distribution contemplated by the applicable registration statement and prospectus.

            SECTION 4.3. Indemnification.

            (a) Indemnification by KMOC. In the event of any registration of Registrable Shares pursuant to Section 4.1, KMOC agrees to indemnify and hold harmless the seller of Registrable Shares and its directors and officers (each, an "Indemnified Person") from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and costs of investigation) to which such Indemnified Person becomes subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses arise out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in any registration statement under which such securities were registered or qualified under the Securities Act or otherwise, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or
(ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that KMOC shall not be liable to such Indemnified Person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished by such seller of Registrable Shares to KMOC.

            (b) Indemnification by the Waldo Entities. Each of the Waldo Entities agree to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.3(a)), KMOC and its directors and officers and each other person, if any, who controls KMOC within the meaning of the Securities Act arising out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in any registration statement under which such securities were registered or qualified under the Securities Act or otherwise, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made solely in reliance upon and in conformity with information furnished to KMOC by such Waldo Entity for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.

            (c) Defense of Claim. If any action or proceeding (including any governmental investigation) shall be brought or directed against any party hereto (or its officers, directors or agents), the party against whom indemnification is sought shall be permitted to (or, if requested, shall) assume the defense of such claim, including the employment of counsel and the payment of all expenses, unless a conflict of interest may exist which respect to such claim or differing or additional defenses may be available to the other party. If defense of a claim is assumed by an indemnifying party, the indemnified party shall not be liable for any settlement of such action or proceedings effected without their prior written consent. No indemnifying party shall not consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of release from all liability in respect to such claim or litigation. Any party entitled to indemnification hereunder agrees to give prompt written notice to the other party of any written notice of the commencement of any action, suit, proceedings or investigation or threat thereof for which such party may claim indemnification or contribution pursuant to this Agreement; provided, however, that failure to give such notice shall not limit any party's right to indemnification or contribution hereunder. Notwithstanding the foregoing, an indemnified party hereunder shall always have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party.

            (d) Contribution. If the indemnification provided for in Sections 4.3(a) or 4.3(b) hereof is unavailable to a party that would have been an indemnified party under any such Section in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each party that would have been an indemnifying party thereunder shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a contributing party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 4.3(c) shall include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                    ARTICLE V
                                Special Covenants

            SECTION 5.1. KMNGG Governance. From the Effective Date until the date on which new members are appointed to the board of directors (the "KMNGG Board") of Khanty-Mansiyskneftegazgeologia, a subsidiary of KMOC incorporated under the laws of the Russian Federation, such that the representatives of KMOC on the KMNGG Board constitute the majority of the members of the KMNGG Board, Waldo agrees to cause its representatives on the KMNGG Board (a) to consult with the representatives of KMOC on the KMNGG Board regarding all matters presented to the KMNGG Board to be voted upon and (b) to cast their votes in the same manner as votes cast by the representatives of KMOC with respect to any such matter.

            SECTION 5.2. KMOC Board Composition.

            (a) During the Restricted Period, KMOC shall exercise all authority under applicable law to cause any slate of directors presented to shareholders for election to the KMOC Board to consist of such nominees that if elected, would result in the KMOC Board consisting of five Directors nominated by Waldo.

            (b) Waldo and KMOC agree that during the Restricted Period, each of KMOC and Waldo shall exercise all authority under applicable law to cause Gerard De Gear to be appointed Chairman of the KMOC Board and Vladimir Dmitrievich Tokarev and Mikolai Vladimirovich Bogatchev to each be appointed Vice-Chairmen of the KMOC Board.

            (c) The provisions of this Section 5.2 shall terminate upon the occurrence of a Change of Control of KMOC.

                                   ARTICLE VI
                                   Termination

            SECTION 6.1. Termination. Except with respect to Sections of this Agreement which shall terminate on an earlier date as expressly provide herein, this Agreement shall automatically terminate, with respect to each Waldo Entity, on the date such Waldo Entity no longer Beneficially Owns any Shares; provided, however, that the provisions of Section 4.3 shall survive the termination of this Agreement with respect to each Waldo Entity.

                                   ARTICLE VII
                                  Miscellaneous

            SECTION 7. 1. Effectiveness. This Agreement shall be effective as of the Effective Date.

            SECTION 7.2. Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by hand, by nationally recognized courier service, by facsimile transmission, receipt confirmed or certified mail (postage prepaid, return receipt requested, if available):

            If to KMOC, to:

                  Khanty-Mansiysk Oil Corporation
                  125 Park Avenue, 8th Floor
                  New York. New York 10017
                  Phone:(212) 479-2398
                  Fax: (212) 479-2505

            with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  919 Third Avenue
                  New York, New York 10022
                  Attention:  Eric L. Cochran
                  Phone:(212) 735-3000
                  Fax: (212) 735-2000

            If to a Waldo Entity, to:

                  Waldo Securities S.A.
                  Akara Building, Suite #8
                  Wickhams Cay, 1 Road Town
                  Tortola, British Virgin Islands
                  Phone:(095) 232-92-46

Each such notice, request or communication shall be effective (A) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 7.2 (or in accordance with the latest unrevoked written direction from such party), (B) if given by fax, when such fax is transmitted to the fax number specified in this Section 7.2 (or in accordance with the latest unrevoked written direction from such party), and the appropriate confirmation is received or (C) if by certified mail, upon mailing.

            SECTION 7.3. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "included," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            SECTION 7.4. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

            SECTION 7.5. Counterparts. This Agreement shall be executed in four originals, two English and two Russian, each of which when executed shall be deemed to be an original. In the event of a discrepancy between the English and Russian versions of this Agreement, the English text shall prevail and be deemed conclusive as to the agreement of the parties hereto. Each original of this Agreement may be executed in two counterparts, each of which shall be an original but both of which together will constitute one and the same instrument.

            SECTION 7.6. Entire Agreement; No Third Parry Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

            SECTION 7.7. Further Assurances. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.

            SECTION 7.8. Governing Law; Equitable Remedies. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of injunctions, in order to enforce specifi-cally the provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

            SECTION 7.9. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, or the Note or the breach, termination or validity thereof shall be finally settled by arbitration in accordance with the Arbitration Association International Arbitration Rules then in effect. There shall be one arbitrator. The arbitration shall be held in New York, and governed by the United States Arbitration Act, 9 U.S.C. ss.ss. 1-16, 201-208. The arbitration proceedings shall be conducted, and the award shall be rendered in the English language. The award shall be final and binding upon the parties, and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues, or accounting presented to the arbitrator. Judgment upon any award may be entered in any court having jurisdiction thereof.

            SECTION 7.10. Amendments; Waivers.

            (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 7.11. Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party, except that either party may assign all its rights and obligations to the assignee of all or substantially all of the assets of such party including an acquisition through merger, provided that such party shall in no event be released from its obligations hereunder without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any attempted assignment in contravention hereof shall be null and void.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

                  KHANTY-MANSIYSK OIL CORPORATION

                  By:______________________________
                     Name: John B. Fitzgibbons
                     Title: Chief Executive Officer


                  WALDO SECURITIES S.A.

                  By:______________________________
                     Name: Nikitina U.V.
                     Title: Attorney-in-Fact

            IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                  WALDO SECURITIES S.A.


                 By:______________________________
                    Name: Nikitina U.V.
                    Title: On Power of Attorney


                                       20